Exhibit 10.3
CREDIT AGREEMENT
among
GLOBAL EMPLOYMENTS SOLUTIONS, INC.,
GLOBAL EMPLOYMENT HOLDINGS, INC.,
THE OTHER CREDIT PARTIES NAMED THEREIN,
and
CAPITALSOURCE FINANCE LLC,
as Agent
Dated as of
February 28, 2007

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CREDIT AGREEMENT
     This CREDIT AGREEMENT (this “Agreement”), dated as of February 28, 2007, is entered into by and among GLOBAL EMPLOYMENT SOLUTIONS, INC., a Colorado corporation (“Borrower”), GLOBAL EMPLOYMENT HOLDINGS, INC., a Delaware corporation (“Parent”), TEMPORARY PLACEMENT SERVICE, INC., a Georgia corporation (“TPS”), SOUTHEASTERN PERSONNEL MANAGEMENT, INC., a Florida corporation (“SPM”), MAIN LINE PERSONNEL SERVICES, INC., a Pennsylvania corporation (“MLPS”), FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., a New York corporation (“FAST”), EXCELL PERSONNEL SERVICES CORPORATION, an Illinois corporation (“EPSC”), SOUTHEASTERN STAFFING, INC., a Florida corporation (“SS”), BAY HR, INC., a Florida corporation (“BH”), SOUTHEASTERN GEORGIA HR, INC., a Georgia corporation (“SGH”), SOUTHEASTERN STAFFING II, INC., a Florida corporation (“SSII”), SOUTHEASTERN STAFFING III, INC., a Florida corporation (“SSIII”), SOUTHEASTERN STAFFING IV, INC., a Florida corporation (“SSIV”), SOUTHEASTERN STAFFING V, INC., a Florida corporation (“SSV”), SOUTHEASTERN STAFFING VI, INC., a Florida corporation (“SSVI”), and KEYSTONE ALLIANCE, INC., a Florida corporation (“KAI”, and together with Parent, TPS, SPM, MLPS, FAST, EPSC, SS, BH, SGH, SSII, SSIII, SSIV, SSV, and SSVI, the “Guarantors” and as additional Credit Parties hereto, and each a “Guarantor”); and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (in its individual capacity, “CapitalSource”), as administrative agent for the Lenders (CapitalSource, in such capacity, “Agent”); and the lenders from time to time parties hereto (“Lenders”).
     WHEREAS, the Credit Parties have requested that Lenders make available to Borrower (i) a revolving credit facility (including a letter of credit sub-facility) (the “Revolving Facility”) in a maximum amount not to exceed the Facility Cap in effect from time to time (the amount of which, initially, shall be Eighteen Million Dollars ($18,000,000)), and (ii) a term loan (“Term Loan”) in an aggregate original principal amount of Twelve Million Dollars ($12,000,000), the proceeds of which shall be used by Borrower for the purposes permitted under, and otherwise in accordance with and subject to the terms of, this Agreement.
     WHEREAS, Lenders are willing to make the Revolving Facility and the Term Loan available to Borrower, upon the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged, the parties hereto hereby agree as follows:
I. DEFINITIONS
     For purposes of the Loan Documents and all schedules, exhibits, annexes and attachments thereto, in addition to the definitions elsewhere in this Agreement and the other Loan Documents, the terms listed in Appendix A hereto shall have the respective meanings assigned to such terms in Appendix A hereto, which is incorporated herein and made a part hereof. All capitalized terms used which are not specifically defined herein shall have the respective meanings assigned to them in Article 9 of the UCC to the extent the same are used or
Credit Agreement
CapitalSource — Global Employment

defined therein. Unless otherwise specified in any Loan Document, this Agreement, any other Loan Document and any agreement or contract referred to herein or in Appendix A hereto shall mean such agreement or contract, as modified, amended, supplemented or restated and in effect from time to time, subject to any applicable restrictions set forth in such Loan Document. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A hereto or elsewhere in this Agreement or any other Loan Document shall have the meanings assigned to such terms in and shall be interpreted in accordance with GAAP. If any change in GAAP results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating the Credit Parties’ financial condition shall be the same after such change in GAAP as if such change had not been made, provided that, notwithstanding any other provision of this Agreement, the Requisite Lenders’ agreement to any amendment of such provisions shall be sufficient to bind all Lenders; and, provided further, until such time as the financial covenants and the related provisions of this Agreement have been amended in accordance with the terms of this paragraph, the calculations of financial covenants and the interpretation of any related provisions shall be calculated and interpreted in accordance with GAAP as in effect immediately prior to such change in GAAP.
II. CREDITS
     2.1 Revolving Facility
          Subject to the terms and conditions set forth in this Agreement, each Revolving Lender agrees to make available to Borrower its Pro Rata Share of Advances under the Revolving Facility from time to time during the Term; provided that (i) the Pro Rata Share of Advances of any Revolving Lender shall not at any time exceed such Revolving Lender’s Commitment under the Revolving Facility and (ii) the aggregate amount of all Advances at any time outstanding under the Revolving Facility shall not exceed the lesser of (x) the Facility Cap in effect at such time less reserves (as established by Agent in its Permitted Discretion from time to time) and less the Letter of Credit Usage then in effect, and (y) the Aggregate Borrowing Availability then in effect less reserves (as established by Agent in its Permitted Discretion from time to time) and less the Letter of Credit Usage then in effect. The obligations of the Revolving Lenders under the Revolving Facility shall be several, and not joint or joint and several. The Revolving Facility is a revolving credit facility that may be drawn, repaid and redrawn from time to time as permitted under this Agreement. Borrower may not at any time increase the Facility Cap. Borrower may permanently reduce the Facility Cap from time to time so long as (i) Borrower has provided Agent with not less than five (5) Business Days prior written notice of any such reduction, (ii) Borrower has paid the Facility Reduction Fee for each such reduction, (iii) no Event of Default has occurred and is continuing at the time of any such reduction, and (iv) concurrently with any such reduction, Borrower repays or prepays the excess of the aggregate Advances that exceed the sum of the Facility Cap (as so reduced), less reserves that have been established by Agent in Agent’s Permitted Discretion from time to time, and less the Letter of Credit Usage then in effect. Agent shall have the right to establish and readjust from time to time, in its Permitted Discretion, reserves under the Revolving Facility, which reserves
Credit Agreement
CapitalSource — Global Employment

shall have the effect of reducing the amounts otherwise available to be disbursed to Borrower under the Revolving Facility. The outstanding principal balance of the Advances shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.
     2.2 Term Loan
          Subject to the terms and conditions set forth in this Agreement, each Term Lender agrees to loan to Borrower on the Closing Date such Term Lender’s Pro Rata Share of the Term Loan, which, in the aggregate for all Term Lenders, shall be in the original principal amount of Twelve Million Dollars ($12,000,000). The Term Loan is not a revolving credit facility and may not be drawn, repaid and redrawn and any repayments or prepayments of principal on the Term Loan shall permanently reduce the Term Loan. The obligations of Term Lenders hereunder are several and not joint or joint and several. Borrower irrevocably authorizes Agent and Term Lenders to disburse the proceeds of the Term Loan on the Closing Date in accordance with the applicable Borrowing Certificate. The outstanding principal amount of the Term Loan and all other Obligations under or in respect of the Term Loan, shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.
     2.3 Letters of Credit
          Subject to the terms and conditions set forth in this Agreement and in Appendix B hereto, Borrower shall have the right to request, and the Revolving Lenders agree to issue, or purchase participations in, or cause the L/C Issuer to issue, Letters of Credit in respect of Borrower; provided that the aggregate Letter of Credit Usage shall not exceed $750,000 at any time.
     2.4 Evidence of Loans
          (a) Each Lender shall maintain, in accordance with its usual practice, electronic or written records evidencing the indebtedness and obligations to such Lender resulting from each Loan made by such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (b) Agent shall maintain electronic or written records in which it will record (i) the amount of each Loan made hereunder, the class and type of each Loan made and any applicable interest rate periods, (ii) the amount of any principal and/or interest due and payable and/or to become due and payable from Borrower to each Lender hereunder and (iii) all amounts received by Agent hereunder from Borrower and each Lender’s share thereof.
          (c) The entries in the electronic or written records maintained pursuant to Section 2.4(b) (the “Register”) shall be prima facie evidence of the existence and amounts of the obligations and indebtedness therein recorded; provided, however, that the failure of Agent to maintain such records or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans or Obligations in accordance with their terms. The Register shall be subject to the terms of Section 12.2(c).
          (d) Agent will use reasonable efforts to account to Borrower monthly with a statement of Advances under the Revolving Facility and any charges and payments made
Credit Agreement
CapitalSource — Global Employment

pursuant to this Agreement, and in the absence of demonstrable error, such accounting rendered by Agent shall be deemed final, binding and conclusive unless Agent is notified by Borrower in writing to the contrary within fifteen (15) calendar days of Receipt of such accounting, which notice shall be deemed an objection only to items specifically objected to therein. Agent shall have no liability to the Credit Parties for failure to provide the accounting described in this paragraph.
          (e) Borrower agrees that:
     (i) upon written notice by Agent to Borrower that a promissory note or other evidence of indebtedness is requested by Agent (for itself or on behalf of any Lender) to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrower promptly shall (and in any event within five (5) Business Days of any such request) execute and deliver to Agent an appropriate promissory note or notes in form and substance reasonably satisfactory to Agent and Borrower, payable to the order of such Lender in a principal amount equal to the amount of the Loans owing or payable to such Lender;
     (ii) all references to “Notes” in the Loan Documents shall mean Notes, if any, to the extent issued (and not returned to Borrower for cancellation) hereunder, as the same may be amended, supplemented, modified, divided and/or restated and in effect from time to time; and
     (iii) upon Agent’s written request (for itself or on behalf of any Lender), and in any event within five (5) Business Days of any such request, Borrower shall execute and deliver to Agent new Notes and/or split or divide the Notes, or any of them, in exchange for the then existing subject Notes, in such smaller amounts or denominations as Agent or such Lender shall specify; provided, that the aggregate principal amount of such new, split or divided Notes shall not exceed the aggregate principal amount of the Notes outstanding at the time such request is made; and provided, further, that such Notes that are replaced shall then be deemed no longer outstanding hereunder and replaced by such new Notes and returned to Borrower within a reasonable period of time after Agent’s receipt of the replacement Notes.
          (f) Upon receipt of (i) evidence reasonably satisfactory to Borrower of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, and (ii) an indemnity reasonably satisfactory to Borrower, Borrower shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Notes in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to Borrower after Agent’s receipt of the replacement Notes.
Credit Agreement
CapitalSource — Global Employment

     2.5 Interest
          (a) Subject to Section 2.5(d):
       (i)   the Prime Rate Portion of the Principal Balance of each Revolving Advance shall bear interest at an annual rate equal to the sum of the Prime Rate in effect from time to time, plus 2.25%, and (ii) each portion of the Principal Balance of each Revolving Advance consisting of a LIBOR Rate Loan shall bear interest at an annual rate equal to the sum of the applicable LIBOR Rate in effect from time to time, plus 3.50%.
       (ii)   the Prime Rate Portion of the Principal Balance of the Term Loan shall bear interest at an annual rate equal to the sum of the Prime Rate in effect from time to time, plus 3.75%, and (ii) each portion of the Principal Balance of the Term Loan consisting of a LIBOR Rate Loan shall bear interest at an annual rate equal to the sum of the applicable LIBOR Rate in effect from time to time, plus 5.00%.
          (b) Except as provided in Section (c), accrued and unpaid interest on each Loan under Section 2.5(a) shall (i) with respect to a LIBOR Rate Loan, be payable in arrears on the first day of each calendar month, (ii) with respect to the Prime Rate Portion of the Principal Balance of any Obligations, be payable in arrears on the first day of each calendar month, and (iii) be payable in accordance with the procedures provided for in Section 2.9 until the later of the expiration of the Term and the full performance and payment in full in cash of each Loan and all Obligations related thereto.
          (c) Interest on each Loan under Section 2.5(a) shall be due and payable in cash in arrears as provided in Section 2.5(b) and on the date of any prepayment of Loans pursuant to Sections 2.7 and 2.8.
          (d) Upon the occurrence and during the continuance of any Event of Default, the Obligations shall bear interest at the Default Rate upon written notice of such increase given by Agent, at the direction of Requisite Lenders, to Borrower; provided, that, from and after the occurrence of any Event of Default under Article VIII(g) or (h), such increase shall be automatic and without any notice from Agent, Requisite Lenders or any other Person. In all such events, and notwithstanding the date on which application of the Default Rate is communicated to Borrower, the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived in writing in accordance with the terms of this Agreement and shall be payable in cash upon demand. Neither Agent nor Lenders shall be required to (A) accelerate the maturity of the Loans, (B) terminate any Commitment or (C) exercise any other rights or remedies under the Loan Documents or applicable law in order to charge interest hereunder at the Default Rate.
          (e) All interest and fees owing from time to time under the Loan Documents shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Agent,
Credit Agreement
CapitalSource — Global Employment

for the benefit of Lenders, or Lenders for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Agent or Lenders shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to the unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Agent and Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 2.5(e) shall control to the extent any other provision of any Loan Document is inconsistent herewith.
     2.6 Procedures for Advances under the Revolving Facility
          Each Advance under the Revolving Facility shall be made upon Borrower’s irrevocable written notice to Agent requesting an Advance under the Revolving Facility in the form of a completed Borrowing Certificate, which Borrowing Certificate shall be delivered to Agent not later than 12:30 p.m. (New York City time) at least one (1) but not more than four (4) Business Days prior to the proposed Business Day on which such requested Advance is to be made (the “Borrowing Date”). Each such completed Borrowing Certificate requesting an Advance under the Revolving Facility shall:
          (a) specify the proposed Borrowing Date of the requested Advance, which shall be a Business Day;
          (b) specify the principal amount of the requested Advance, which shall be in an aggregate minimum principal amount of $50,000;
          (c) specify the Borrowing Base; and
          (d) certify the matters contained in Section 4.2.
On each Borrowing Date, Borrower irrevocably authorizes Agent and Revolving Lenders to disburse the proceeds of the requested Advance to the applicable account of Borrower specified in the applicable Borrowing Certificate, which shall constitute one of the accounts set forth on Schedule 2.6 (and shall be subject to an Account Control Agreement) (or to such other account, if approved by Agent, as to which Borrower shall instruct Agent in writing), for credit to Borrower via Federal funds wire transfer no later than 3:00 p.m. (New York City time). Anything herein contained to the contrary notwithstanding, Agent and Lenders shall be entitled to rely upon the authority of any officer of Borrower for communications with and instructions from Borrower, including, without limitation, for purposes of this Section 2.6, until Agent has received written notice from Borrower that such officer no longer has such authority.
Credit Agreement
CapitalSource — Global Employment

     2.7 Voluntary Prepayments
          (a) Subject to the terms of this Section 2.7 and Section 3.5, Borrower may prepay to Agent, for the ratable benefit of the applicable Lenders, the outstanding principal amount of the Loans, in whole or in part, at any time.
          (b) If Borrower elects to make any prepayment of any Term Loan pursuant to this Section 2.7, Borrower shall give irrevocable notice of such prepayment to Agent not less than five (5) Business Days prior to the date such prepayment is to be made, specifying (i) the date on which such prepayment is to be made and that such prepayment is to be applied to the Term Loan, (ii) the amount of such prepayment, (iii) the amount of the Termination Fee, if any, and (iv) the amount of accrued interest applicable to such prepayment. Such notice shall be accompanied by a certificate of a Responsible Officer of Borrower on behalf of Borrower stating that such payment is being made in compliance with this Section 2.7. Notice of prepayment having been so given, the aggregate principal amount of the Term Loan so specified to be prepaid, together with accrued interest thereon and the applicable Termination Fee, shall be due and payable on the prepayment date set forth in such notice.
          (c) Notwithstanding any provision of this Agreement to the contrary, no LIBOR Rate Loan may be prepaid in part, and concurrently with any prepayment of a LIBOR Rate Loan prior to the expiration of the Interest Period applicable thereto Borrower shall pay any amounts due under Section 2.11(f) as a consequence of such prepayment.
          (d) Any voluntary partial prepayment with respect to the Revolving Loan shall be applied in the following order of priority to the payment of: (i) any and all Obligations that are due and owing pursuant to the terms of the Loan Documents, except the principal balance of the Revolving Loan or the Term Loan and accrued and unpaid interest thereon; (ii) accrued and unpaid interest on the principal balance of the Revolving Loan then due and owing; and (iii) the principal balance of the Revolving Loan. Any voluntary partial prepayment with respect to the Term Loan shall be applied in the following order of priority to the payment of: (i) any and all Obligations that are due and owing pursuant to the terms of the Loan Documents, except the principal balance of the Term Loan or the Revolving Loan and accrued and unpaid interest thereon; (ii) accrued and unpaid interest on the principal balance of the Term Loan; and (iii) the principal balance of the Term Loan, which shall be applied pro rata to the remaining scheduled installments thereof.
          (e) Each prepayment made pursuant to this Section 2.7 shall be designated as a prepayment pursuant to this Section 2.7 on the applicable wire transfer payment. If Agent or the Lenders receives any prepayment for which the Borrower has not specified in a writing delivered to Agent (on or before such prepayment is made) whether such prepayment is to be applied to the Term Loan or the Revolving Loan, Agent may apply such prepayment to the Obligations in any order that Agent selects in Agent’s sole discretion. The amount of any partial prepayment of the principal balance of any Term Loan or the Revolving Loan shall not be less than One Hundred Thousand Dollars ($100,000) or, if in excess thereof, in integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof.
Credit Agreement
CapitalSource — Global Employment

     2.8 Mandatory Payments and Prepayments
          (a) The principal amount of the Term Loan shall be paid in quarterly installments on the dates and in the respective amounts set forth below:

Amount of
Quarterly Payment Date	Principal Payment
June 30, 2007, September 30, 2007, December 15, 2007, March 31, 2008, June 30, 2008, September 30, 2008, December 15, 2008, March 31, 2009, June 30, 2009, September 30, 2009, and December 15, 2009	$875,000.00
March 31, 2010 and June 30, 2010	$800,000.00
September 30, 2010	$775,000.00
     Any remaining balance of the Term Loan and all other Obligations under or in respect of the Term Loan shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.
          (b) If (I) a Change of Control occurs or (II) any Credit Party or any Subsidiary of any Credit Party, whether in a single transaction or a series of transactions:
     (i) sells or transfers any Property (other than any Qualified Asset Sale);
     (ii) sells or issues any Capital Stock (excluding sales or issuances of Permitted Securities to the extent no Default or Event of Default has occurred and is continuing or would be caused thereby or result therefrom and except as otherwise consented to in writing by Agent in Agent’s sole discretion);
     (iii) receives any property damage insurance award in excess of $250,000 or any other insurance proceeds of any kind, including, without limitation, proceeds from any life insurance or business interruption insurance;
     (iv) incurs any Indebtedness other than Permitted Indebtedness;
     (v) receives any indemnification payments under any of the Closing Date Acquisition Documents;
Credit Agreement
CapitalSource — Global Employment

then Borrower shall apply, or cause to be applied, one hundred percent (100%) of the Net Proceeds thereof received by the Credit Parties to the prepayment of the Term Loan and the other Obligations (or otherwise prepay the Term Loan and the other Obligations in an amount equal to one hundred percent (100%) of the Net Proceeds thereof), which prepayment shall be applied thereto in accordance with Section 2.8(e).
          (c) On the day of delivery to Agent of Borrower’s annual audited financial statements in accordance with the terms of this Agreement, but in any event no later than the ninetieth (90th) day after the end of each fiscal year of Borrower, commencing with the fiscal year ending on December 31, 2007, Borrower shall furnish to Agent a written calculation of Excess Cash Flow for such fiscal year and deliver to Agent, for distribution to Lenders, an amount equal to seventy-five percent (75%) of such Excess Cash Flow, for application to the outstanding principal amount of the Term Loan as set forth in Section 2.8(e) below.
          (d) Any balance of Advances under the Revolving Facility outstanding at any time in excess of the lesser of (x) the Facility Cap less the Letter of Credit Usage then in effect, or (y) the Aggregate Borrowing Availability less the Letter of Credit Usage then in effect, in each case less reserves in effect at such time, determined by reference to the Borrowing Certificate then most recently delivered to Agent in accordance with the terms hereof or if such Borrowing Certificate was delivered more than five (5) Business Days before the applicable date of determination, then it shall be as determined by Agent in Agent’s Permitted Discretion, shall be immediately due and payable by Borrower without the necessity of any notice or demand.
          (e) All prepayments pursuant to Section 2.8(b) shall be applied in the following order of priority: first, to all then unpaid fees and expenses under the Loan Documents (excluding the principal balance of the Loans and accrued and unpaid interest thereon); second, to all accrued and unpaid interest on the Loans in any order selected by Agent; third, to the then remaining installments of principal of the Term Loan in inverse order of maturity; and fourth, to the principal amount of the Revolving Loans (with a corresponding permanent reduction of the Facility Cap). All prepayment pursuant to Section 2.8(d) shall be applied to the outstanding principal amount of the Revolving Loans.
     2.9 Promise to Pay; Manner of Payment.
          Borrower absolutely and unconditionally promises to pay, when due and payable pursuant hereto, principal, interest and all other amounts and Obligations payable hereunder and under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for set-off, recoupment or counterclaim, notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements. Any payments made by the Credit Parties (other than payments automatically paid through Advances under the Revolving Facility as provided herein) shall be made by wire transfer on the date when due, without offset, deduction or counterclaim, in Dollars, in immediately available funds to such account as may be indicated in writing by Agent to Borrower from time to time. Any such payment received after 1:00 p.m. (New York City time) on any date shall be deemed received on the next succeeding Business Day, and any applicable interest or fees shall continue to accrue in respect thereof. Whenever any payment under any Loan Document shall be stated to be due or shall become due and
Credit Agreement
CapitalSource — Global Employment

payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate in effect during such extension) and/or fees, as the case may be.
     2.10 Payments by Agent
          Should any Obligation required to be paid under any Loan Document remain unpaid beyond any applicable cure period, such Obligation may be paid by Agent, on behalf of Lenders, which non-payment shall be deemed an automatic request for an Advance under the Revolving Facility as of the date such payment is or was due, and Borrower hereby irrevocably authorizes disbursement of any such funds to Agent, for the benefit of Lenders, by way of direct payment of the relevant amount, interest or other Obligation without necessity of any demand. Any sums expended or amounts paid by Agent and/or Lenders as a result of any Credit Party’s failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower’s account as an Advance under the Revolving Facility and added to the Obligations.
2.11 LIBOR
          (a) Subject to the provisions of Section 2.11(b) and provided Agent has not notified Borrower that an Event of Default exists, Borrower from time to time may elect to have all or a portion of the Principal Balance of any Loans bear or continue to bear interest with respect to the LIBOR Rate, such election to be exercised by delivery of a LIBOR Election Notice to Agent by facsimile transmission to Agent at 4445 Willard Avenue, Chevy Chase, Maryland 20815, Facsimile No.: (301) 841-2313, Attention: Portfolio Manager, Corporate Finance not later than 12:00 noon (Eastern time) at least two Business Days prior to the Business Day on which of the applicable Interest Period will commence. Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the LIBOR Rate applicable to the relevant LIBOR Rate Loan on the applicable Interest Rate Determination Date in accordance with this Agreement and promptly shall give notice thereof to Borrower. Agent shall have the right without further confirmation to assume that any LIBOR Election Notice received by Agent from a Person who is an officer identified on any Secretary’s and Incumbency Certificate delivered to Agent on or after the date hereof has been given by a person duly authorized to act on behalf of Borrower. Any LIBOR Election Notice received by Agent shall be irrevocable. Upon the expiration of an Interest Period, the applicable LIBOR Rate Loan shall be automatically continued as a LIBOR Rate Loan with the same Interest Period unless (x) a Default or an Event of Default has occurred and is continuing, in which case such LIBOR Rate Loan shall be converted, in Agent’s sole discretion, to a Prime Rate Loan or continued as a LIBOR Rate Loan with a different Interest Period with notice to Borrower, (y) Borrower notifies Agent in writing at least three (3) Business Days prior to the expiration date of the current Interest Period that such LIBOR Rate Loan shall either have a different Interest Period or be converted to a Prime Rate Loan, or (z) the Interest Period would extend beyond the Maturity Date, in which case such LIBOR Rate Loan shall be converted to a Prime Rate Loan. Borrower shall reimburse Agent and Lenders on demand for the amount of any expense actually incurred by Agent and Lenders as a result of their reliance on any LIBOR Election Notice, including without limitation, any expense resulting from their contractual obligations in connection with
Credit Agreement
CapitalSource — Global Employment

the applicable Dollar deposits. Any Loan or portion thereof for which a LIBOR Election Notice has not been received or that is not automatically continued as a LIBOR Rate Loan in accordance with the foregoing, shall accrue interest at the Prime Rate plus 2.25% per annum for outstanding Revolving Advances or the Prime Rate plus 3.75% per annum for the Term Loan.
          (b) Each LIBOR Rate Loan shall be in an amount not less than $100,000 or integral multiples of $100,000 in excess thereof. At no time shall more than four (4) LIBOR Rate Loans be in effect.
          (c) If prior to the commencement of any Interest Period, Agent determines that Dollar deposits of the relevant amount for the relevant Interest Period are not available in the London Interbank Market or the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Lenders of maintaining a LIBOR Rate for such Interest Period, or that by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, Agent promptly shall give notice of such determination to Borrower and any LIBOR Election Notice previously given by Borrower which has not yet become effective shall be deemed to be canceled.
          (d) In the event that by reason of a change in any law, regulation or requirement or interpretation thereof by any Governmental Authority, or, after the date hereof, the imposition of any requirement of any such Governmental Authority, whether or not having the force of law, including the imposition of any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Requirements), Agent or any Lender shall be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of Agent or any Lender) and if any such measures shall result in an increase in the cost to Agent or any Lender of maintaining any LIBOR Rate Loan or in a reduction in the amount of principal or interest receivable by Agent or any Lender in respect thereof, then Borrower shall pay to Agent, for the benefit of Lenders, within 10 days after receipt of a notice from Agent (which notice shall be accompanied by a statement in reasonable detail setting forth the basis for the calculation thereof, which calculation, in the absence of manifest error, shall be presumptively correct, and a copy of such notice concurrently therewith shall be delivered to each Lender), an amount equal to such increased cost or reduced amount. At any time after receipt of such notice, Borrower may convert any LIBOR Rate Loans to the Prime Rate Portion, and such conversion shall be effective three Business Days after Agent has received notice from Borrower of such conversion.
          (e) If at any time a change in any law, treaty or regulation, or any interpretation thereof by any Governmental Authority shall make it unlawful for any Lender to fund or maintain its share of any LIBOR Rate Loan with monies obtained in the London Interbank Market, then, upon the occurrence of such event, Agent shall notify Borrower thereof and thereupon (i) the right of Borrower to make any LIBOR election under this Section 2.11 shall be suspended for the duration of such illegality and (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice all Interest Periods then in effect shall be terminated, and thereafter all LIBOR Rate Loans shall be deemed converted to the Prime Rate Portion.
Credit Agreement
CapitalSource — Global Employment

          (f) In addition to any other payments payable by Borrower to Agent and Lenders pursuant to the Loan Documents, Borrower shall indemnify and reimburse Agent and Lenders on demand for any expense which Agent and Lenders actually incur as a consequence of any prepayment of any LIBOR Rate Loan prior to the expiration of the Interest Period applicable thereto and/or any failure by Borrower to (i) make any payment when due of any amount payable with respect to any LIBOR Rate Loan or (ii) borrow the amount set forth in any LIBOR Election Notice on the date specified therefor.
          (g) If any Lender requests compensation under this Section 2.10, then such Lender shall, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans hereunder, to assign its rights and obligations hereunder to another of its offices or branches or to take such actions as such Lender determines, if, in the sole but reasonably judgment of such Lender, such designation, assignment or other action (i) would eliminate or reduce amounts payable pursuant to this Section 2.11 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and such Lender would not suffer any economic or regulatory disadvantage. Nothing in this subsection shall affect or postpone any of the obligations of the Borrower or the rights of such Lender pursuant to this Section 2.11. The Borrower hereby agrees to pay on demand all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     2.12 Collections and Lockbox
          (a) General Lockbox Provisions. Except as provided in Sections 2.12(b) and (c) below, the Credit Parties shall (i) maintain a lockbox together with a blocked account (individually and collectively, the “Blocked Account”) with one or more banks acceptable to Agent (each, a “Lockbox Bank”), and shall enter into with each Lockbox Bank one or more agreements acceptable to Agent (individually and collectively, the “Lockbox Agreement”), and such other agreements related thereto as Agent may require, and (ii) ensure that all collections of their Accounts and all other cash payments received by Credit Parties are paid and delivered directly from Account Debtors, credit card processors and other Persons into the Blocked Account.
          (b) Staffing Services Collections and Lockbox. The Credit Parties shall ensure that all revenue generated by the Staffing Services Business and any other revenue of the Credit Parties other than revenue arising from the PEO and Contingency Staffing Business is paid directly to a lockbox that is the subject of a Lockbox Agreement and such Blocked Accounts as required by Agent. The Lockbox Agreement(s) that shall apply to the Staffing Services Business shall provide that absent the occurrence and continuation of an Event of Default, the Credit Parties may operate and transact business through the Blocked Accounts established for such business in the Ordinary Course of Business, including making withdrawals from such Blocked Accounts into a master deposit account maintained by one or more of the Credit Parties in which Agent (for the benefit of the Agent and the Lenders) has a perfected security interest pursuant to an Account Control Agreement; provided that in no event shall any of such Blocked Accounts or Lockbox Agreements be terminated or closed. Credit Parties may, upon their determination that they have collected cash balances in excess of short term required working capital needs, transfer such excess funds (the “Staffing Excess Funds”) into the depository account or accounts
Credit Agreement
CapitalSource — Global Employment

maintained by Agent or an Affiliate of Agent at such bank as Agent may communicate to Credit Parties from time to time (the “Concentration Account”). In addition, at least once per month, Credit Parties shall make a determination as to whether there are Staffing Excess Funds and transfer such Staffing Excess Funds into the Concentration Account. During the continuation of an Event of Default, at the Agent’s option, the Credit Parties shall be restricted from making any withdrawals from the Blocked Accounts or such master deposit accounts established for the Staffing Services Business, and Agent may (in Agent’s sole discretion) direct that all available funds in the Blocked Accounts and such master deposit accounts be swept daily into the Concentration Account. Credit Parties shall not commingle funds generated from their Staffing Services Business with funds generated from their PEO and Contingency Staffing Services Business; it being agreed that Credit Parties shall maintain separate Blocked Accounts and other deposit accounts for each of such businesses.
          (c) PEO and Contingency Staffing Services Collections Depository Account. With respect to the Credit Parties’ PEO and Contingency Staffing Services Business, (i) the Credit Parties may maintain deposit accounts into which all revenue generated by the PEO and Contingency Staffing Services is deposited and that are not subject to Lockbox Agreements or Blocked Accounts. Absent the occurrence and continuation of an Event of Default, the Credit Parties may operate and transact business through the deposit accounts established for such business in the Ordinary Course of Business, including making withdrawals from such deposit accounts into a master deposit account maintained by one or more of the Credit Parties in which Agent (for the benefit of the Agent and the Lenders) has a perfected security interest pursuant to an Account Control Agreement; provided that in no event shall any of such depository accounts be closed. Credit Parties may, upon their determination that they have collected cash balances in excess of short term required working capital needs, transfer such excess funds (the “PEO Excess Funds”) into the Concentration Account. In addition, at least once per month, Credit Parties shall make a determination as to whether there are PEO Excess Funds and transfer such PEO Excess Funds into the Concentration Account. During the continuation of an Event of Default, the Credit Parties are restricted from making any withdrawals from the depository account, and Agent may (in Agent’s sole discretion) direct that all available funds in such depository accounts be swept daily into the Concentration Account, except for that portion so designated for the direct payment of payroll and related taxes.
          (d) Credit Card and Other Payments. The Credit Parties shall ensure that the proceeds of credit card payments from each credit card processor which processes credit card payments made by Credit Parties’ customers immediately be deposited into the appropriate deposit account (depending on whether such payments relate to Staffing Services Business or the PEO and Contingency Staffing Services Business). To the extent that any Accounts collections of Credit Parties or any other cash payments received by Credit Parties are not sent directly to the appropriate deposit account but are received by Credit Parties or any of Credit Parties’ Affiliates, such collections and proceeds shall be held in trust for the benefit of the Lender Parties and immediately remitted (and in any event within two (2) Business Days), in the form received, to the appropriate deposit account in accordance with Sections 2.12(b) and (c).
          (e) Miscellaneous. So long as no Event of Default has occurred and is continuing, all funds received in the Concentration Account pursuant to this Section 2.12 shall be applied by Agent on a daily basis to reduce the Obligations under the Revolving Facility in the
Credit Agreement
CapitalSource — Global Employment

same order as provided for in Section 2.7(d). After the occurrence and during the continuation of an Event of Default, all funds received in the Concentration Account pursuant to this Section 2.12 may be applied by the Agent to the Obligations in such order and manner as Agent shall determine. If as the result of collections of Accounts and/or any other cash payments received by Credit Parties pursuant to this Section 2.12, a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of Credit Parties, but shall be transferred to the Credit Parties upon written request no later than two (2) Business Days after Agent’s receipt of such written request (provided that any receipt after 12 noon New York City time shall be deemed to be received on the next Business Day), provided no Default or Event of Default is continuing. Credit Parties acknowledge and agree that compliance with the terms of this Section 2.12 is an essential term of this Agreement, and that nothing shall prevent Agent from considering any failure to comply with the terms of this Section 2.12 to be a Default or an Event of Default or from taking any action or exercising any right or remedy available to Agent or any Lender with respect to any noncompliance with this Section 2.12.
III. FEES
     3.1 Commitment Fee
          On the Closing Date, Borrower shall pay to Agent, for the ratable benefit of Lenders, a nonrefundable commitment fee equal to Three Hundred Sixty Thousand Dollars ($360,000), which commitment fee shall be deemed fully earned and due and payable on the Closing Date and in addition to any other fee from time to time payable under the Loan Documents.
     3.2 Arrangement Fee
          On the Closing Date, Borrower shall pay Agent, for the benefit of the Agent only, a nonrefundable arrangement fee equal to One Hundred Fifty Thousand Dollars ($150,000), which arrangement fee shall be deemed fully earned and due and payable on the Closing Date and in addition to any other fee from time to time payable under the Loan Documents.
     3.3 Unused Line Fee
          Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, an unused line fee (the “Unused Line Fee”), payable monthly in arrears on the first day of each calendar month, commencing with the month immediately succeeding the month in which the Closing Date occurs, in an amount equal to one-half of one percent (0.50%) per annum of the amount by which the Facility Cap as in effect during such preceding month exceeds the sum of (i) the daily average amount of the aggregate outstanding Advances under the Revolving Facility, and (ii) the daily average amount of the Letter of Credit Usage, in each case determined as of the end of each day of such preceding month.
     3.4 Collateral Management Fee
          Borrower shall pay Agent for its own account an annual collateral management fee equal to Twenty Five Thousand Dollars ($25,000) (the “Collateral Management Fee”), payable on the Closing Date and each anniversary of the Closing Date of each year.
Credit Agreement
CapitalSource — Global Employment

     3.5 Early Termination Fee
          If, prior to the second anniversary of the Closing Date: (a) Borrower makes a prepayment of the Term Loan in whole or in part (except for any mandatory prepayment under Section 2.8(b)(iii) or (v)), (b) Agent or any Lender demands payment of or accelerates the Obligations upon the occurrence of an Event of Default, or Borrower is otherwise required to make payment in full of the Term Loan (except for any mandatory prepayment under Section 2.8(b)(iii) or (v)), or Lender’s obligations to make Loans shall terminate as a result of the occurrence of an Event of Default, (c) a Change of Control occurs that has not been consented to in writing by the Requisite Lenders prior to the consummation thereof, or (d) any automatic acceleration of the Term Loan or cessation of lending on account of or during a bankruptcy, reorganization or other proceeding or liquidation or pursuant to any Debtor Relief Law (each, a “Termination”), then, at the effective date of any such Termination, Borrower shall pay Agent, for the ratable benefit of Lenders (in addition to the then outstanding principal, accrued interest and other Obligations owing pursuant to the terms of this Agreement and any other Loan Document) as yield maintenance for the loss of bargain and not a penalty, an amount equal to the Termination Fee.
     3.6 Letter of Credit Fees
          (a) Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fees, which fees shall be payable in arrears on the first day of each calendar month. Upon the occurrence and during the continuation of any Event of Default, all Letter of Credit Fees shall be payable on demand at a rate equal to the Letter of Credit Fee, plus a rate per annum equal to three percent (3%), in each case on the aggregate outstanding Letter of Credit Usage. Borrower also shall pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Letter of Credit imposed by the L/C Issuer.
          (b) On demand by Agent at any time after the occurrence and during the continuance of any Event of Default, Borrower will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Letter of Credit Usage, and Borrower hereby irrevocably authorizes Agent, in its Permitted Discretion, on Borrower’s behalf and in Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Accounts or other Collateral or out of any other funds of any Credit Party coming into any Revolving Lender’s possession at any time. Borrower may not withdraw amounts credited to any such account except upon the earlier of (i) payment and performance in full of all Obligations (other than contingent indemnification obligations under the Loan Documents for which no claim giving rise thereto has been asserted) and termination of this Agreement and (ii) at such time as all Events of Default are cured or waived in accordance with this Agreement.
Credit Agreement
CapitalSource — Global Employment

IV. CONDITIONS PRECEDENT
     4.1 Conditions to Initial Advance, Funding of the Term Loan and the Closing
          The obligations of Agent and Lenders to consummate the transactions contemplated herein, to make the initial Advance under the Revolving Facility (the “Initial Advance”) and to fund the Term Loan in each case are, in addition to the conditions precedent specified in Section 4.2, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of each of the conditions precedent listed on Exhibit D hereto, all in a manner, form and substance satisfactory to Agent in its sole discretion.
     4.2 Conditions to each Advance and funding of the Term Loan
          The obligations of Lenders to make any Advance under the Revolving Facility (including, without limitation, the Initial Advance) and/or to fund the Term Loan on the Closing Date are subject, in each case, to the satisfaction of each of the following:
          (a) in the case of an Advance, Borrower shall have delivered to Agent a Borrowing Certificate for such Advance;
          (b) each of the representations and warranties made by each Credit Party in the Loan Documents shall be true and correct in all respects before and after giving effect to funding of the Term Loan and/or making of such Advance (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all respects as of such earlier date);
          (c) no Default or Event of Default shall have occurred and be continuing or exist after giving effect to the requested Advance or the Term Loan on the relevant Borrowing Date;
          (d) the requested Advance shall not exceed the amount of the Availability then in effect; and
          (e) no liabilities or obligations with respect to any Credit Party of any nature shall exist which, either individually or in the aggregate, reasonably could be likely to have or result in a Material Adverse Effect and, since the date of the then most recent audited financial statements delivered to Agent and Lenders hereunder, no Material Adverse Effect shall have occurred.
Each Borrowing Certificate submitted shall constitute a representation and warranty by each Credit Party, as of the date of each such notice and as of the relevant Borrowing Date, that the conditions this Section 4.2 are satisfied.
V. REPRESENTATIONS AND WARRANTIES
     Each Credit Party, jointly and severally, represents and warrants to the Lender Parties as follows:
Credit Agreement
CapitalSource — Global Employment

     5.1 Organization and Authority
          Each Credit Party, and each Subsidiary of each Credit Party, is a corporation, partnership or limited liability company, as the case may be, duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation. Each Credit Party, and each Subsidiary of each Credit Party, (a) has all requisite corporate, partnership or limited liability company power and authority to own its Properties and carry on its business as now being conducted and as contemplated in the Loan Documents and the Related Documents, (b) is duly qualified and licensed to do business in and in good standing in all required jurisdictions except such jurisdictions in which the failure so to qualify or be licensed or qualified reasonably could not be expected to result in a Material Adverse Effect, and (c) has all requisite corporate, partnership or limited liability company power and authority (i) to execute, deliver and perform the Loan Documents and the Related Documents to which it is a party, (ii) with respect to Borrower, to borrow hereunder, (iii) to consummate the transactions contemplated by the Loan Documents and the Related Documents and (iv) to grant the Liens pursuant to the Security Documents to which it is a party.
     5.2 Loan Documents and Related Documents
          The execution, delivery and performance by each Credit Party of the Loan Documents and the Related Documents to which it is a party, and the consummation by such Credit Party of the transactions contemplated thereby, (a) have been duly authorized by all requisite corporate, partnership or limited liability company action of such Credit Party, and such Loan Documents and Related Documents have been duly executed and delivered by or on behalf of such Credit Party; (b) do not violate any provisions of (i) any applicable law, statute, rule, regulation, ordinance or tariff, (ii) any order, injunction, writ or decree of any Governmental Authority binding on such Credit Party or any of their respective Properties, or (iii) the Organizational Documents of such Credit Party, or any agreement between such Credit Party and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (c) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which such Credit Party is a party, or by which the Properties of such Credit Party are bound, the effect of which reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect; (d) except as contemplated by the Security Documents, will not result in the creation or imposition of any Lien of any nature upon any of the Properties of any Credit Party; and (e) except for filings in connection with the perfection of the Liens created by the Security Documents, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person. Each of the Loan Documents and the Related Documents to which each Credit Party, is a party constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).
Credit Agreement
CapitalSource — Global Employment

     5.3 Subsidiaries, Capitalization and Ownership Interests
          As of the Closing Date, no Credit Party has any Subsidiaries except as set forth in Schedule 5.3. Schedule 5.3 states the authorized and issued capitalization of each Credit Party, the number and class of equity securities for each Credit Party, and the beneficial and record owners of the outstanding securities for each Credit Party (other than Parent), including options, warrants, convertible notes and other rights to acquire, or exchangeable or exercisable for, any of the foregoing. The outstanding equity securities and/or ownership, voting or partnership interests of each Credit Party have been duly authorized and validly issued and are fully paid and nonassessable and each Person listed on Schedule 5.3 as of the Closing Date owns beneficially and of record all of the equity securities it is listed as owning free and clear of any Liens other than Liens created by the Security Documents. Schedule 5.3 lists the directors and managers of each Credit Party as of the Closing Date. Except as listed on Schedule 5.3, no Credit Party (a) owns any interest or participates or engages in any joint venture, partnership or similar arrangements with any Person, (b) is a party to or has knowledge of any agreements restricting the transfer of its equity securities, (c) has issued any rights which can be convertible into or exchangeable or exercisable for any of its equity securities, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its equity securities or any securities convertible into or exchangeable or exercisable for any of its equity securities or (d) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity securities or other convertible rights or options or debt securities. No Credit Party has any stock appreciation rights, phantom stock plan or similar rights or obligations outstanding. No owner or holder of any equity or ownership interests in Borrower or any Subsidiary of Borrower has any Shareholder Blocking Rights.
     5.4 Properties
          Each Credit Party is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, license of, or right to use, all of its Properties listed on Schedule 5.4, whether personal or real, in each instance, necessary or used in the Ordinary Course of Business, free and clear of all Liens other than Permitted Liens. All tangible personal Property of each Credit Party is in good repair, working order and condition (normal wear and tear excepted) and is suitable and adequate for the uses for which they are being used or are intended.
     5.5 Other Agreements
          No Credit Party is (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which adversely affects its ability to execute and deliver, or perform under, any Loan Document or Related Document or to pay the Obligations, (b) in default in any material respect in the performance, observance or fulfillment of any obligation, covenant or condition contained in any Related Document, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a material conflict, breach, default or event of default under, any of the foregoing, (c) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any other agreement, document or instrument to which it is a party or to which any of its Properties are subject, which default reasonably could be expected to
Credit Agreement
CapitalSource — Global Employment

result in a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which reasonably could be expected to result in a Material Adverse Effect, or (d) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its Business other than service and licensing agreements in the Ordinary Course of Business.
     5.6 Litigation
          Except as set forth on Schedule 5.6 (as amended or supplemented from time to time in accordance with Exhibit C-1), there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Credit Parties, threatened against any Credit Party that (a) questions or reasonably could be expected to prevent the validity of any of the Loan Documents or Related Documents or the right of such Credit Party to enter into any Loan Document or any Related Document or to consummate the transactions contemplated thereby, or (b) reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect. No Credit Party is a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority.
     5.7 Environmental Matters
          Each Credit Party is, and the operations of each Credit Party are, in compliance with all applicable Environmental Laws in all material respects. No Credit Party has been notified of any action, suit, proceeding or investigation (a) relating in any way to compliance by or liability of such Credit Party under any Environmental Laws, (b) which otherwise deals with any Hazardous Substance or any Environmental Law, or (c) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.
     5.8 Tax Returns; Governmental Reports
          Each Credit Party (a) has filed all federal, state, foreign and local tax returns and other material reports which are required by law to be filed by such Credit Party, and (b) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except for items that such Credit Party currently is contesting in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and no notice of Lien has been filed or recorded.
     5.9 Financial Statements and Reports
          All financial statements relating to any Credit Party that have been and hereafter may be delivered to Agent or any Lender by any Credit Party (a) are consistent with the books of account and records of the Credit Parties, (b) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, subject to, in the case of interim unaudited financial statements, the lack of footnote disclosure and normal year-end adjustments, and (c) present fairly in all material respects the consolidated financial condition, assets and liabilities
Credit Agreement
CapitalSource — Global Employment

and results of operations of the Credit Parties at the dates and for the relevant periods indicated in accordance with GAAP on a basis consistently applied. The Credit Parties have no material obligations or liabilities of any kind that are not disclosed in such audited financial statements, and since the date of the most recent financial statements submitted to Agent and Lenders, there has not occurred any Material Adverse Effect or, to Credit Parties’ knowledge, any event or condition that reasonably could be expected to result in a Material Adverse Effect.
     5.10 Compliance with Law; ERISA; Business
          Each Credit Party (a) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to such Credit Party, the Business and/or such Credit Party’s Properties or operations, including, without limitation, ERISA, the Patriot Act, and any other laws or regulations pertaining to the Business, and (b) is not in violation of any order of any Governmental Authority or other board or tribunal, except, in the case of both (a) and (b), where any such noncompliance or violation reasonably could not be expected to result in, either individually or in the aggregate, a Material Adverse Effect. There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where any such noncompliance or violation reasonably could not be expected to result in, either individually or in the aggregate, a Material Adverse Effect. No Credit Party has (i) engaged in any “Prohibited Transactions,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (ii) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (iii) knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of its employee benefit plans, (iv) any fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (v) withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980. With respect to each Credit Party, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. § 2615.3 has not been waived. Each Credit Party has maintained in all material respects all records required to be maintained by any applicable Governmental Authority. Parent has not engaged, does not presently engage and does not propose to engage in any business other than the ownership of the equity securities of Borrower and activities incidental thereto.
     5.11 Intellectual Property
          Except as set forth on Schedule 5.11, as of the Closing Date, or as thereafter otherwise disclosed in writing to Agent from time to time, no Credit Party owns, licenses or utilizes any patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, registered copyrights or copyright applications. Each Credit Party owns directly, or is entitled to use by license or otherwise, all Intellectual Property used in, necessary for or material to the conduct of such Credit Party’s Business. All items listed on Schedule 5.11 as of the Closing Date are and, at all times after the Closing Date (except to the extent no longer deemed necessary for or material to the conduct of the Business of the Credit Parties in the good faith business judgment of the Credit Parties) will be: (a) subsisting and have not been adjudged invalid or unenforceable, in whole or part; and (b) valid, in full force and effect and not in known conflict with the rights of any Person. Each Credit Party has made all filings and recordations necessary in the exercise of reasonable and prudent business judgment to protect its interest in the Intellectual Property of such Credit Party in the United States Patent and Trademark Office, and the United States Copyright Office and in corresponding offices throughout the world, as appropriate. Each Credit Party has performed all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of the Intellectual Property of such Credit Party in full force and effect, except such items of Intellectual Property as are no longer deemed necessary for or material to the conduct of the businesses of the Credit Parties in the reasonable business judgment of the Credit Parties. As of the Closing Date, no litigation is pending or, to the knowledge of each Credit Party, threatened which contains allegations respecting the validity, enforceability, infringement or ownership of any of the Intellectual Property of any Credit Party. No Credit Party is in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect.
     5.12 Permits; Labor
          Each Credit Party is in compliance with, and has, all Permits necessary or required by applicable law or Governmental Authorities for the operation of its Business as presently conducted and as proposed to be conducted, and for the execution, delivery and performance by, and enforcement against, such Credit Party of each Loan Document and Related Document, except where noncompliance, violation or lack thereof reasonably could not be expected to result in, either individually or in the aggregate, a Material Adverse Effect. No Credit Party (a) is in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect, and (b) is nor has been involved in any labor dispute, strike, walkout or union organization.
     5.13 No Default; Solvency
          No Default or Event of Default exists. Each Credit Party is and, after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents and the transactions contemplated by the Related Documents, will be Solvent and able to meet its obligations and liabilities as they become due, and the assets and business (as a going concern) of each Credit Party, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Credit Party, and no unreasonably small capital base with which to engage in its anticipated business exists with respect to such Credit Party.
Credit Agreement
CapitalSource — Global Employment

     5.14 Insurance
          All insurance policies of the Credit Parties or otherwise relating to their Properties as of the Closing Date are listed and described on Schedule 5.14.
     5.15 Margin Stock; Regulated Entities; OFAC; Patriot Act
          (a) The Credit Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any “margin stock” or “margin security” (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.
          (b) No Credit Party or any Person controlling any Credit Party is (a) an “investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.
          (c) No Credit Party (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of such Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order (“OFAC”).
          (d) No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     5.16 Broker’s or Finder’s Commissions
          No broker’s, finder’s or placement fee or commission is or will be payable to any broker, investment banker or agent engaged by any Credit Party or any of its officers, directors or agents with respect to the transactions contemplated by this Agreement, the other Loan Documents and the Related Documents, except for fees payable to Agent and Lenders.
     5.17 Disclosure
          No Loan Document or any other agreement, document, report, certificate or statement furnished to Agent or any Lender by or on behalf of any Credit Party in connection with the transactions contemplated by or pursuant to the Loan Documents, nor any representation
Credit Agreement
CapitalSource — Global Employment

or warranty made by any Credit Party in any Loan Document, contains any untrue statement of a material fact or omits to state any fact necessary to make the factual statements therein taken as a whole not materially misleading as of the time made or delivered in light of the circumstances under which it was made or furnished. There is no fact known to any Credit Party which has not been disclosed to Agent and Lenders in writing which reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect.
     5.18 Incorporation of Certain Representations and Warranties
          As of the Closing Date and any other date on which representations and warranties are otherwise remade or deemed remade hereunder, (i) each of the representations and warranties contained in the Related Documents made by any Credit Party is true and correct in all respects and (ii) to the knowledge of each Credit Party, each of the representations and warranties contained in the Related Documents made by Persons other than a Credit Party is true and correct in all respects. The Credit Parties agree that, by this reference, such representations and warranties contained in the Related Documents delivered by the Credit Parties, without limiting any of the representations and warranties otherwise contained herein or in any other Loan Document, hereby are incorporated herein, mutatis mutandis, for the benefit of Agent and Lenders.
     5.19 Survival
          Each Credit Party agrees that the representations and warranties contained in the Loan Documents are made with the knowledge and intention that Agent and Lenders are relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement, the Closing and the making of any and all Advances and/or the funding of the Term Loan.
     5.20 Accounts
          In determining which Accounts are Eligible Receivables or Eligible Unbilled Receivables, Agent may rely on all statements and representations made by Borrower with respect to any Account in each Borrowing Certificate. Unless otherwise indicated in writing to Agent including by designating certain Accounts as ineligible in a Borrowing Certificate, each Account of Borrower (a) is genuine and in all material respects what it purports to be and is not evidenced by a judgment, (b) arises out of a completed, bona fide sale and delivery of goods or rendering of services by Borrower in the Ordinary Course of Business and in accordance with the terms and conditions of all purchase orders, contracts and other documents relating thereto or forming a part of the contract between Borrower and the Account Debtor, (c) is for a liquidated amount maturing as stated in a claim or invoice covering such sale of goods or rendering of services, a copy of which has been furnished or is available to Agent, (d) other than the Agent’s security interest therein, is not and will not be in the future (by voluntary act or omission by Borrower), subject to any offset, lien, deduction, defense, dispute, counterclaim or other adverse condition, is absolutely owing to Borrower and is not contingent in any respect or for any reason (other than pursuant to Permitted Liens that have a lower priority than the Liens of Agent), (e) there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the claim or
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invoice and statements delivered to Agent with respect thereto, (f) to the best of Borrower’s knowledge, (i) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise thereto was executed and (ii) such Account Debtor is Solvent, (g) to the best of Borrower’s knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor’s financial condition or the collectibility thereof, (h) has been billed and the invoice therefore forwarded to the Account Debtor for payment in accordance with applicable laws and is in compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and (i) Borrower has obtained and currently has all Permits necessary to the generation and collection thereof.
VI. AFFIRMATIVE COVENANTS
          Each Credit Party, jointly and severally, covenants and agrees that, until the full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) and the termination of this Agreement:
6.1 Reporting, Collateral and Other Information
          (a) Reporting. The Credit Parties shall maintain a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that interim financial statements shall not be required to have footnote disclosure and may be subject to normal year-end adjustments). The Credit Parties shall furnish to Agent and each Lender, at the times, for the periods and otherwise in accordance with the terms of Exhibit C-1 attached hereto, all statements (financial or otherwise), budgets, projections, reports, listings, calculations, certificates, notices and other materials described on such Exhibit C-1.
          (b) Collateral Deliverables; Related Actions. Each Credit Party shall, and shall cause each of its Subsidiaries to comply with each of the agreements, covenants and undertakings set forth in Exhibit C-2, in accordance with the terms thereof, and represents and warrants to the Lender Parties that the representations and warranties thereon contained are true, correct and complete.
     6.2 Conduct of Business; Maintenance of Existence and Assets
          Each Credit Party shall, and shall cause each of its Subsidiaries to:
          (a) (i) engage solely in the Business as heretofore conducted and engage therein in accordance with good business practices customary to its industry, and (ii) preserve the goodwill and business of the customers, suppliers and others having material business relations with it;
          (b) collect its Accounts in the Ordinary Course of Business;
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          (c) maintain and preserve all of its Properties used or useful in its Business in good working order and condition (normal wear and tear excepted and except as may be disposed of in accordance with the terms of the Loan Documents) and from time to time make all necessary repairs, renewals and replacements thereof;
          (d) maintain and preserve in full force and effect its organizational existence and good standing under the laws of its state or jurisdiction of incorporation, organization or formation, as applicable;
          (e) maintain and preserve in full force and effect all Permits and qualifications and remain in good standing except as would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect; and
          (f) maintain, comply with and keep in full force and effect and renew its Intellectual Property the non-preservation, non-compliance or loss of which or failure to maintain reasonably could be expected to result, either individually or in the aggregate, in a Material Adverse Effect.
     6.3 Compliance with Legal and Other Obligations
          Each Credit Party shall, and shall cause each of its Subsidiaries to:
          (a) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its Business, Properties or operations, except where the failure to comply would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect;
          (b) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations, lawful claims or liabilities of any kind or nature, except obligations, liabilities and claims being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and against which adequate reserves are being maintained in accordance with GAAP;
          (c) subject to any subordination provisions in favor of the Lenders Parties and/or other restrictions herein set forth, perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to so perform would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect;
          (d) pay and perform, as the same shall become due and payable or be required to be performed, all of its obligations, liabilities and Indebtedness, but subject to any subordination provisions contained herein and/or in any instrument or agreement evidencing or pertaining to such Indebtedness, except where the failure to so pay or perform would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect; and
          (e) properly file all reports required to be filed with any Governmental Authority, except where the failure to file would not reasonably be expected to result in a Material Adverse Effect.
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     6.4 Insurance
          Each Credit Party shall (a) ensure that the Life Insurance Policy is fully paid and in full force and effect at all times; and (b) keep all of its insurable Properties adequately insured against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or the Business or owning similar Properties and at least the minimum amount required by applicable law and any other agreement to which such Credit Party is a party or pursuant to which such Credit Party provides any services, including, without limitation, liability, property and business interruption insurance, as applicable, and maintain general liability insurance at all times against liability on account of damage to Persons and Property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of such Credit Party; all of the foregoing insurance policies and coverage levels to (i) be satisfactory to Agent in its Permitted Discretion, (ii) name Agent, for the benefit of the Lender Parties, as loss payee/mortgagee in respect of property damage and casualty insurance, additional insured in respect of liability insurance and assignee in respect of business interruption insurance, and sole beneficiary of the Life Insurance Policy, and (iii) expressly provide that they cannot be altered, amended, modified, canceled or terminated without at least thirty (30) days’ prior written notice to Agent from the insurer, and that they inure to the benefit of Agent, for the benefit of the Lender Parties, notwithstanding any action or omission or negligence of or by such Credit Party, or any insured thereunder. Upon request of Agent or any Lender, Borrower shall furnish to Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of the Responsible Officer on behalf of Borrower (and, if requested by Agent, any insurance broker of Borrower) setting forth the nature and extent of all insurance maintained by Borrower and its Subsidiaries in accordance with this Section 6.4.
     6.5 Inspection; Lender Meetings
          (a) Each Credit Party shall permit the representatives of Agent from time to time during normal business hours upon reasonable notice to (i) visit and inspect any of such Credit Party’s offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine and/or audit all of such Credit Party’s books of account, records, reports and other papers, (ii) make copies and extracts therefrom and (iii) discuss such Credit Party’s Business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing); provided, however, that (x) Borrower shall not be obligated to reimburse Agent for more than two (2) visits, inspections, examinations and audits under the foregoing clause (i) conducted during any fiscal year while no Event of Default exists (it being agreed and understood that the Borrower shall be obligated to reimburse Agent for all such visits, inspections, examinations and audits conducted while any Event of Default exists), and (y) no notice shall be required to do any of the foregoing if any Event of Default has occurred and is continuing.
          (b) The Credit Parties shall cause their senior management to hold meetings with Agent and Lenders in person, on a semi-annual basis or more frequently, to discuss the Credit Parties financial performance and projections. The format and content of the meetings shall be substantially similar to the Credit Parties’ board of director meetings. Credit Parties’ shall
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reimburse Agent and Lenders for all reasonable out-of-pocket expenses incurred in connection with attendance at such meetings.
     6.6 Use of Proceeds
          Borrower shall use the proceeds from the Term Loan and any Advances under the Revolving Facility solely for the following purposes: (i) for purposes of paying the purchase price and all costs incurred in connection with the Closing Date Acquisition, (ii) to refinance existing Indebtedness on the Closing Date that was incurred in connection with the purchase or generation of receivables, (iii) for the purchase or generation from time to time of additional receivables in the future and for payments of amounts owing from time to time to Agent and Lenders under the Loan Documents, (iv) to pay transaction costs and expenses of the Closing Date Acquisition; (v) for general corporate purposes in compliance with applicable law and not in violation of this Agreement or the other Loan Documents; and (vi) to fund earn-out payments under the Closing Date Acquisition Agreement of up to $1,250,000, provided, however, that no such earn-out payments shall be made unless: (x) Borrower is in compliance with all terms and conditions of the Loan Documents and no Event of Default has occurred or is continuing, (y) pro forma for payment of such earn-out payments (i.e., after giving effect to any such payments), the average Availability for the thirty (30) day period prior to the payment of such earn-out payments shall not be less than One Million Five Hundred Thousand Dollars ($1,500,000), and (z) pro forma for payment of such earn-out payments, Borrower must be in compliance with all of the financial covenants set forth in Exhibit B-1 hereto.
     6.7 Further Assurances; Post Closing Deliveries
          (a) Each Credit Party shall, and shall cause each of its Subsidiaries to, within five (5) Business Days after demand by Agent or Requisite Lenders, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as may be requested in their Permitted Discretion in order to carry out the purposes, terms and conditions of the Loan Documents and the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of any Default or Event of Default.
          (b) Without limiting any other provision of any Loan Document, each Credit Party shall, and shall cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to Agent all agreements, instruments, documents and other deliveries, and take or cause to be taken all actions, and otherwise perform, observe and comply with all obligations and covenants, set forth on Schedule 6.7 hereto within the applicable time periods set forth thereon.
          (c) Each Credit Party shall, and shall cause its Subsidiaries to, become a Credit Party hereunder and to (i) execute, deliver and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, delivery and/or recording of any and all of the foregoing, that are necessary or required under law or otherwise requested by Agent to create, perfect or preserve the pledge of the Collateral to Agent and the Lien on the Collateral in favor of Agent, for the benefit of the Lender Parties (and each Credit Party irrevocably grants Agent the right, at Agent’s option, to file any or all of the
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foregoing), and (ii) defend the Collateral and the Lien in favor of Agent, for the benefit of the Lender Parties, against all claims and demands of all Persons (other than Permitted Liens). Without limiting the generality of the foregoing and except as otherwise approved in writing by Requisite Lenders, (i) each Credit Party shall, and shall cause its Subsidiaries to, guaranty the Obligations of Borrower and grant to Agent, for the benefit of the Lender Parties, a first priority Lien on all of its Property, subject to Priority Permitted Liens, to secure such guaranty, (ii) Parent shall pledge the equity interests in Borrower to Agent, for the benefit of the Lender Parties, to secure the Obligations, and (iii) Borrower shall grant a first priority Lien on all of its Property, subject to Priority Permitted Liens, and, without limiting the foregoing, pledge the stock and other equity interests and securities of each of its Subsidiaries, in each case to Agent, for the benefit of the Lender Parties, to secure the Obligations. In furtherance thereof, each Subsidiary of Parent shall execute a Joinder Agreement and become a party to such of the Loan Documents, including this Agreement, and in such capacity as Agent shall elect. Notwithstanding the foregoing, P.D. Quick Temps Inc., a Pennsylvania corporation (“PDQ”), will not have to become a Credit Party and otherwise comply with the terms of this paragraph and the remainder of this Agreement and the other Loan Documents so long as PDQ does not (i) engage in business, or (ii) have any assets. Prior to acquiring any assets and/or engaging in any business activities, PDQ shall become a Credit Party and otherwise comply with the terms and conditions of this Agreement.
          (d) Concurrently with (i) the execution by any Credit Party, as lessee, of any lease pertaining to real property, such Credit Party shall deliver to Agent (a) an executed copy thereof, (b) at the option of Agent, either a leasehold mortgage upon or a collateral assignment of such lease in favor of Agent, in either case in form and substance acceptable to Agent in its Permitted Discretion, (c) a Landlord Waiver and Consent from the Landlord under such lease (provided that with respect to leases existing as of the Closing Date, the Credit Parties’ obligation to obtain Landlord Waivers and Consents for such leases shall be subject to Schedule 6.7 hereof), (d) at the option of Agent, a lender’s policy of title insurance, in such form and amount and containing such endorsements as shall be satisfactory to Agent in its Permitted Discretion, insuring the Lien of such leasehold mortgage or collateral assignment of lease, together with a survey of such real property, which survey shall be of a recent enough date and in sufficient detail so as to permit the title company issuing such policy to eliminate any survey exceptions to such policy and (e) such other documents and assurances with respect to such real property as Agent may require in its Permitted Discretion, and (ii) the execution by any Credit Party of any contract relating to the acquisition by such Credit Party of a fee interest in or ground lease of real property, an executed copy of such contract and, concurrently with the closing of the purchase of such real property, if requested by Agent, (a) a first mortgage or deed of trust in favor of Agent, for the benefit of the Lender Parties, on such real property, in form and substance acceptable to Agent in its Permitted Discretion, (b) a lender’s policy of title insurance, in such form and amount and containing such exceptions, exclusions and endorsements as shall be satisfactory to Agent in its Permitted Discretion, (c) a survey of such real property, which survey shall be of a recent enough date and in sufficient detail so as to permit the title company issuing such policy to eliminate any survey exceptions to such policy, (d) a recent environmental assessment of such real property by a third party acceptable to Agent, and the results thereof shall be satisfactory to Agent in its Permitted Discretion, and (d) such other documents and assurances with respect to such real property as Agent may require in its Permitted Discretion.
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          (e) The foregoing provisions of this Section 6.7 to the contrary notwithstanding, no foreign Subsidiary of Borrower that is a “controlled foreign corporation,” as defined in Section 957 of the Code, shall be required to deliver any guaranty or grant a security interest in any of its Property to secure any such guaranty, and neither Borrower nor any of its other domestic Subsidiaries shall be required to pledge more than sixty-six percent (66%) of the voting equity securities of any such foreign Subsidiary of Borrower, to the extent, in any such case, such guaranty or granting, or a pledge of additional equity securities, would result in material and adverse tax consequences to Borrower under Section 956 of the Code as determined by Agent and the Requisite Lenders in their Permitted Discretion.
VII. NEGATIVE COVENANTS
     Each Credit Party, jointly and severally, covenants and agrees that, until the full performance and satisfaction, and indefeasible payment in full in cash, of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) and the termination of all Commitments and this Agreement:
     7.1 Financial Covenants
          No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, violate any of the financial covenants set forth in Exhibit B-1 hereto, calculated and determined as of the respective dates and for the respective periods set forth thereon.
     7.2 Indebtedness
          No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except the following (collectively, “Permitted Indebtedness”):
          (a) Indebtedness of the Credit Parties evidenced by the Loan Documents;
          (b) any Indebtedness of the Credit Parties existing on the Closing Date and set forth on Schedule 7.2 hereto (other than the Indebtedness evidenced by the Subordinated Loan Documents), including extensions, renewals and replacements thereof provided that the principal amount of such Indebtedness as of the date of such extension, renewal, or replacement is not increased and the maturity and weighted average life thereof are not shortened;
          (c) Indebtedness of the Credit Parties not to exceed Six Hundred Thousand Dollars ($600,000) in the aggregate at any time outstanding constituting Capital Lease Obligations;
          (d) Indebtedness of the Credit Parties incurred after the Closing Date secured by purchase money Liens permitted under Section 7.3(e)(i) provided the aggregate amount thereof outstanding at any time does not exceed One Hundred Thousand Dollars ($100,000);
          (e) inter-company unsecured Indebtedness arising from loans made by one Credit Party to another Credit Party; provided, that (A) no loans shall be made to Parent by any other
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Credit Party (other than to the extent necessary to enable Parent to (i) make payments due with respect to the Indebtedness owing under the Subordinated Loan Documents, to the extent such payments are permitted under the Loan Documents, including the applicable Subordination Agreement, and (ii) pay for miscellaneous operating expenses incurred by Parent, provided that the aggregate outstanding amount of loans made to Parent for purposes of this clause (ii) shall not exceed $100,000 at any time), and (B) upon the request of Agent, such Indebtedness shall be evidenced by promissory notes having terms (including subordination terms) satisfactory to Agent, and, if reasonably requested by Agent, (i) subject to a Subordination Agreement, and (ii) the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of the Lender parties, as security for the Obligations;
          (f) Subordinated Debt of the Credit Parties existing as of the Closing Date under the Subordinated Loan Documents, including extensions, renewals and replacements thereof; provided that (i) the principal amount of, or interest rate and fees and charges applicable to, such extended, renewed, or replaced Subordinated Debt as of the date of such extension, renewal, or replacement are not increased, (ii) the maturity and weighted average life thereof are not shortened, (iii) any covenants, events of default, and other provisions applicable to such extended, renewed, or replaced Subordinated Debt are no more restrictive that the covenants, events of default, and other provisions applicable to the Subordinated Debt as of the Closing Date, and (iv) all such Indebtedness must remain subject to the terms and conditions of the Subordination Agreement;
          (g) Contingent Obligations permitted under Section 7.8;
          (h) reimbursement or indemnity obligations for surety bonds otherwise permitted under this Agreement, not to exceed in the aggregate outstanding at any time $100,000; and
          (i) The Self Insurance Liability, not to exceed $2,100,000.
     7.3 Liens
          No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon, in, against or with respect to any part of, or any pledge of, any of the Collateral or any of its other Property or Capital Stock, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):
          (a) Liens created by the Loan Documents or otherwise arising in favor of Agent, for the benefit of the Lender Parties;
          (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority (i) that are not yet due or (ii) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Credit Party or Subsidiary in accordance with GAAP and, with respect to this clause (ii), all such Liens secure claims not exceeding Sixty Thousand Dollars ($60,000) in the aggregate at any time;
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          (c) statutory Liens of landlords, carriers, warehousemen, mechanics and/or materialmen and other similar Liens imposed by law or that arise by operation of law in the Ordinary Course of Business that, in any such case, are only for amounts not yet due or which are being contested in good faith by appropriate proceedings (which have the effect of preventing the forfeiture or sale of the Property subject thereto) and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP;
          (d) Liens (other than any Lien imposed by ERISA) incurred or deposits or pledges made in the Ordinary Course of Business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, trade contracts, statutory obligations and other similar obligations (other than for the repayment of Indebtedness);
          (e) (i) purchase money Liens securing Indebtedness permitted under Section 7.2(d); provided, that (x) any such Lien attaches to the subject Property and is perfected concurrently with or within the time period specified in Section 9-324 of the UCC after the acquisition thereof, (y) such Lien attaches only to the subject Property and (z) the principal amount of such Indebtedness secured thereby does not exceed one hundred percent (100%) of the cost of such Property; and (ii) Liens arising under Capital Leases permitted under Section 7.2(c) to the extent such Liens attach only to the Property that is the subject of such Capital Leases;
          (f) any attachment or judgment Lien provided that the enforcement of such Liens is effectively stayed and such Liens secure claims not otherwise constituting an Event of Default;
          (g) easements, rights of way, restrictions, zoning ordinances, reservations, covenants and other similar charges, title exceptions or encumbrances relating to real Property of the Credit Parties incurred in the Ordinary Course of Business that, either individually or in the aggregate, are not substantial in amount, do not interfere in any material respect with the use of the Property affected or the ordinary conduct of the Business of the Credit Parties and do not result in material diminution in value of the Property subject thereto;
          (h) Liens disclosed on Schedule 7.3 as of the Closing Date; and
          (i) Liens consisting of UCC-1 financing statements filed in connection with operating leases entered into in the Ordinary Course of Business for precautionary purposes.
     7.4 Consolidations, Mergers and Investments
          No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, (i) merge, liquidate, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of its Property to or in favor of, any Person, (ii) purchase, own, hold, invest in or otherwise acquire any obligations or stock or other securities of, or any other interest in, any Person (including the establishment or creation of any Subsidiary) or any joint venture, or otherwise consummate or commit to make any Acquisition (including by way of merger, consolidation or other combination), (iii) purchase, own, hold, invest in or otherwise acquire any
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“investment property” (as defined in the UCC), or (iv) make, permit to exist or commit to make any loans, advances or extensions of credit to or for the benefit of any Person, or assume, guarantee, indemnify, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of, any Person (the items described in the foregoing clauses (ii), (iii) and (iv) sometimes are referred to as “Investments”), except:
          (a) Investments created by the Loan Documents;
          (b) trade credit extended by any Credit Party in the Ordinary Course of Business;
          (c) Investments constituting inter-company Indebtedness to the extent permitted under Section 7.2(e);
          (d) loans to employees and advances by Borrower for business travel and similar temporary advances made in the Ordinary Course of Business to officers, directors and employees, not to exceed Fifty Thousand Dollars ($50,000) in the aggregate at any time outstanding;
          (e) the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;
          (f) Investments in Cash Equivalents with respect to which Agent, for the benefit of the Lender Parties, has a first priority and perfected Lien, as security for the Obligations;
          (g) Borrower and its Subsidiaries may consummate transactions otherwise permitted under Sections 7.5, 7.7 and 7.8;
          (h) upon not less than ten (10) Business Days’ prior written notice to Agent, any Subsidiary of Borrower may merge with, or dissolve or liquidate into, or transfer its Property to, Borrower or a domestic Wholly-Owned Subsidiary of Borrower that is a Credit Party, provided that, with respect to any such merger, Borrower or such domestic Wholly-Owned Subsidiary shall be the continuing or surviving entity; and
          (i) the Closing Date Acquisition.
     7.5 Restricted Payments
          No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, (i) declare, pay or make any dividend or distribution of cash, securities or other Property on any shares of its capital stock or other equity or ownership interests or securities, (ii) apply any of its Property to the acquisition, redemption or other retirement of any of its capital stock or other equity or ownership interests or securities or of any warrants, options or other rights to purchase or acquire, exchangeable or exercisable for, or convertible into, any of the foregoing, (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt or (iv) pay any management, service, consulting, non-competition or similar fee (except as provided below) or any compensation to any Affiliate of any Credit Party or any officer, director or employee of any Credit Party or any Affiliate of any
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Credit Party (the items described in clauses (i), (ii), (iii) and (iv) above sometimes are referred to herein as “Restricted Payments”). Notwithstanding the foregoing:
          (a) any Wholly-Owned Subsidiary of Borrower may declare and pay dividends and other distributions to Borrower or to any other domestic Wholly-Owned Subsidiary of Borrower that is a Credit Party;
          (b) (i) Borrower may declare and make dividend payments or other distributions to any Credit Party payable solely in its Capital Stock consisting of Permitted Securities to the extent such Capital Stock is pledged to the Agent, for the benefit of the Lender Parties, as collateral security for the Obligations in accordance with Section 6.7, and (ii) Parent may declare or make dividend payments or other distributions to its equity holders payable solely in its Capital Stock consisting of Permitted Securities;
          (c) any Wholly-Owned Subsidiary of Parent may declare and pay dividends and other distributions to Parent to enable Parent to pay, and Parent shall be permitted to pay, as and when due and payable regularly scheduled, non-accelerated payments of interest, at the non-default rate, and principal on the Subordinated Debt evidenced by the Subordinated Note to the extent otherwise permitted under the applicable Subordination Agreement; provided that the average Availability for the 30-day period immediately prior to any such payment of the Subordinated Debt that were blocked from being paid in accordance with the applicable Subordination Agreement, as well as after giving effect to any such payments, shall not be less than $1,500,000; and
          (d) Credit Parties may pay (i) reasonable compensation to their officers and employees for actual services rendered to the Credit Parties in the Ordinary Course of Business, and (ii) reasonable directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings. So long as Parent’s board of directors has an active independent committee reviewing and approving compensation for the Credit Parties’ officers and directors, no Credit Party will be considered to pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; provided, however, that if Parent’s board of directors do not have an active independent committee reviewing and approving compensation for the Credit Parties’ officers and directors, no Credit Party shall increase the salary, bonus, commissions, consultant fees or other compensation of any director, officer or consultant, or any member of their families, by more than ten percent in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.
     7.6 Transactions with Affiliates
          No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, enter into or consummate any transaction with any Affiliate of such Person other than:
          (a) as expressly permitted by, and subject to the terms of, this Agreement;
          (b) compensation and employment arrangements with employees in the Ordinary Course of Business and to the extent otherwise permitted under Section 7.5(d);
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          (c) other transactions pursuant to written agreements between a Credit Party or its Subsidiary and any such Affiliates that are entered into in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party; provided, that such transactions and agreements are on fair and reasonable terms not less favorable to such Person than would be obtained in an arm’s length transaction between unrelated parties of equal bargaining power;
          (d) transactions existing on the Closing Date and listed and described on Schedule 7.6 hereof; or
          (e) the sale of Permitted Securities by Parent to its directors on fair and reasonable terms not less favorable to such Person than would be obtained in an arm’s length transaction between unrelated parties of equal bargaining power.
     7.7 Transfer of Assets
          No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, sell, lease, transfer, convey, assign or otherwise dispose of (whether in a single transaction or a series of transactions) any Property or any interest therein, or agree to do any of the foregoing, except that:
          (a) Each Credit Party may sell obsolete, worn out, replaced or excess equipment that is no longer needed in the Ordinary Course of Business and has a net book value not exceeding One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year;
          (b) Each Credit Party may use cash in the Ordinary Course of Business;
          (c) Each Credit Party may sell other Properties not specifically permitted otherwise in this Section 7.7 (other than Capital Stock of a Credit Party) to the extent (a) Borrower or such Subsidiary complies with the mandatory prepayment provisions of Section 2.8(b) in connection therewith (to the extent the proceeds thereof are not reinvested in accordance with the terms of this Agreement), (b) such sale is for fair market value and the aggregate fair market value of all assets so sold does not exceed One Hundred Thousand Dollars ($100,000.00) in any fiscal year, (c) no Default or Event of Default exists or otherwise would result therefrom and (d) the sole consideration therefor received by Borrower or such Subsidiary is cash; and
          (d) Each Credit Party may enter into transactions with another Credit Party to the extent permitted under Sections 7.3, 7.4 and 7.5 to the extent permitted thereunder.
     7.8 Contingent Obligations
          No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, enter into, create, assume, suffer to exist or incur any Contingent Obligations or assume, guarantee, indemnify, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person, except:
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          (a) A Credit Party may enter into guarantees of Indebtedness of such Credit Party otherwise permitted under Section 7.2;
          (b) A Credit Party may endorse checks for collection in the Ordinary Course of Business;
          (c) Borrower may enter into unsecured interest rate agreements in the Ordinary Course of Business for bona fide hedging purposes and not for speculation with Agent’s prior written consent or otherwise pursuant to Schedule 6.7;
          (d) Contingent Obligations of Credit Parties incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations (other than the Self Insurance Liability), not to exceed in the aggregate outstanding at any time $100,000; and
          (e) Ordinary Contingent Obligations of Credit Parties arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies.
     7.9 Organizational Documents; Accounting Changes; Use of Proceeds; Insurance; Business
          No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to:
          (a) amend, modify, restate or change any of its Organizational Documents in any material respect or in any respect adverse to Agent or Lenders, or make any material change to its equity capital structure or, without the prior written consent of Agent (but without limiting the prohibitions on mergers involving any Credit Party otherwise permitted under Section 7.4(h)), reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Closing Date; provided that this Section 7.9(a) shall not restrict the issuance of Permitted Securities by Parent and amendments of its Organizational Documents as necessary to accommodate such issuance of Permitted Securities, provided that such issuance does not result in a Change of Control;
          (b) issue any Stock which grants or provides any direct or indirect owner or equityholder thereof any Shareholder Blocking Rights;
          (c) make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year;
          (d) use any proceeds of any Loans, directly or indirectly, for “purchasing” or “carrying” “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, or to repay or refinance Indebtedness incurred to so “purchase” or “carry” “margin stock,” or otherwise in violation of applicable law or this Agreement;
          (e) amend, modify, restate or change any insurance policy in any material respect (including, without limitation, any increase in the amount of any deductibles payable by the Credit Parties under any such insurance policy or any change in the scope of coverage, coverage
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amount, beneficiaries, loss payees and/or additional insureds), except changes in the term of coverage in connection with renewals thereof in the Ordinary Course of Business; or
          (f) engage, directly or indirectly, in any business other than the Business; provided, that, anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, Parent shall not (i) engage in, or commit to engage in, any business or other activities, or enter into, execute or perform any business transaction, (ii) own any material Property other than Capital Stock of Borrower and general intangibles arising from the Loan Documents, (iii) incur any Indebtedness or Contingent Obligations (other than Indebtedness and Contingent Obligations arising from the Loan Documents to which it is a party), or (iv) grant any Liens in any of its Property (other than Liens granted under the Loan Documents).
     7.10 Related Documents and Subordinated Debt
          (a) No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, (i) amend, supplement, waive or otherwise modify any of the terms or provisions of, and will not fail to enforce or diligently pursue its rights or remedies under, any Related Document, as in effect on the Closing Date, in any manner adverse to Agent or any Lender or which reasonably could be expected to result in a Material Adverse Effect, or (ii) take or fail to take any other action under any Related Document that reasonably could be expected to result in a Material Adverse Effect.
          (b) No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, amend, supplement or otherwise modify the terms of any Subordinated Debt to the extent the effect of such change or amendment is to: (i) increase the interest rate or the cash rate of interest on such Indebtedness; (ii) change the dates upon which payments of principal, interest or fees are due on such Indebtedness; (iii) add, or change in a manner adverse to any Credit Party, any event of default or add, or make more restrictive, any covenant with respect to such Indebtedness; (iv) change in a manner adverse to any Credit Party the prepayment provisions of such Indebtedness; (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (vi) change the terms of or otherwise alter any redemption or put rights thereunder; or (vii) change or amend any other term if such change or amendment would increase the obligations of the obligor or confer additional rights on the holder of such Indebtedness in a manner adverse to any Credit Party, Agent or Lenders.
     7.11 Negative Pledges
          (a) Except as a result of the Loan Documents or the Subordinated Loan Documents, no Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any such Subsidiary to pay dividends or make any other distribution on any of such Subsidiary’s equity securities or to pay fees or make other payments and distributions to such Credit Party. No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any contract or agreement that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of Agent, for the benefit of the Lender Parties, whether now owned or hereafter acquired except in connection
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with any document or instrument governing Liens related to purchase money Indebtedness and Capital Leases which, in each case, otherwise constitute Permitted Liens.
     7.12 Certain Specific Agreements
     Neither any Credit Party nor any Subsidiary of any Credit Party (i) will be or become a Person whose Property or interests in Property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001), (ii) will engage in any in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise be associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) otherwise will become a Person on the list of Specially Designated Nationals and Blocked Persons or in violation of the limitations or prohibitions under any other OFAC regulation or executive order.
VIII. EVENTS OF DEFAULT
     The occurrence of any one or more of the following shall constitute an “Event of Default”:
          (a) any Credit Party shall fail to pay when due and payable (i) any principal, Termination Fee or premium payment provided for or required under this Agreement and/or the Notes, or (ii) within two (2) Business Days after the same shall become due and payable, any interest, fees or other Obligations (other than principal, Termination Fee or premium payment) provided for or required under this Agreement or the other Loan Documents, in any such case described in the foregoing clause (i) or (ii), whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise); provided, that, the foregoing clause (ii) notwithstanding, if any Credit Party fails to make regularly scheduled payments of interest when due and payable more than twice in any year (without given effect to any grace or cure period set forth in the foregoing clause (ii)), an Event of Default automatically shall be deemed to occur on the third such instance during such year.
          (b) any representation, statement or warranty made or deemed made by any Credit Party or any other Person (other than Agent or any Lender) in any Loan Document or in any other certificate, document, report or opinion delivered pursuant to any Loan Document to which it is a party shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall have been true and correct in all respects and shall not have been false or misleading in any respect on the date when made or deemed to have been made);
          (c) any Credit Party or other Person party thereto (other than Agent or any Lender) shall be in violation, breach or default of, or shall fail to perform, observe or comply with, any covenant, obligation or agreement set forth in, or any event of default occurs under, any Loan Document and such violation, breach, default, event of default or failure shall not be cured within the applicable period, if any, set forth in the applicable Loan Document; provided that, with respect to the affirmative covenants set forth in Article VI (other than Sections 6.1, 6.2,
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6.3(b), 6.4, 6.5, 6.6, or 6.7(b), for which no cure period shall apply), any such violation, breach, default, event of default or failure shall result in any Event of Default only if it remains uncured for thirty (30) calendar days after the earlier of (i) Receipt by such Person of written notice of such violation, breach, default, event of default or failure and (ii) the time at which such Person or any authorized officer thereof knew or became aware, or should reasonably have known or been aware, of such violation, breach, default, event of default or failure;
          (d) (i) any of the Loan Documents ceases for any reason to be in full force and effect or (ii) any Lien created under any Loan Documents ceases to constitute a valid first priority perfected Lien (other than with respect to Property subject only to Priority Permitted Liens) on the Collateral in accordance with the terms thereof;
          (e) one or more judgments or decrees is or are rendered against the Credit Parties, any Subsidiary of any Credit Party or any of them in an amount in excess of One Hundred Fifty Thousand Dollars ($150,000) individually or Three Hundred Thousand Dollars ($300,000) in the aggregate (excluding judgments and decrees to the extent covered by third party insurance of such Persons where such coverage has been acknowledged by the insurer), which is/are not satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being rendered;
          (f) (i) any default or breach occurs, which is not cured within any applicable grace or cure period or waived, (x) in any payment with respect to any Indebtedness or other obligations (other than the Obligations) of any Credit Party or any Subsidiary of any Credit Party in excess of Two Hundred Fifty Thousand Dollars ($250,000), either individually or in the aggregate, or (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which any Credit Party or any Subsidiary of any Credit Party is a party or to which any of its Property is subject or bound (1) under or pursuant to which any Indebtedness or other obligations in excess of Two Hundred Fifty Thousand Dollars ($250,000), either individually or in the aggregate, was issued, created, assumed, guaranteed or secured and such default or breach permits the holder of any such Indebtedness or obligations to accelerate the maturity thereof, or (2) that is between any Credit Party and Agent or any Lender or any Affiliate of Agent or any Lender (other than the Loan Documents); or (ii) any Indebtedness or other obligations of any Credit Party in excess of Two Hundred Fifty Thousand Dollars ($250,000), either individually or in the aggregate, is declared to be due and payable or is required to be prepaid prior to the stated maturity thereof, or (iii) any default or event of default occurs under the Subordinated Loan Documents which is not waived;
          (g) any Credit Party or any Subsidiary of any Credit Party shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute, (iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its Property or shall otherwise be dissolved or liquidated, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;
          (h) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or
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any Subsidiary of any Credit Party or the whole or any substantial part of any such Person’s Properties, which shall continue undismissed or unstayed and in effect for a period of sixty (60) calendar days, (B) approve a petition filed against any Credit Party or any Subsidiary of any Credit Party seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed or stayed within sixty (60) calendar days, or (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of any Credit Party or any Subsidiary of any Credit Party or of the whole or any substantial part of any such Person’s Properties, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against any Credit Party or any Subsidiary of any Credit Party any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute (A) which is not unconditionally dismissed or stayed within sixty (60) calendar days after the date of commencement or (B) in respect of which such Credit Party or any Subsidiary of any Credit Party takes any action to indicate its approval of or consent to any such proceeding or petition;
          (i) any Change of Control or any Material Adverse Effect occurs;
          (j) Agent or any Lender receives any evidence that any Credit Party has directly or indirectly been engaged in any type of activity which, in Agent’s Permitted Discretion, could result in forfeiture of any material portion of Collateral to any Governmental Authority, which shall have continued unremedied for a period of twenty (20) calendar days after written notice from Agent;
          (k) uninsured damage to, or uninsured loss, theft or destruction of, any portion of the Collateral occurs that exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;
          (l) (i) any Credit Party is criminally indicted or convicted (A) of a felony or (B) under any law that could lead to forfeiture of any material portion of Collateral, or (ii) any director or senior officer of any Credit Party is convicted (A) of a felony for fraud or dishonesty in connection with the Business or (B) under any law that could lead to forfeiture of any material portion of Collateral;
          (m) the issuance of any process for levy, attachment or garnishment or execution upon or any judgment against any Credit Party or any of its material Property or against any of the Collateral, in any case which is not satisfied, stayed, vacated, dismissed or discharged within thirty (30) calendar days of being issued or executed;
          (n) (i) the subordination provisions of the Subordination Agreements and/or the subordination provisions contained in or otherwise pertaining to any agreement or instrument governing any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or (ii) any Person shall contest in any manner the validity or enforceability thereof, deny that it has any further liability or obligation thereunder, or take any action in violation thereof or fail to take any action required by the terms thereof, or (iii) the Obligations, for any reason shall not have the priority contemplated by this Agreement, the Subordination Agreement or such subordination provisions;
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          (o) an “Event of Default” under any other Loan Document occurs (to the extent, with respect to any such other Loan Document, not otherwise constituting an Event of Default hereunder); or
          (p) any Credit Party is enjoined, restrained or in any way prevented by the order of any court or other Governmental Authority from conducting all or any part of its business for more than fifteen (15) calendar days which is reasonably likely to be, have or result in a Material Adverse Effect;
then, upon the occurrence and during the continuation of any such Event of Default, and in any such event, notwithstanding any other provision of any Loan Document, (I) Agent may (and at the request of Requisite Lenders, shall), by notice to Borrower (i) terminate Lenders’ Commitments and obligations hereunder, whereupon the same shall immediately terminate, and (ii) declare all or any of the Loans and/or any Notes (if any), all interest thereon and all other Obligations to be due and payable immediately (provided, that in the case of any Event of Default under Article VIII(g) or (h), all of the foregoing automatically and without any act by Agent or any Lender shall be due and payable immediately and Lenders’ Commitments and obligations hereunder shall immediately terminate; in each case without presentment, demand, protest or notice of any kind, all of which hereby are expressly waived by the Credit Parties), and (II) without limiting any of the other rights and/or remedies of Agent and Lenders, no action permitted to be taken under Article VIII hereof may be taken to the extent such action is expressly prohibited during the existence of an Event of Default.
IX. RIGHTS AND REMEDIES AFTER DEFAULT
     9.1 Rights and Remedies
          (a) In addition to the acceleration and other provisions set forth in Article VIII, upon the occurrence and during the continuation of an Event of Default, Agent shall have the right to (and at the request of Requisite Lenders, shall) exercise any and all rights and remedies provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any Property of any Credit Party held by Agent, for the benefit of the Lender Parties, or any Lender to reduce the Obligations, (ii) foreclose the Liens created under the Loan Documents, (iii) realize upon, take possession of and/or sell or otherwise transfer any Collateral or securities pledged, with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Credit Party might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Credit Party shall resist or interfere with such action, (vii) at Credit Parties’ expense, require that all or any part of the Collateral be assembled and made available to Agent at any place designated by Agent in its Permitted Discretion, (viii) reduce or otherwise change the Facility Cap, and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Loan Document, Agent, in its Permitted Discretion, shall have the right, at any time that any Credit Party fails to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the
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performance of any of the Obligations; (iii) discharge taxes, levies and/or Liens on any of the Collateral that are in violation of any Loan Document; and (iv) pay for the maintenance, repair and/or preservation of the Collateral. Such expenses and advances shall be added to the Obligations until reimbursed to Agent and shall be secured by the Collateral and payable on demand, and such payments by Agent shall not be construed as a waiver by Agent or Lenders of any Event of Default or any other rights or remedies of Agent and Lenders.
          (b) The Credit Parties jointly and severally agree that notice received by any of them at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to any Credit Party. At any sale or disposition of Collateral or securities pledged, Agent may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by the Credit Parties, which right hereby is waived and released. The Credit Parties jointly and severally covenant and agree not to, and not to permit or cause any of their Subsidiaries to, interfere with or impose any obstacle to Agent’s exercise of its rights and remedies with respect to the Collateral. In dealing with or disposing of the Collateral or any part thereof, Agent and Lenders shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.
          (c) Each Credit Party hereby grants to Agent, for the benefit of the Lender Parties, after the occurrence and during the continuance of an Event of Default, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Credit Party) to use, assign, license or sublicense any Intellectual Property, now owned or hereafter acquired by such Credit Party, and wherever the same may be located, including in such license reasonable access as to all media in which any of the licensed items may be recorded or stored and to all computer programs and used for the compilation or printout thereof. All proceeds received by Agent or Lenders in connection with such license shall be used by Agent or Lenders to satisfy the Obligations.
          (d) In addition to the acceleration and other provisions set forth in Article VIII, upon the occurrence and during the continuation of an Event of Default, each Credit Party shall take any action that Agent, for the benefit of itself and the Lenders, may request in order to enable Agent to obtain and enjoy the full rights and benefits granted to Agent hereunder.
          (e) In addition to any rights of Agent and Lenders set forth in this Agreement (including, but not limited to, Appendix B) or any other Loan Document, if an Event of Default has occurred and is continuing or this Agreement (or the Revolving Facility) shall be terminated for any reason, then Agent may, and upon request of Lenders holding at least a majority of the principal amount of Advances shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Article VIII), and Borrower shall thereupon deliver to Agent, to be held for the benefit of Agent and the Revolving Lenders, an amount of cash equal to one hundred five percent (105%) of the amount of Letter of Credit Usage as additional collateral security for the Obligations in respect of any outstanding Letters of Credit. Agent may at any time apply any or
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all of such cash and cash collateral to the payment of any or all of the Obligations in respect of any Letters of Credit or Letter of Credit Usage.
     9.2 Application of Proceeds
          In addition to any other rights and remedies Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, upon the election of Agent or Required Lenders all payments received after the occurrence and during the continuation of any Event of Default, and all proceeds collected or received from collecting, holding, managing, renting, selling or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of remedies hereunder upon the occurrence and during the continuation of an Event of Default, shall be applied in the following order of priority:
     (i) first, to the payment of all costs and expenses of such collection, holding, managing, renting, selling or disposition, and of conducting the Credit Parties’ Businesses and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Agent or Lenders may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Agent or Lenders may be required or authorized to make under any provision of the Loan Documents (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and attorneys’ fees and all expenses, liabilities and advances made or incurred in connection therewith);
     (ii) second, to payment of all accrued unpaid interest on the Obligations and fees owed to the Agent and Lenders (in any order selected by Agent);
     (iii) third, to the principal amount of the Revolving Loans (with a corresponding permanent reduction in the Facility Cap);
     (iv) fourth, to the then remaining installments of principal of the Term Loan;
     (v) fifth, to payment of any other amounts owing constituting Obligations (in any order selected by Agent); and
     (vi) sixth, any surplus then remaining to the Credit Parties, unless otherwise provided by law or directed by a court of competent jurisdiction;
provided that the Credit Parties shall be liable for any deficiency if such proceeds are insufficient to satisfy all of the Obligations or any of the other items referred to in this Section. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category; and (y) each of the Lenders shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant to clauses (i), (ii), (iii), (iv), and (v) above.
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     9.3 Rights to Appoint Receiver
          Without limiting any other rights, options and remedies Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, upon the occurrence and during the continuation of an Event of Default, Agent and Lenders shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Agent to enforce its and Lenders’ rights and remedies in order to manage, protect and preserve the Collateral, to sell or dispose of the Collateral and continue the operation of the Businesses of the Credit Parties and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. To the extent not prohibited by applicable law, each Credit Party hereby irrevocably consents to, and waives any right to object to or otherwise contest, the appointment of, a receiver as provided above.
     9.4 Attorney in Fact
          Each Credit Party hereby irrevocably appoints Agent, for the benefit of the Lender Parties, as its attorney in fact to take any action Agent or Requisite Lenders deem necessary or desirable upon the occurrence and during the continuation of an Event of Default to protect and realize upon the Liens in the Collateral, including the execution and delivery of any and all documents or instruments related to the Collateral in such Credit Party’s name, and said appointment shall create in Agent, for the benefit of the Lender Parties, a power coupled with an interest.
     9.5 Rights and Remedies not Exclusive
          As among the Lender Parties on one hand and the Credit Parties on the other hand, Agent and Lenders shall have the right in their sole discretion to determine which rights, Liens and/or remedies Agent and/or Lenders may at any time pursue, relinquish, subordinate or modify, and such determination shall not in any way modify or affect any of Agent’s or Lenders’ rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Agent and the Lenders described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent and Lenders otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.
X. WAIVERS, JUDICIAL PROCEEDINGS AND AMENDMENTS
     10.1 Certain Waivers
          Except as expressly provided for herein, each Credit Party hereby waives set-off, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document. Each Credit Party hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by
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Agent or any Lender to obtain an order of court recognizing the assignment of, or Lien of Agent, for the benefit the Lender Parties, in and to, any Collateral.
     10.2 Delay; No Waiver of Defaults
          No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Agent’s or any Lender’s part in enforcing any such provision shall affect the liability of any Credit Party or operate as a waiver of such provision or affect the liability of any Credit Party or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances and/or funding the Term Loan, neither Agent nor any Lender waives any breach of any representation or warranty of any Credit Party under any Loan Document, and all of Agent’s and Lenders’ claims and rights resulting from any such breach or misrepresentation hereby specifically are reserved.
     10.3 Jury Waiver
          EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.
     10.4 Amendment and Waivers
          Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Credit Parties or any of them therefrom, shall be effective unless the same shall be in writing and signed by Requisite Lenders (or Agent at the direction of the Requisite Lenders) and Borrower (or such Credit Party); provided, that no amendment, modification, termination or waiver shall, unless in writing and signed by Borrower (or such Credit Party) and each Lender directly affected thereby, do any of the following: (i) increase the Commitment of any individual Lender (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate (or cash rate) of interest on or fees payable with respect to any Loan or other Obligation; (iii) extend the scheduled due date, or reduce the amount due on any scheduled due
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date, of any installment of principal, interest or fees payable under any Loan Document, or waive, forgive, extend, defer or postpone the payment thereof; (iv) change the percentage of the Commitments, of the aggregate unpaid principal amount of the Loans, or of Lenders which shall be required for Lenders, Agent or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders) or alter, as between or among the Revolving Lenders and Term Lenders, the amount payable to each hereunder; (v) except as otherwise permitted herein or in the other Loan Documents, release any Guaranty or release any material portion of the Collateral (which action shall be deemed to directly affect all Lenders) (provided, that consent to such release shall not be required if such release is made after the occurrence and during the continuation of an Event of Default in connection with the sale or disposition of the Collateral by Agent otherwise permitted hereunder); (vi) amend, modify or waive this Section 10.4 or the definitions of the terms used in this Section 10.4 insofar as the definitions affect the substance of this Section 10.4 (which action shall be deemed to directly affect all Lenders); and/or (vii) consent to the assignment or other transfer by any Credit Party or any other party to any Loan Documents (other than Agent or any Lender) of any of their rights and obligations under any Loan Document; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Revolving Lenders have exercised their right to suspend the making or incurrence of Advances) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Advances unless the same shall be in writing and signed by Revolving Lenders holding at least a majority of the Commitments in respect of the Revolving Facility. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.4 shall be binding upon Agent, each Lender and the Credit Parties.
     10.5 Survival
          All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by each Credit Party in the Loan Documents shall survive the execution and delivery of the Loan Documents, the Closing, the making and funding of the Loans and any termination of this Agreement until all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) are fully performed and indefeasibly paid in full in cash; provided, that, the obligations and provisions of Sections 3.5, 10.1, 10.3, 10.5, 12.3, 12.4, 12.7, 12.9, 12.10 and 12.11, Article XI and Article XIII shall survive the termination of the Loan Documents and any payment, in full or in part, of the Obligations.
XI. AGENT PROVISIONS; SETTLEMENT
     11.1 Agent
          (a) Appointment. Each Lender hereby designates and appoints CapitalSource as the administrative agent, payment agent and collateral agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes CapitalSource, as Agent for such Lender, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and
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perform such duties as are delegated to Agent by the terms of this Agreement and the other Loan Documents (including, without limitation, acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations), together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the conditions contained in this Article XI. The provisions of this Article XI are solely for the benefit of Agent and Lenders, and the Credit Parties shall have no rights as third-party beneficiaries of any of the provisions of this Article XI other than the second sentence of Section 11.1(h)(iii). Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents, employees or sub-agents.
          (b) Nature of Duties. In performing its functions and duties under this Agreement, Agent is acting solely on behalf of Lenders, and its duties are administrative in nature, and does not assume and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for Lenders, other than as expressly set forth herein and in the other Loan Documents, or the Credit Parties. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of the Credit Parties. Except for information, notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder or given to Agent for the account of or with copies for Lenders, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send prior written notice thereof to each Lender. Agent shall promptly notify each Lender in writing any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.
          (c) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, managers, members, equity owners, employees, attorneys or agents shall be liable to any Lender for any action lawfully taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith; provided that the foregoing shall not prevent Agent from being be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis. Notwithstanding the foregoing, Agent shall be obligated on the terms set forth herein for performance of its express duties and obligations hereunder. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree promptly to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by the Credit Parties herein or for the execution, effectiveness, genuineness, validity, enforceability,
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collectibility or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Credit Parties. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Loan Documents or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and, notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith, believes that such action exposes Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents to any personal liability unless Agent receives an indemnification satisfactory to it from Lenders with respect to such action.
          (d) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent accountants and other experts selected by Agent in its sole discretion.
          (e) Indemnification. Each Lender, severally and not (i) jointly or (ii) jointly and severally, agrees to reimburse and indemnify and hold harmless Agent and its officers, directors, managers, members, equity owners, employees, attorneys and agents (to the extent not reimbursed by the Credit Parties), ratably according to their respective Pro Rata Share in effect on the date on which indemnification is sought under this subsection of the total outstanding Obligations (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Pro Rata Share immediately prior to such date of the total outstanding Obligations), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis. The obligations of Lenders under this Article XI shall survive the payment in full of the Obligations and the termination of this Agreement.

          (f) CapitalSource Individually. With respect to the Loans made by it and the Notes issued to it, CapitalSource shall have, and may exercise, the same rights and powers hereunder and under the other Loan Documents, and is subject to the same obligations and liabilities, as and to the extent set forth herein and the other Loan Documents as any other Lender. The terms “Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include CapitalSource in its individual capacity as a Lender or one of the Requisite Lenders. CapitalSource may lend money to, and generally engage in any kind of banking, trust or other business with, any Credit Party or any Subsidiary or Affiliate of any Credit Party as if it were not acting as Agent pursuant hereto.
          (g) Successor Agent.
     (i) Resignation. Agent may resign from the performance of all or part of its functions and duties hereunder at any time by giving at least thirty (30) calendar days’ prior written notice to Borrower and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided below.
     (ii) Appointment of Successor. Upon any such notice of resignation pursuant to clause (g)(i) of this Section 11.1, Requisite Lenders shall appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld, delayed or conditioned (or required if any Default or Event of Default exists). If a successor Agent shall not have been so appointed within said thirty (30) calendar day period referenced in clause (g)(i) above, the retiring Agent, upon notice to Borrower, may, on behalf of Lenders, appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld, delayed or conditioned (or required if any Default or Event of Default exists), who shall serve as Agent until such time as Requisite Lenders appoint a successor Agent as provided above. If no successor Agent has been appointed pursuant to the foregoing within said thirty (30) calendar day period, the resignation shall become effective and Requisite Lenders thereafter shall perform all the duties of Agent hereunder, until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.
     (iii) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, upon the earlier of such acceptance or the effective date of the retiring Agent’s resignation, the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, provided that any indemnity rights or other rights in favor of such retiring Agent shall continue after and survive such resignation and succession. After any retiring Agent’s resignation as Agent under the Loan Documents, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.
          (h) Collateral Matters.
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     (i) Collateral. Each Lender agrees that any action taken by Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater number of Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents relating to the Collateral, and the exercise by Agent or the Requisite Lenders (or, where so required, such greater number of Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders and Agent. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents in connection with the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and each Subordination Agreement and accept delivery of each such agreement delivered by the Credit Parties or any of their Subsidiaries; (iii) act as collateral agent for Lenders for purposes of the creation, attachment and perfection of all security interests and Liens created by such agreements and all other purposes stated therein; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents relating to the Collateral; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all right and remedies given to such Agent and Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.
     (ii) Release of Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent, for the benefit the of Lender Parties, upon any Property covered by the Loan Documents (A) upon termination of this Agreement and payment and satisfaction in full of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted); (B) constituting Property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of the Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); or (C) constituting Property leased to any Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended. Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities under Section 12.4 of this Agreement, Agent shall deliver to Borrower such termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Lien securing payment of the Obligations.
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     (iii) Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 11.1(h)(i) and (ii)), each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under Section 11.1(h)(ii). So long as no Event of Default exists, upon receipt by Agent of confirmation from the requisite percentage of Lenders of its authority to release any particular item or types of Property covered by this Agreement or the other Loan Documents, and upon at least five (5) Business Days’ prior written request by Borrower, Agent shall (and hereby is irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent, for the benefit of the Lender Parties, herein or pursuant hereto upon such Collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty (other than that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising from such Person’s own acts), and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Credit Parties or any Subsidiary of any Credit Party in respect of all interests retained by the Credit Parties or any Subsidiary of any Credit Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Property covered by this Agreement or the Loan Documents).
     (iv) Absence of Duty. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Property covered by this Agreement or the other Loan Documents exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent, on behalf of the Lender Parties, herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, enforced or maintained or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 11.1(h) or in any of the Loan Documents; it being understood and agreed that in respect of the Property covered by this Agreement or the other Loan Documents, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in Property covered by this Agreement or the Loan Documents as one of Lenders and Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account.
          (i) Agency for Perfection. Each Lender hereby appoints Agent as agent for the purpose of perfecting Lenders’ security interest in Collateral which, in accordance with Article 9 of the UCC in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall hold such
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Collateral for purposes of perfecting a security interest therein for the benefit of the Lender Parties, notify Agent thereof and, promptly upon Agent’s request therefor, deliver such Collateral to Agent or otherwise act in respect thereof in accordance with Agent’s instructions.
          (j) Exercise of Remedies. Except as set forth in Section 11.3, each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any other Loan Document or to realize upon any Collateral security for the Loans or other Obligations; it being understood and agreed that such rights and remedies may be exercised only by Agent in accordance with the terms of the Loan Documents.
     11.2 Reserved
     11.3 Set-off and Sharing of Payments
          In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each Lender is hereby authorized by the Credit Parties at any time or from time to time, to the fullest extent permitted by law, with notice to Agent and without notice to Borrower or any other Person other than Agent (such notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances (general or special, time or demand, provisional or final) held by such Lender at any of its offices for the account of any Credit Party (regardless of whether such balances are then due to any Credit Party), and (b) other Property at any time held or owing by such Lender to or for the credit or for the account of any Credit Party, against and on account of any of the Obligations which are not paid when due; provided, that no Lender or any such holder shall exercise any such right without prior written notice to Agent. Any Lender that has exercised its right to set-off or otherwise has received any payment on account of the Obligations shall, to the extent the amount of any such set off or payment exceeds its Pro Rata Share of payments obtained by all of the Lenders on account of such Obligations, purchase for cash (and the other Lenders or holders of the Loans shall sell) participations in each such other Lender’s or holder’s Pro Rata Share of Obligations as would be necessary to cause such Lender to share such excess with each other Lenders or holders in accordance with their respective Pro Rata Shares; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such purchasing Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery. Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set-off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders may exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans and other Obligations in the amount of such participation.
     11.4 Disbursement of Funds under Revolving Facility
          Agent may, on behalf of Revolving Lenders, disburse funds to Borrower for Advances requested. Each Revolving Lender shall reimburse Agent on demand for its Pro Rata Share of all funds disbursed on its behalf by Agent, or if Agent so requests, each Revolving
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Lender shall remit to Agent its Pro Rata Share of any Advance before Agent disburses such Advance to Borrower. If Agent so elects to require that funds be made available prior to disbursement to Borrower, Agent shall advise each Revolving Lender by telephone, telex or telecopy of the amount of such Revolving Lender’s Pro Rata Share of such requested Advance no later than one (1) Business Day prior to the funding date applicable thereto, and each such Revolving Lender shall pay Agent such Revolving Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent’s account not later than 2:00 p.m. (New York City time). If Agent shall have disbursed funds to Borrower on behalf of any Revolving Lender and such Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment by Borrower required pursuant to this Section 11.4 shall be without premium or penalty. Nothing in this Section 11.4 or elsewhere in this Agreement or the other Loan Documents, including, without limitation, the provisions of Section 11.5, shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.
     11.5 Settlements; Payments; and Information
          (a) Advances; Payments; Interest and Fee Payments.
     (i) The amount of outstanding Loans pursuant to Advances may fluctuate from day to day through Agent’s disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Revolving Lender, notwithstanding terms to the contrary set forth in Section 11.4, Advances and repayments thereof may be settled according to the procedures described in Sections 11.5(a)(ii) and 11.5(a)(iii). Payments of principal on the Term Loan will be settled, in accordance with each Lender’s Pro Rata Share, on the first Business Day after such payments are received. Notwithstanding these procedures, each Revolving Lender’s obligation to fund its Pro Rata Share of any Advances made by Agent to Borrower will commence on the date such Advances are made by Agent. Nothing contained in this Agreement shall obligate a Revolving Lender to make an Advance at any time any Default or Event of Default exists. All such payments will be made by such Lender without set-off, counterclaim or deduction of any kind.
     (ii) Once each week, or more frequently (including daily), if Agent so elects (each such day being a “Settlement Date”), Agent will advise each Revolving Lender by 1:00 p.m. (New York City time) on a Business Day by telephone, telex or telecopy of the amount of each such Revolving Lender’s Pro Rata Share of the outstanding Advances. In the event payments are necessary to adjust the amount of such Revolving Lender’s share of the Advances to such Lender’s Pro Rata Share of the Advances, the party from which such payment is due will pay the other party, in same day funds, by wire transfer to the other’s account not later than 2:00 p.m. (New York City time) on the Business Day following the Settlement Date.
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     (iii) On the first Business Day of each month (“Interest Settlement Date”), Agent will advise each Lender by telephone or facsimile of the amount of interest and fees charged to and collected from Borrower for the preceding month in respect of the applicable Loans. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender’s account (as specified by such Lender on Schedule A of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 2:00 p.m. (New York City time) on the next Business Day following the Interest Settlement Date, such Lender’s share of such interest and fees.
          (b) Availability of Lenders’ Pro Rata Share.
     (i) Unless Agent has been notified by a Revolving Lender prior to any proposed funding date of such Lender’s intention not to fund its Pro Rata Share of an Advance requested by Borrower, Agent may assume that such Revolving Lender will make such amount available to Agent on the proposed funding date or the Business Day following the next Settlement Date, as applicable; provided, however, nothing contained in this Agreement shall obligate a Revolving Lender to make an Advance at any time any Default or Event of Default exists. If such amount is not, in fact, made available to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind.
     (ii) Nothing contained in this Section 11.5(b) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.
          (c) Return of Payments.
     (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from any Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.
     (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Credit Party or paid to any other Person pursuant to any Debtor Relief Law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.
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     11.6 Dissemination of Information
          Upon request by a Lender, Agent will distribute promptly to such Lender, unless previously provided by any Credit Party to such Lender, copies of all notices, schedules, reports, projections, financial statements, agreements and other material and information, including, without limitation, financial and reporting information received from the Credit Parties or generated by a third party (and excluding only internal information generated by CapitalSource for its own use as a Lender or as Agent), as provided for in this Agreement and the other Loan Documents as received by Agent. Agent shall not be liable to any of the Lenders for any failure to comply with its obligations under this Section 11.6, except to the extent that such failure is attributed to Agent’s gross negligence or willful misconduct and results in demonstrable damages to such Lender as determined, in each case, by a court of competent jurisdiction on a final and non-appealable basis.
XII. MISCELLANEOUS
     12.1 Governing Law; Jurisdiction; Service of Process; Venue
          The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law provisions that would result in the application of the laws of a different jurisdiction. Any judicial proceeding against any Credit Party with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal court or state court of competent jurisdiction located in New York County, New York. By execution and delivery of each Loan Document to which it is a party, each Credit Party (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 12.5, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum nonconveniens. Nothing shall affect the right of Agent or any Lender to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Credit Party in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Agent or any Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal court or state court located in New York County, New York.
     12.2 Successors and Assigns; Assignments and Participations
          (a) Subject to Section 12.2(h), each Lender may, at any time and from time to time, assign all or any portion of its rights and delegate all or a portion of its obligations under this Agreement and the other Loan Documents (including all of its rights and obligations with respect to the Loans) to one or more Persons (each, a “Transferee”) with the prior written consent of Agent; provided, that such Transferee and such assigning Lender shall execute and deliver to Agent for acceptance and recording in the Register, a Lender Addition Agreement, which shall be in form and substance acceptable to Agent in its Permitted Discretion. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Lender Addition Agreement, (i) the Transferee thereunder shall be a party
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hereto and, to the extent provided in such Lender Addition Agreement, have the same rights, benefits and obligations of a Lender hereunder, (ii) the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof, as the case may be, to the extent that such obligations shall have been expressly assumed by the Transferee pursuant to such Lender Addition Agreement (and, in the case of a Lender Addition Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of Sections 12.4 and 12.7). Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the Transferee and that the Transferee shall be a “Lender” hereunder and under the other Loan Documents. Credit Parties may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including Credit Parties’ rights, title, interests, remedies, powers, and duties hereunder or thereunder.
          (b) Each Lender at any time may sell participations in all or any part of its rights and obligations under this Agreement and the other Loan Documents (including all of its rights and obligations with respect to the Loans) to one or more Persons (each, a “Participant”); provided that each Lender that sells such a participation shall notify Borrower of the identity of such Participant. In the event of any such sale by a Lender of a participation to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participation shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender’s rights and enforce each Credit Party’s obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents; provided, that such participation agreement may provide that such Lender will not agree, without the consent of the Participant, to any amendment, supplement, modification or waiver to the extent resulting in: (i) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such Participant participates; (ii) any extension of the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such Participant participates; and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement or the other Loan Documents). The Credit Parties hereby acknowledge and agree that the Participant under each participation shall, solely for the purposes of Sections 10.5, 12.4, 12.7, and 13.1 of this Agreement, be considered to be a “Lender” hereunder.
          (c) Agent, on behalf of Borrower, shall maintain at its address referred to in Section 12.5 a copy of each Lender Addition Agreement delivered to it and the Register for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, and the Notes, if any, evidencing such Loans owned by, each Lender from time to time. Anything contained in this Agreement to the contrary notwithstanding, each of the Credit Parties, Agent and the Lenders shall treat each Person whose name is recorded in such Register as the owner of the Loans, the Notes and the Commitments
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recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
          (d) Notwithstanding anything in this Agreement to the contrary, no assignment under Section 12.2(a) of any rights or obligations under or in respect of the Loans or the Notes evidencing such Loans shall be effective unless and until (i) Agent shall have recorded the assignment pursuant to Section 12.2(c) and (ii) the assignor Lender or the Transferee has paid to Agent a processing fee in the amount of $3,500 (provided no such processing fee shall be required to be paid in connection with an assignment by a Lender to another Lender, an Affiliate of such Lender or a Related Fund of such Lender). Upon its receipt of a Lender Addition Agreement executed by an assigning Lender and an Transferee, Agent shall (i) promptly accept such Lender Addition Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and Borrower. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and Borrower, at its own expense, shall, upon the request of Agent, the assigning Lender or the Transferee, as applicable, execute and deliver to Agent, within five (5) Business Days of any request, new Notes to reflect the interest held by the assigning Lender and its Transferee.
          (e) Except as otherwise provided in this Section 12.2, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning the Credit Parties in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to confidentiality requirements, if any, hereunder.
          (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement, including, without limitation, the Loans owing to it and the Notes held by it and the other Loan Documents and Collateral.
          (g) Each Credit Party agrees to provide commercially reasonable best efforts to assist any Lender in assigning or selling participations in all or any part of any Loans made by such Lender to another Person identified by such Lender.
          (h) Notwithstanding anything in the Loan Documents to the contrary, (i) CapitalSource and its Affiliates shall not be required to execute or deliver a Lender Addition Agreement in connection with any transaction involving CapitalSource and any of its Affiliates, or the lenders or funding or financing sources of CapitalSource or any of its Affiliates, (ii) subject to the provisions at the end of this paragraph, no lender to or Affiliate, funding or financing source of CapitalSource or any of its Affiliates shall be considered a Transferee, and (iii) there shall be no limitation or restriction on (A) the ability of CapitalSource or any of its Affiliates to assign or otherwise transfer any Loan Document, Commitment or Obligation to any such Affiliate or lender or financing or funding source or (B) any such lender’s or funding or
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financing source’s ability to assign or otherwise transfer any Loan Document, Commitment or Obligation; provided, however, CapitalSource shall continue to be liable as a “Lender” under the Loan Documents unless such Affiliate, lender or funding or financing source executes and delivers a Lender Addition Agreement and thereby becomes a “Lender.”
          (i) The Loan Documents shall inure to the benefit of each Lender, Agent, each Transferee, each Participant (to the extent otherwise expressly provided herein only) and all future holders of the Loans, the Notes, the Obligations and/or any of the Collateral, and each of their respective successors and assigns. Each Loan Document shall be binding upon the Persons other than Lenders and Agent that are parties thereto and their respective successors and assigns; provided that, no such Person shall assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Agent and each Lender. No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Credit Party. Nothing contained in any Loan Document shall be construed as a delegation to Agent or any Lender of any other Person’s duty of performance.
     12.3 Reinstatement; Application of Payments
          To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent or any Lender and the Liens created by the Security Documents shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Agent or such Lender. Except as specifically provided in this Agreement, any payments with respect to the Obligations received shall be credited and applied in such manner and order as Agent shall decide in its sole discretion. Anything contained in any Loan Document to the contrary notwithstanding, only upon payment in full in cash and performance of all of the Obligations (other than contingent indemnification Obligations for which no unsatisfied claim has been asserted), termination of the Commitments and the execution and delivery of a written release by the Credit Parties of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing the Obligations.
     12.4 Indemnity
          The Credit Parties, jointly and severally, hereby indemnify Agent and each Lender, and their respective Affiliates, managers, members, officers, employees, agents, representatives, successors, assigns, participants, accountants and attorneys, and each of the managers, members, officers, employees, agents and representatives of such successors, assigns, and participants (collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and
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disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by, or any matter related to, any Loan Document, any Related Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent a final and nonappealable order of judgment binding on such Indemnified Person of a court of competent jurisdiction determines the same arose out of the gross negligence or willful misconduct of such Indemnified Person. If any Indemnified Person uses in-house counsel for any purpose for which the Credit Parties are responsible to pay or indemnify, the Credit Parties expressly agree that their indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed. Agent agrees to give Borrower reasonable notice of any event of which Agent becomes aware for which indemnification may be required under this Section 12.4, and Agent may elect (but is not obligated) to direct the defense thereof. Any Indemnified Person may take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an “Insured Event”), Agent agrees not to exercise its right to select counsel to defend the event if that would cause Borrower’s insurer to deny coverage; provided, however, that each Indemnified Person reserves the right to retain counsel to represent such Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Agent or any Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that the Credit Parties have paid to Agent or any Lender pursuant to the indemnity set forth in this Section 12.4, then Agent and/or any such Lender shall promptly pay to Borrower the amount of such recovery. Without limiting any of the foregoing, the Credit Parties, jointly and severally, indemnify the Indemnified Parties for all claims for brokerage fees or commissions (other than claims of a broker with whom such Indemnified Party has directly contracted in writing) which may be made in connection with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document, any Related Document or any other agreement, document or transaction contemplated thereby.
     12.5 Notice
          Any notice or request under any Loan Document shall be given to any party to this Agreement at such party’s address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party hereafter may specify in a notice given in the manner required under this Section 12.5. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”): (i) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.
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     12.6 Severability; Captions; Counterparts
          If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.
     12.7 Expenses
          The Credit Parties hereby jointly and severally agree to pay on demand, whether or not the Closing occurs, all costs and expenses incurred by Agent, Lenders and/or their Affiliates, including, without limitation, documentation and diligence fees and expenses, all costs incurred by a Agent or the Lenders to attend meetings with senior management of any Credit Party under Section 6.5(b), all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and attorneys’ fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document, any Related Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents, the Related Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of the administration of the Obligations, the syndication of the Loans or the taking or refraining from taking by Agent or any Lender of any action requested by any Credit Party, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on the Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Agent’s and/or Lenders’ transactions with the Credit Parties, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document, any Related Document and any related agreement, document or instrument, (vii) arising out of or relating to any Default or Event of Default or occurring thereafter or as a result thereof, (viii) in connection with all actions, visits, audits and inspections undertaken by Agent or Lenders or their Affiliates pursuant to the Loan Documents, any Related Document, and/or (ix) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document, any Related Document and/or any related agreement, document or instrument. All of the foregoing shall be charged to Borrower’s account and shall be part of the Obligations. If Agent, any Lender or any of their Affiliates uses in-house counsel for any purpose under any Loan Document for which the Credit Parties are responsible to pay or indemnify, the Credit Parties expressly agree that their Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent, such Lender or such Affiliate in its sole discretion for the work performed. Without limiting the foregoing, Borrower shall pay
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all taxes (other than taxes based upon or measured by a Lender’s income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements.
     12.8 Entire Agreement
          This Agreement and the other Loan Documents to which the Credit Parties are parties constitute the entire agreement between and among the Credit Parties, Agent and Lenders with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings (including, without limitation, the letter and term sheet dated on or about January 11, 2007) relating to the subject matter hereof or thereof; provided that the confidentiality provisions in the foregoing letter and term sheet shall continue to apply to any Person who is not a party to this Agreement. Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which any Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.
     12.9 Approvals and Duties
          Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of any Loan Document may be granted or withheld by Agent or Lenders, as applicable, in their sole and absolute discretion. Other than Agent’s duty of reasonable care with respect to Collateral delivered pursuant to the Loan Documents in accordance with applicable law (to the extent not waivable), Agent and Lenders shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.
     12.10 Confidentiality and Publicity
          (a) The Credit Parties agree, and agree to cause each of its Affiliates, (i) except to the extent required by applicable law or regulations (in which case each Credit Party shall, and shall cause its Affiliates to, use its best efforts to obtain confidential treatment of such information), not to transmit or disclose any provision of any Loan Document to any Person (other than to such Credit Party’s directors, advisors, counsel, accountants, officers and employees on a need-to-know basis), in any such case without Agent’s prior written consent, and (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Agent and each Lender reserve the right to review and approve all materials that the Credit Parties or any of their Affiliates prepare that contain Agent’s or such Lender’s name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. The Credit Parties shall not, and shall not permit any of their Affiliates to, use either Agent’s or any Lender’s name (or the name of any of Agent’s or any Lender’s
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Affiliates) in connection with any of its Business; provided, that Borrower may disclose the Lenders’ names, the aggregate principal amount of the Loans outstanding and other principal terms of such Loans to (x) its shareholders and other equity owners and prospective purchasers of debt or equity securities of Borrower, (y) Governmental Authorities regulating the Business in accordance with applicable legal requirements and (z) other Persons as required by any law, rule or regulation, or judicial process. Nothing contained in any Loan Document is intended to permit or authorize any Credit Party or any of its Affiliates to contract on behalf of Agent or any Lender. Notwithstanding anything to the contrary in this Section 12.10(a), the Credit Parties may file copies of the Loan Documents (or excerpts thereof) with the United States Securities and Exchange Commission to the extent necessary to comply with applicable United States securities laws.
          (b) Agent and each Lender agree to exercise their best efforts to maintain in confidence, in accordance with its customary procedures for handling confidential information, all written non-public information that any Credit Party furnishes to Agent or such Lender on a confidential basis clearly identified as such (“Confidential Information”), other than any such Confidential Information that becomes generally available to the public other than as a result of a breach by Agent or any Lender of its obligations hereunder or that is or becomes available to Agent or any Lender from a source other than a Credit Party and that is not, to the actual knowledge of the recipient thereof, subject to obligations of confidentiality with respect thereto; provided, however, that Agent and each Lender shall, in any event, have the right to deliver copies of any such information, and to disclose any such information, to:
     (i) its affiliates, lenders, funding or financing sources (or its affiliates’ or lenders’ funding or financing sources), directors, officers, trustees, partners, employees, agents, attorneys, professional consultants, portfolio management services and rating agencies;
     (ii) any other Lender and any successor Agent;
     (iii) (A) any Person to which any Lender offers to sell any Loan or any part thereof or interest or participation therein, or (B) any Person if the disclosure consists of general portfolio information and does not identify any Credit Party specifically by name;
     (iv) any federal or state regulatory authority or examiner, or any insurance industry association, regulating or having jurisdiction over Agent or any Lender;
     (v) any Person providing statistical analysis and information services to CapitalSource; and
     (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (A) in compliance with any applicable law, rule, regulation or order, (B) in response to any subpoena or other legal process or informal investigative demand, (C) in connection with any litigation to which Agent or such Lender is a party, or (D) in connection with the exercise or
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enforcement, or potential exercise or enforcement, of any of the rights and/or remedies of Agent and/or the Lenders under this Agreement and the other Loan Documents at any time during the existence of an Event of Default.
Further, the foregoing notwithstanding, the Credit Parties agree that Agent, any Lender or any Affiliate of Agent or any Lender may (i) disclose a general description of transactions arising under the Loan Documents and the Related Documents for advertising, marketing or other similar purposes, and (ii) use any Credit Party’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes. The obligations of Agent and Lenders under this Section 12.10 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of the financing evidenced hereby executed and delivered by Agent or any Lender prior to the date hereof.
     12.11 No Consequential Damages
          Neither Agent nor any Lender, nor any agent or attorney of Agent or any Lender, shall be liable to any Credit Party or any other Person on any theory of liability for any special, indirect, consequential or punitive damages.
XIII. TAXES
     13.1 Taxes
          (a) Subject to Section 13.1(g), any and all payments by Borrower or any other Credit Party to each Lender or Agent under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, such taxes (including income taxes, franchise or similar taxes) as are imposed on or measured by the net income of such Lender or Agent, respectively, by the jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).
          (b) In addition, Borrower and the other Credit Parties shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).
          (c) Subject to Section 13.1(g), the Credit Parties shall indemnify and hold harmless each Lender and Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 13.1) paid by such Lender or Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within ten (10) days from the date any Lender or Agent makes written demand therefor.
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          (d) If any Credit Party shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or Agent, then, subject to Section 13.1(g):
     (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 13.1), such Lender or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;
     (ii) such Credit Party shall make such deductions; and
     (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
          (e) Within ten (10) days after the date of any payment by any Credit Party of Taxes or Other Taxes, Borrower shall furnish to Agent (and the applicable Lender) the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Agent (and the applicable Lender).
          (f) Each Lender that is not a “United States person” as defined in Section 7701 (a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to Borrower and Agent two (2) copies of each U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-81M4, or any subsequent versions thereof or successors thereto, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions thereof or successors thereto (and a certificate representing that such Non-U.S. Lender is not a “bank” for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection that such Non-U.S. Lender is not legally able to deliver.
          (g) Borrower will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 13.1(d) to any Lender for the account of any Lending Office of such Lender:
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     (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Sections 13.1(f) or (i) in respect of such Lending Office; or
     (ii) if such Lender shall have delivered to Borrower a Form W-8BEN, Form W-8IMY and/or Form W-8ECI (or any subsequent versions thereof or successors thereto) in respect of such Lending Office pursuant to Section 13.1(f), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law, treaty or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN, Form W-8IMY and/or Form W-8ECI (or any subsequent versions thereof or successors thereto).
          (h) If, at any time, Borrower requests any Lender to deliver any forms or other documentation pursuant to Section 13.1(f), then Borrower shall, on demand of such Lender through Agent, reimburse such Lender for any costs and expenses (including attorneys’ fees and expenses) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.
          (i) If Borrower is required to pay additional amounts to any Lender or Agent pursuant to Section 13.1(d), then such Lender shall use its reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.
     13.2 Certificates of Lenders.
          Any Lender claiming reimbursement or compensation pursuant to this Article XIII shall deliver to Borrower (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Credit Parties in the absence of manifest error.
     13.3 Survival.
          The agreements and obligations of the Credit Parties in this Article XIII shall survive the payment of all other Obligations.
     13.4 Replacement of Lender in Respect of Increased Costs.
          Within forty-five (45) days after receipt by Borrower of written notice and demand from any Lender other than CapitalSource Finance LLC (an “Affected Lender”) for payment of additional costs as provided in Section 13.1, Borrower may, at its option, notify Agent and such Affected Lender of Borrower’s intention to obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement
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Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender, provided that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.
XIV. GUARANTY
     14.1 Guaranty
          Each Guarantor jointly and severally hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Credit Party, including, without limitation, Borrower, now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any proceeding of Borrower or any other Credit Party under any Debtor Relief Laws), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by Borrower, the “Guaranteed Obligations”), and agrees to pay any and all costs, fees and expenses (including counsel fees and expenses) incurred by Agent and Lenders in enforcing any rights under the guaranty set forth in this Article XIV. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrower or any other Credit Party to Agent and Lenders under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of any proceeding under any Debtor Relief Laws involving Borrower or any other Credit Party. This guaranty is a guaranty of payment and not of collection.
     14.2 Guaranty Absolute
          Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of Agent or Lenders with respect thereto. The obligations of each Guarantor under this Article XIV are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Credit Party or whether any Credit Party is joined in any such action or actions. The liability of each Guarantor under this Article XIV shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:
          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or otherwise;
Credit Agreement
CapitalSource — Global Employment

          (c) any taking, exchange or release of, or non-perfection of a Lien on, any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
          (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Credit Party; or
          (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Agent or Lenders that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety.
          This Article XIV shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned to Agent or Lenders or any other Person upon the insolvency, bankruptcy or reorganization of Borrower or any other Credit Party or otherwise, all as though such payment had not been made, and each of the Guarantors hereby unconditionally and irrevocably agrees that it will jointly and severally indemnify the Agent and each of the Lenders, upon demand, for all of the costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, a fraudulent transfer or a similar payment under any bankruptcy, insolvency or similar law.
     14.3 Waiver
          Each Guarantor unconditionally waives, to the fullest extent permitted by law, any defense (other than indefeasible payment) to the enforcement of any of the Guaranteed Obligations and this Article XIV or any rights that such Guarantor may be entitled to assert as a result of, or in connection with, any of the Guaranteed Obligations and this Article XIV, including, without limitation:
          (a) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty;
          (b) Any right to require Agent or Lenders to proceed against Borrower or any guarantor at any time or to proceed against or exhaust any security held by Agent or Lenders at any time or to pursue any other remedy whatsoever at any time;
          (c) The defense of any statute of limitations affecting the liability of such Guarantor hereunder or the liability of Borrower, or any guarantor under the Loan Documents, or the enforcement hereof, to the extent permitted by law;
          (d) Any defense arising by reason of any invalidity or unenforceability of (or any limitation of liability in) any of the Loan Documents or any disability of Borrower or any guarantor or of any manner in which Agent or Lenders have exercised their respective rights and remedies under the Loan Documents, or by any cessation from any cause whatsoever of the liability of Borrower or any guarantor;
Credit Agreement
CapitalSource — Global Employment

          (e) Without limitation of clause (d) above, any defense based upon any lack of authority of the officers, directors, partners, managers, members, or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower;
          (f) Any defense based upon the application by Borrower of the proceeds of the Loans for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or such Guarantor;
          (g) Any defense based upon an election of remedies by Agent or Lenders, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower or any guarantor for reimbursement, or both;
          (h) Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;
          (i) Any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;
          (j) Any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code;
          (k) Any duty of Agent or Lenders to advise such Guarantor of any information known to Agent or Lenders regarding the financial condition of Borrower and all other circumstances affecting Borrower’s ability to perform its obligations to Agent or Lenders, it being agreed that such Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; and
          (l) Any right of subrogation, reimbursement, exoneration, contribution or indemnity, or any right to enforce any remedy which Agent or Lenders now has or may hereafter have against Borrower or any benefit of, or any right to participate in, any security now or hereafter held by Agent or Lenders.
          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waivers set forth in this Section 14.3 are knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XIV, and acknowledges that this Article XIV is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
Credit Agreement
CapitalSource — Global Employment

     14.4 Continuing Guaranty; Assignments
          This Article XIV is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article XIV and the termination of this Agreement, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, Agent and Lenders and their respective successor, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments and the Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in this Agreement.
     14.5 Maximum Liability
          The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any Debtor Relief Law, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lender Parties hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.
     14.6 Subordination
          Each of the Persons composing Guarantors hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by Borrower to a Guarantor or by amounts due with respect to the indebtedness owing by Borrower to a Guarantor or by any Guarantor to any other Guarantor is hereby subordinated to the prior payment in full in cash of the Obligations. Each Guarantor hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, such Guarantor shall not demand, sue for or otherwise attempt to collect any indebtedness of Borrower or any other Guarantor owing to such Guarantor until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Guarantor shall collect, enforce or receive any amounts in respect of such
Credit Agreement
CapitalSource — Global Employment

indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lender Parties, and such Guarantor shall deliver any such amounts to Agent for application to the Obligations.
     14.7 Subrogation
          No Guarantor shall exercise any rights that it may now have or hereafter acquire against any other Credit Party or any other guarantor or that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XIV, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent and Lenders against any other Credit Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Credit Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article XIV shall have been indefeasibly paid in full in cash and all Commitments to lend hereunder shall have terminated; provided, however, no Guarantor shall have any rights hereunder against Borrower or any of its Subsidiaries if all or any portion of the Guaranteed Obligations shall have been satisfied with proceeds from the exercise of remedies in respect of the equity securities of Borrower pursuant to a Pledge Agreement. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent and Lenders and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XIV, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XIV thereafter arising. If (i) any Guarantor shall make payment to Agent and Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XIV shall be paid in full in cash and (iii) all Commitments to lend hereunder shall have been terminated, Agent and Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor or appropriate documents, without recourse and without representation or warranty, reasonably necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.
[Remainder Of Page Intentionally Blank; Signature Pages Follow]
Credit Agreement
CapitalSource — Global Employment

     IN WITNESS WHEREOF, each of the parties has duly executed this Credit Agreement as of the date first written above.

BORROWER:	GLOBAL EMPLOYMENT SOLUTIONS, INC.

	By:	/s/ Howard Brill

Name: Howard Brill
Title: Chief Executive Officer and President
10375 Park Meadows Drive, Suite 375
Lone Tree, Colorado 80124
Attention: Chief Financial Officer
Telephone: 303.216.9500
FAX: 303.216.9533
E-MAIL: dhollenbach@gesnetwork.com

GUARANTORS and CREDIT PARTIES:
GLOBAL EMPLOYMENT HOLDINGS, INC.

	By:	/s/ Howard Brill

Name: Howard Brill
Title: Chief Executive Officer and President
10375 Park Meadows Drive, Suite 375
Lone Tree, Colorado 80124
Attention: Chief Financial Officer
Telephone: 303.216.9500
FAX: 303.216.9533
E-MAIL: dhollenbach@gesnetwork.com

[signatures continued on next page]
Credit Agreement
CapitalSource — Global Employment

TEMPORARY PLACEMENT SERVICE, INC.
SOUTHEASTERN PERSONNEL MANAGEMENT, INC.
MAIN LINE PERSONNEL SERVICES, INC.
FRIENDLY ADVANCED SOFTWARE TECHNOLOGY,
     INC.
EXCELL PERSONNEL SERVICES CORPORATION
SOUTHEASTERN STAFFING, INC.,
BAY HR, INC.,
SOUTHEASTERN GEORGIA HR, INC.,
SOUTHEASTERN STAFFING II, INC.,
SOUTHEASTERN STAFFING III, INC.,
SOUTHEASTERN STAFFING IV, INC.,
SOUTHEASTERN STAFFING V, INC.,
SOUTHEASTERN STAFFING VI, INC.,

By:	/s/ Howard Brill

Name: Howard Brill
Title: Executive Vice President
c/o Global Employment Solutions, Inc.
10375 Park Meadows Drive, Suite 375
Lone Tree, Colorado 80124
Attention: Chief Financial Officer of Global
Employment Solutions, Inc.
Telephone: 303.216.9500
FAX: 303.216.9533
E-MAIL: dhollenbach@gesnetwork.com

KEYSTONE ALLIANCE, INC.,

By:	/s/ Howard Brill

Name: Howard Brill
Title: President
c/o Global Employment Solutions, Inc.
10375 Park Meadows Drive, Suite 375
Lone Tree, Colorado 80124
Attention: Chief Financial Officer of Global
Employment Solutions, Inc.
Telephone: 303.216.9500
FAX: 303.216.9533
E-MAIL: dhollenbach@gesnetwork.com
Credit Agreement
CapitalSource — Global Employment

AGENT AND A LENDER:	CAPITALSOURCE FINANCE LLC

	By:	/s/ Albert Rocha

	Name:	Albert Rocha

	Title:	Senior Counsel

CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Corporate Finance Group, Portfolio Manager
Telephone: (301) 841-2700
FAX: (301) 841-2360
E-MAIL: krees@capitalsource.com
Credit Agreement
CapitalSource — Global Employment

Appendix A
Definitions
Appendix B
Letter of Credit Provisions
EXHIBITS

Exhibit A	Form of LIBOR Election Notice
Exhibit B-1	Financial Covenants
Exhibit B-2	Form of Compliance Certificate
Exhibit C-1	Reporting Requirements
Exhibit C-2	Collateral Reporting and Other Requirements
Exhibit D	Closing Conditions
Exhibit E	Form of Borrowing Certificate
SCHEDULES

Schedule A	Lenders/Commitments
Schedule 5.3	Subsidiaries, Capitalization and Ownership Interests
Schedule 5.4	Properties
Schedule 5.6	Litigation
Schedule 5.11	Intellectual Property
Schedule 5.15	Affiliated Agreements
Schedule 5.14	Insurance
Schedule 6.7	Further Assurances and Post Closing Deliverables
Schedule 7.2	Permitted Indebtedness
Schedule 7.3	Permitted Liens
Schedule 7.6	Transactions With Affiliates

Schedule 6.7
Post Closing Deliverables
     In accordance with Section 6.7 of the Agreement, the following actions, items and deliverables, which were not completed on or before the Closing Date as otherwise required by the Agreement, shall be completed, taken and/or delivered to Required Lenders’ satisfaction on or before the respective dates specified below. The Credit Parties acknowledge that the Lenders are accommodating them by permitting the Credit Parties to complete the following actions, items and deliverables on a post-Closing basis. As such, the failure to take, comply with or provide any of the actions or items referred to below on or before the respective due date set forth below shall constitute an immediate Event of Default under the Agreement, without further notice or action by or on behalf of Agent, any Lender or any other Person. Nothing in this Schedule 6.7 shall limit the effect of any provision of the Agreement or the Credit Parties’ obligations thereunder. Capitalized terms used but not otherwise defined in this Schedule 6.7 shall have the meanings assigned to it in the Agreement.
     1. The Credit Parties shall use commercially reasonable best efforts to deliver Landlord Waivers and Consents not later than 60 days after the Closing Date, with respect to the following locations: (i) 10375 Park Meadows Dr., Suite 375, Littleton, CO 80124, (ii) 33 West Monroe Street, Suite 2050, Chicago, IL 60603, (iii) 100 Presidential Blvd. North, Suite 200, Bala Cynwyd, PA 19004, (iv) 300 W. Emery Street, Suites 100, 106, 108, 202 and 205, Dalton, GA 30720, (v) 590 Fifth Avenue, 6th and 7th Floors, New York, NY 10036, and (vi) 3350 Buschwood Park Drive, Suite 200, Tampa, FL 33618 (collectively, the “Required Locations”). So long as Agent has not received a Landlord Waiver and Consent for each Required Location, Agent may establish a reserve against Availability (in addition to any other reserves that Agent or the Lenders are permitted to establish from time to time under the Agreement) of up to three months rent for each such Required Location (as determined by Agent in Agent’s Permitted Discretion).
     2. Within 45 days after the Closing Date, the Credit Parties shall have (i) established one or more Blocked Accounts subject to Account Control Agreements as required by the Loan Documents with respect to all deposit accounts other than the deposit accounts maintained by the Credit Parties with SunTrust, Wells Fargo, and Wachovia described in item 3 below, (ii) delivered to Agent a duly executed Lockbox Agreement in respect of each such Blocked Account, as required by the Loan Documents, in form and substance acceptable to Agent in Agent’s Permitted Discretion, and (iii) arranged for all payments and other revenue to be received on or after 45 days after the Closing Date to be paid into one or more deposit accounts or lockboxes maintained with Bank of America.
     3. No later than June 30, 2007, Credit Parties shall close all deposit accounts and terminate all lockbox arrangements that the Credit Parties maintain with SunTrust, Wells Fargo Bank, and Wachovia.
     4. Within 60 days after the Closing Date, the Credit Parties shall obtain Credit Card Acknowledgements (in form and substance satisfactory to Agent in Agent’s Permitted Discretion) from Credit Card Processors.

Exhibit A
FORM OF LIBOR ELECTION NOTICE
DATED AS OF                     , ___

TO:	CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement dated as of February 28, 2007 (as amended through the date hereof, the “Credit Agreement”) among GLOBAL EMPLOYMENT SOLUTIONS, a Colorado corporation, (“Borrower”), the other Credit Parties, CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as agent for the Lenders from time to time party thereto, and the Lenders thereunder. Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.
     In accordance with Section 2.11 of the Credit Agreement, Borrower hereby irrevocably requests that Lenders:
     (a) disburse as a LIBOR Rate Loan, on                     , ___, $                     for an Interest Period of [one], [two], [three] months;
     (b) continue as a LIBOR Rate Loan, on                     , ___, $                     of the $                     portion of the Principal Balance of the Term Loan now bearing interest determined by reference to a LIBOR Rate for an additional Interest Period of [one], [two], [three] months;
     (c) convert to a LIBOR Rate Loan, on                     , ___, $                     of the $                     portion of the Principal Balance of the Term Loan now bearing interest determined by reference to the Prime Rate, such LIBOR Rate Loan to bear interest determined by reference to the LIBOR Rate for an Interest Period of [one], [two], [three] months.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

GLOBAL EMPLOYMENT SOLUTIONS, a Colorado corporation

By:

Name:

Title:

Exhibit B-1
Financial Covenants
1) Senior Leverage Ratio
     As measured on each of the following test dates, the Leverage Ratio shall not exceed the following ratios:

Test Dates	Maximum Leverage Ratio
June 30, 2007 and September 30, 2007	2.25 to 1.0
December 31, 2007 and March 31, 2008	1.75 to 1.0
June 30, 2008	1.50 to 1.0
September 30, 2008	1.30 to 1.0
December 30, 2008, and each March 31, June 30, September 30, and December 31 thereafter	1.0 to 1.0
2) Total Leverage Ratio
     As measured on each of the following test dates, the Total Leverage Ratio shall not exceed the following ratios:

Test Dates	Maximum Leverage Ratio
June 30, 2007	4.25 to 1.0
September 30, 2007	4.00 to 1.0
December 31, 2007 and March 31, 2008	3.75 to 1.0
June 30, 2008	3.50 to 1.0
September 30, 2008	3.30 to 1.0
December 30, 2008, and each March 31, June 30, September 30, and December 31 thereafter	3.0 to 1.0
3) Minimum Adjusted EBITDA
     As measured on each of the following test dates for the twelve (12) months then ending taken as one accounting period (except for (i) the test date ending June 30, 2007, in which case the measurement period shall be March 1, 2007 to June 30, 2007; (ii) the test date ending September 30, 2007, in which case the measurement period shall be March 1, 2007 to September 30, 2007; and (iii) the test date ending December 31, 2007, in which case the measurement period shall be March 1, 2007 to December 31, 2007), Adjusted EBITDA for Credit Parties on a consolidated basis shall not be less than the following:

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Test Dates	Minimum Adjusted EBITDA
June 30, 2007	$4,250,000
September 30, 2007	$7,750,000
December 31, 2007	$11,250,000
March 31, 2008, June 30, 2008, September 30, 2008, and December 31, 2008	$12,500,000
March 31, 2009, June 30, 2009, September 30, 2009, and December 31, 2009	$13,000,000
March 31, 2010, June 30, 2010, and September 30, 2010	$13,500,000
4) Capital Expenditures
     As measured at the end of any fiscal period within the period set forth below, Credit Parties shall not make Capital Expenditures that exceed, for the 12-month period then ended (except as otherwise set forth below), in the aggregate, the amount (the “Maximum Aggregate Capital Expenditures”) set forth opposite each such period below:

Period	Maximum Aggregate Capital Expenditures
9-month period ending December 31, 2007	$750,000
12-month period ending December 31, 2008	$900,000
12-month period ending December 31, 2009	$1,050,000
9-month period ending September 30, 2010	$975,000
5) Fixed Charge Coverage Ratio
     As measured on each of the following test dates, commencing June 30, 2007, the Fixed Charge Coverage Ratio for the twelve (12) month period (or such shorter period commencing on March 1, 2007) ending on any date set forth in the table below shall not be less than the following:

Test Dates	Minimum Fixed Charge Coverage Ratio
June 30, 2007 and September 30, 2007	1.15 to 1.0
December 31, 2007	1.25 to 1.0
March 31, 2008, and each June 30, September 30, December 31, and March 31 thereafter	1.20 to 1.0

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     For purposes of the covenants set forth in this Exhibit B-1, the terms listed below shall have the following meanings:
     “Adjusted EBITDA” means, with respect to the Credit Parties for any period, the Consolidated Net Income for such period, plus, (1) without duplication, the sum of the following amounts for such period to the extent used in determining Consolidated Net Income of such Person for such period: (a) consolidated net interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, including amortization of identifiable intangibles, (e) expense recorded pursuant to Statements of Financial Accounting Standards (SFAS) No.123(r): Share-Based Payments, (f) non cash costs to terminate operating leases recorded pursuant to SFAS No. 146: Accounting for Costs Associated with Exit or Disposal Activities , (g) any indirect and general expenses related to business combinations expensed pursuant to SFAS No. 141: Business Combinations, (h) the valuation of the warrants and conversion features embedded in the convertible notes, common stock and preferred stock pursuant to SFAS No. 133: Accounting for Derivative Instruments and Hedging Activities and EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock and related standards, (i) any gain or loss recorded related to the extinguishment of debt pursuant to the applicable standards, (j) management fees and expenses (k) loss from any sale of assets, other than sales of assets occurring in the Ordinary Course of Business, (l) all other non-cash or non-recurring charges and expenses, excluding accruals for cash expenses made in the Ordinary Course of Business, agreed to by Agent in its Permitted Discretion, and (m) transaction fees and expenses incurred by Credit Parties in connection with this Agreement, in all cases acceptable to Agent in its Permitted Discretion, less (x) all non-cash income (other than items that were accrued in the Ordinary Course of Business), and (y) gain from any sale of assets, other than sales of assets occurring in the Ordinary Course of Business, all of the foregoing determined in accordance with GAAP; plus, (2) without duplication, the sum of the following amounts for such period to the extent deducted in determining Consolidated Net Income of the Credit Parties for such period: (a) any non-material change in the balance of the Self Insurance Liability, (b) accounting treatment of the transactions contemplated by the Securities Purchase Agreement with respect to outstanding management equity plan shares and preferred shares and (c) retention payments made to members of the Credit Parties management in connection with the transactions contemplated by the Securities Purchase Agreement, plus, (3) after the effective date of a merger or acquisition, the “Adjusted EBITDA” of the acquired entity on a basis as if the acquired entity had been owned by the Credit Parties for such period, adjusted for non-recurring expenses reflecting terminated or revised cost sharing agreements and other significant changes.
     “Capital Expenditures” shall mean the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) that are or are required to be treated as capital expenditures under GAAP.
     “Fixed Charge Coverage Ratio” shall mean, for Borrower and its Subsidiaries on a consolidated basis, at any date of determination, the ratio of (a) Adjusted EBITDA, minus Capital Expenditures, minus cash income tax expense, to (b) Fixed Charges.

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     “Fixed Charges” shall mean, the sum of the following for Borrower and its Subsidiaries on a consolidated basis: (a) Total Debt Service, and (b) cash management fees paid, (c) any payments made or required to be made with respect to the Self Insurance Liability, and (d) earnout or similar payments made or required to be made under or with respect to the Closing Date Acquisition Agreement.
     “Historical Period Amounts” shall mean the following Adjusted EBITDA amounts for the months indicated: (i) January 2006, $827,900; (ii) February 2006, $847,700; (iii) March 2006, $1,308,500 ; (iv) April 2006, $1,234,400; (v) May 2006, $1,125, 200; (vi) June 2006, $1,670,400; (vii) July 2006, $1,046,200; (viii) August 2006, $1,093,200; (ix) September 2006, $1,301,500; (x) October 2006, $1,054,400; (xi) November 2006, $541,700; (xii) December 2006, $1,105,900.
     “Interest Expense” shall mean total interest expense generated during the period in question (including attributable to conditional sales contracts, Capital Leases and other title retention agreements in accordance with GAAP) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness, including, but not limited to, accrued interest, interest paid in kind, capitalized interest, and all fees and expenses payable to (i) Agent and the Lenders related to the Obligations, and (ii) the holders of the Indebtedness owing under or in respect of the Subordinated Loan Documents, but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers’ acceptance financing.
     “Net Income” shall mean the net income (or loss) of the Credit Parties on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it is merged into or consolidated with Borrower or that Person’s assets are acquired by Borrower, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by Borrower or any Affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.
     “Senior Debt” shall mean all of the Obligations owing to Agent and the Lenders under this Agreement and the other Loan Documents.
     “Senior Leverage Ratio” shall mean, for the Credit Parties on a consolidated basis, at any date of determination, the ratio of (i) Senior Debt outstanding on such date, to (ii) Adjusted EBITDA for the twelve (12) months then ending taken as one accounting period. For purposes

4

of determining the Senior Leverage Ratio that include periods prior to January 1, 2007, the Adjusted EBITDA for such periods shall be the Historical Period Amounts.
     “Total Debt” shall mean, at any date of determination, the total Indebtedness of Credit Parties on a consolidated basis, including, without limitation, all Indebtedness under the Loan Documents and all Subordinated Debt and all accrued interest on the foregoing (including, without limitation, all interest paid in kind) and all Capital Leases, but excluding current operating liabilities. For all purposes of this Agreement, the term “Total Debt” shall be calculated to include (i.e., not net of) discounts, deductions or allocations relating or applicable to or arising from any equity or equity participation.
     “Total Debt Service” shall mean the sum of (i) scheduled payments of principal on Total Debt, (ii) other required payments of principal on Total Debt other than the Obligations, (iii) any other cash amounts due or payable in connection with or on Total Debt (other than expenses incurred in connection with the administration thereof and excluding any mandatory prepayments of the Obligations), and (iv) cash Interest Expense.
     “Total Leverage Ratio” shall mean, for the Credit Parties on a consolidated basis, at any date of determination, the ratio of (i) Total Debt outstanding on such date, to (ii) Adjusted EBITDA for the twelve (12) months then ending taken as one accounting period. For purposes of determining the Total Leverage Ratio For purposes of determining the Senior Leverage Ratio that include periods prior to January 1, 2007, the Adjusted EBITDA for such periods shall be the Historical Period Amounts.

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Exhibit B-2
FORM OF COMPLIANCE CERTIFICATE
GLOBAL EMPLOYMENT SOLUTIONS
Date:                     , ___.
     This Compliance Certificate (this “Certificate”) is given by Global Employment Solutions (the “Borrower”), pursuant to Section 6.1(a) of that certain Credit Agreement dated as of February 28, 2007, among Borrower, the other Credit Parties, CapitalSource Finance LLC, a Delaware limited liability company, in its capacity as agent for the Lenders (in such capacity, “Agent”), and the Lenders thereunder (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
     The officer executing this Certificate is the                      of Borrower, and as such is duly authorized to execute and deliver this Certificate on behalf of Borrower. By so executing this Certificate, the Borrower hereby certifies to the Lender Parties that:
     (a) the financial statements delivered with this Certificate in accordance with Section 6.1(a) of the Credit Agreement fairly present in all material respects the consolidated results of operations and financial condition of the Borrower as of, and for the respective periods ending on, the dates of such financial statements;
     (b) Borrower has reviewed the relevant terms of the Loan Documents and the condition of Borrower and the other Credit Parties;
     (c) no Default or Event of Default has occurred or is continuing, except as set forth in Schedule 1 hereto, which includes a description of the nature and status and period of existence of such Default or Event of Default, if any, and what action Borrower has taken, and is undertaking and proposes to take with respect thereto; and
     (d) Borrower and the other Credit Parties are in compliance with all financial covenants set forth on Exhibit B-1 to the Credit Agreement, as demonstrated by the calculations of such covenants below, except as set forth in Schedule 1 hereto.

(cont’d)
COMPLIANCE CERTIFICATE
Date:                     , 20___
     IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by the                      of Borrower this ___day of                     , 20___.

GLOBAL EMPLOYMENT SOLUTIONS

By:

Name:

Its:

(cont’d)
COMPLIANCE CERTIFICATE
Date:                     , 20___
SENIOR LEVERAGE RATIO

(cont’d)
COMPLIANCE CERTIFICATE
Date:                     , 20___
TOTAL LEVERAGE RATIO

(cont’d)
COMPLIANCE CERTIFICATE
Date:                     , 20___
MINIMUM ADJUSTED EBITDA

(cont’d)
COMPLIANCE CERTIFICATE
Date:                     , 20___
FIXED CHARGE COVERAGE RATIO

(cont’d)
COMPLIANCE CERTIFICATE
Date:                     , 20___
CAPITAL EXPENDITURES
Capital Expenditures are defined as follows:

Maximum Permitted Capital Expenditures	$

In Compliance	Yes / No

SCHEDULE 1 TO EXHIBIT B-2
CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR
EVENT OF DEFAULT
     If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Borrower has taken, is taking or proposes to take with respect thereto; if no such condition or event exists, state “None.”

Exhibit C-1
Reporting Requirements
          (a) Financial Reports. The Credit Parties shall furnish to Agent and each Lender:
     (i) as soon as available and in any event within ninety (90) calendar days after the end of each fiscal year thereafter, audited consolidated financial statements of Credit Parties, including the notes thereto, and unaudited consolidating financial statements of Credit Parties, consisting of a consolidated or consolidating, as applicable, balance sheet at the end of such fiscal year and the related consolidated or consolidating, as applicable, statements of income, retained earnings and cash flows and owners’ equity for such fiscal year; provided that (A) such consolidated financial statements shall be audited by and accompanied by a certificate and an opinion of Mayer Hoffman McCann P.C. or any “Big Four” or other nationally recognized independent certified public accounting firm satisfactory to Agent in its Permitted Discretion or the Credit Parties’ independent certified public accounting firm as the Closing Date (which opinion shall be without (1) a “going concern” qualification, (2) any qualification or exception as to the scope of such audit and (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.1), and which certificate shall state that such financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, and (B) such consolidating financial statements shall be certified on behalf of Credit Parties by a Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the results of operations of Credit Parties, subject to normal year-end adjustments and the absence of footnote disclosure;
     (ii) as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter of Credit Parties, unaudited consolidated and consolidating financial statements of Credit Parties consisting of a balance sheet and statements of income, retained earnings and cash flows and owners’ equity as of the end of such fiscal quarter, all certified on behalf of Credit Parties by a Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of Credit Parties, subject to normal year-end adjustments and the absence of footnote disclosure;
     (iii) as soon as available and in any event within thirty (30) calendar days after the end of each calendar month (or, for the last month of a fiscal quarter, within forty-five calendar days after the end of such month), unaudited consolidated and consolidating financial statements of Credit Parties consisting of a balance sheet and statements of income, retained earnings and cash flows and

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owners’ equity as of the end of such calendar month, all certified on behalf of Credit Parties by a Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of Credit Parties, subject to normal year-end adjustments and the absence of footnote disclosure; and
     (iv) with each delivery of quarterly and annual financial statements, Borrower also shall deliver to Agent and each Lender a completed Compliance Certificate certified on behalf of Borrower by a Responsible Officer.
     (v) each month, each week (or more frequently upon the request of Agent), and each time a request for an Advance is made, Borrower shall deliver to Agent and each Lender a Borrowing Certificate and, with respect to the required monthly Borrowing Certificates, accompanied by a separate detailed aging and categorization of Borrower’s accounts receivable and accounts payable and such other supporting documentation with respect to the figures and information in the Borrowing Certificate as Agent shall request in its Permitted Discretion. The weekly Borrowing Certificates shall include an updated calculation of the Borrowing Base, and such updated Borrowing Base shall be accompanied by such other supporting documentation with respect to the figures and information in the Borrowing Certificate as Agent shall request in its Permitted Discretion.
All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods (subject, as to interim statements, to normal year-end adjustments and the absence of footnote disclosure).
          (b) Other Materials. The Credit Parties shall furnish to Agent and Lenders:
     (i) concurrently with the delivery of annual and quarterly financial statements pursuant to clauses (a)(i) and (a)(ii) above:
     (1) a report specifying all sales and estimated gross profits for Borrower’s top five (5) customers; and
     (2) a report specifying all unpaid amounts, fees, payables and balances owing to any Governmental Authority (other than for taxes) as of the last day of such ended fiscal year or quarter, but only if the aggregate amount of such unpaid amounts, fees, payable and balances owing exceeds $100,000 at the end of the period covered in the financial statements being covered;
     (ii) within thirty (30) calendar days after each month end, operating reports for the Credit Parties in the form prepared for Borrower and Parent as of the Closing Date, which includes a detailed comparison of the actual year-to-date operating results against (A) the projected operating budget delivered hereunder for the current or prior fiscal year and (B) the actual operating results for the same period during the prior fiscal year, in each case inclusive of profit and loss statements;

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     (iii) within forty-five (45) calendar days after the end of each fiscal quarter end, a copy of Parent’s Form 10-Q filed with the United States Securities and Exchange Commission;
     (iv) within ten (10) calendar days after each month end:
     (1) a summary and detailed aging, categorization and reconciliation of Borrower’s accounts receivable;
     (2) a detailed aging and categorization of Borrower’s accounts receivable for its top five (5) customers; and
     (3) a detailed aging and categorization of Borrower’s accounts payable;
     (v) as soon as available and in any event within ten (10) calendar days after the preparation, receipt or issuance thereof or request by Agent or any Lender therefor, as applicable:
     (1) copies of any final reports submitted to the Credit Parties by its independent accountants in connection with any interim audit of the books of the Credit Parties or any of its Affiliates and copies of each management control letter provided by such independent accountants; and
     (2) such additional information, documents, statements, reports and other materials as Agent or any Lender may request from time to time in its Permitted Discretion; and
     (vi) as soon as available, copies of reports provided to any board of directors or similar managing Persons.
          (c) Notices. The Credit Parties shall promptly, and in any event within five (5) Business Days after any Credit Party or any Responsible Officer of any Credit Party obtains knowledge thereof, notify Agent in writing of:
     (i) any pending or threatened litigation, suit, investigation, arbitration, enforcement action, dispute resolution proceeding or administrative or regulatory proceeding brought or initiated by or against any Credit Party or otherwise affecting or involving or relating to any Credit Party or any Credit Party’s Property to the extent (A) the amount in controversy exceeds One Hundred Fifty Thousand Dollars ($150,000) individually or Three Hundred Thousand Dollars ($300,000) in the aggregate for all such events or (B) to the extent any of the foregoing seeks injunctive relief against a Credit Party;
     (ii) the occurrence or existence of any Default or Event of Default, which notice shall specify the nature, status and period of existence thereof and the actions proposed to be taken with respect thereto;

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     (iii) any other development, event, fact, circumstance or condition that reasonably could be expected to result in a Material Adverse Effect, in each case describing the nature and status thereof and the actions proposed to be taken with respect thereto;
     (iv) any matter(s) in the amount of One Hundred Thousand Dollars ($100,000) individually or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, in existence at any time adversely affecting the value, enforceability or collectibility of any of the Collateral;
     (v) to the extent not duplicative of deliveries made hereunder, any notice (including any notice of default or acceleration), information or other delivery given or made by or delivered to or received by any Credit Party to or from any lender of any such Credit Party, together with copies thereof, as applicable;
     (vi) (A) the receipt of any notice or request from any Governmental Authority regarding any liability or claim of liability in the amount equal to or exceeding One Hundred Thousand Dollars ($100,000) individually or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate or (B) any action taken or threatened to be taken by any Governmental Authority (or any notice of any of the foregoing) with respect to any Credit Party which reasonably could be expected to result in a Material Adverse Effect;
     (vii) receipt or giving of any notice by any Credit Party regarding termination of any lease of real property (other than by expiration of the term) or any senior officer or executive, or the loss, termination or expiration of any material contract to which any Credit Party is a party or by which its properties or assets are subject or bound;
     (viii) the filing, recording or assessment of any federal, state, local or foreign tax Lien against any Collateral or any Credit Party; or
     (ix) the creation, establishment or acquisition of any Subsidiary or the issuance by Borrower of any capital stock or other equity security or warrant, option or similar agreement in respect thereof.
          Each notice in accordance with the foregoing shall be accompanied by a written statement by a Responsible Officer on behalf of Borrower setting forth details of the occurrence referred to therein, and describing with particularity any and all clauses or provisions of this Agreement and the other Loan Documents that have been breached or violated.
     (d) Operating Budget and Projections. Borrower shall furnish to Agent and each Lender on or prior to the Closing Date and for each fiscal year of Borrower thereafter the following reports (x) in draft form, not less than thirty (30) calendar days prior to the commencement of such fiscal year, and (y) in final form, not less than fifteen (15) calendar days after the commencement of such fiscal year: (i) consolidated and consolidating month by month projected operating budgets, projections, profit and loss statements, income statements, balance

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sheets and cash flow reports of and for the Credit Parties for such upcoming fiscal year (including an income statement for and a balance sheet as at the end of each such month), and (ii) annual projections for the fiscal years then remaining in the Term; in each case prepared in accordance with GAAP consistently applied with prior periods (subject to normal year-end adjustments and the absence of footnote disclosure).
          (e) Shareholder/Equity Holder Reports and Government Filings. The Credit Parties shall furnish to Agent, concurrently with the sending or filing thereof, copies of all proxy statements, financial statements and reports which any Credit Party has made available to its shareholders or other equity owners as a class or any class or series of shareholders or other equity owners as a class or series, and copies of all regular, periodic and special reports, financial statements or registration statements which any Credit Party files with the Securities and Exchange Commission, any stock exchange or any Governmental Authority.
          (f) Updates. Borrower shall furnish to Agent and each Lender within ten (10) calendar days after the preparation, receipt or issuance thereof by Borrower or following the request therefor by Agent or any such Lender such revisions of and supplements to the disclosure schedules to the Loan Documents to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided, that delivery or receipt thereof by Agent and Lenders shall not constitute a waiver by Agent or any Lender or a cure of any Default or Event of Default resulting in connection with the matters so disclosed.

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Exhibit C-2
Collateral Reporting and Other Requirements
          (a) Collateral Reporting. Each Credit Party shall, and shall cause each of its Subsidiaries to:
     (i) provide Agent with not less than thirty (30) days’ prior written notice of any change in such Credit Party’s legal name, organizational identification number, if any, federal employer identification number, chief place of business or chief executive office, corporate or organizational form or jurisdiction of organization, any change to any Credit Party’s organizational documents or of any new location for any of its Property;
     (ii) notify Agent promptly in writing (A) prior to any change in the proposed use by such Credit Party or Subsidiary of any tradename or fictitious business name and (B) upon obtaining knowledge that any application or registration relating to any Intellectual Property (whether now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Credit Party’s or Subsidiary’s ownership of any Intellectual Property, its right to register the same, or to keep and maintain the same;
     (iii) promptly notify Agent of any Commercial Tort Claim acquired by it and, unless otherwise consented to by Agent, enter into a supplement to the Security Agreement to which it is a party granting to Agent, for the benefit of the Lender Parties, a Lien on and security interest in such Commercial Tort Claim;
     (iv) upon acquiring or receiving any of the same, deliver and pledge to Agent any and all Instruments, negotiable Documents, Chattel Paper and certificated Securities (or Capital Stock) (accompanied by stock powers executed in blank) duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Person in such form and substance as Agent may request; provided, that so long as no Event of Default shall have occurred and be continuing, each Credit Party or Subsidiary may retain for collection in the Ordinary Course of Business any Instruments, negotiable Documents and Chattel Paper received by such Person in the Ordinary Course of Business; provided, further, that if any such Credit Party or Subsidiary retains possession of any Instruments, negotiable Documents or Chattel Paper pursuant to the terms hereof, each such Instrument, negotiable Documents and Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of CapitalSource Finance LLC, as Agent, as secured party, for the benefit of certain Lender Parties”;

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     (v) deliver to Agent an updated Schedule I (Filing Jurisdictions), Schedule II (Capital Stock, Instruments, Documents, Letter of Credit Rights and Chattel Paper), Schedule III (Legal Names, Prior Names, Type of Entity, Organizational Identification Number, State of Organization, Chief Executive Office, Principal Place of Business, Offices, Warehouses, Consignees, Processors, Books and Records) and/or Schedule IV (Motor Vehicles) of the Security Agreement to which it is a party within five (5) Business Days of any change thereto;
     (vi) prior to any Credit Party opening any new deposit or securities accounts, such Credit Party shall give Agent not less than ten (10) Business Days’ prior written notice of its intention to do so and shall deliver to Agent a revised version of Schedule V (Deposit Accounts) of the Security Agreement to which it is a party showing any changes thereto within five (5) Business Days of any such change (and shall otherwise obtain and deliver to Agent an Account Control Agreement in respect thereof in accordance with the terms of such Security Agreement);
     (vii) advise Agent promptly, in reasonable detail, (A) of any Lien (other than a Permitted Lien) or claim made or asserted against any of the Collateral or “Excluded Collateral” (as defined in the Security Agreements), and (B) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the value of the Collateral or on the Liens created hereunder or under any other Loan Document;
     (viii) promptly, and in any event within three (3) Business Days after becoming a beneficiary, notify Agent of the issuance of any letter of credit of which such Credit Party or Subsidiary is a beneficiary;
     (ix) promptly notify Agent of any Collateral or “Excluded Collateral” (as defined in the Security Agreements) which constitutes a claim against the United States government or any instrumentality or agent thereof, the assignment of which claim is restricted by federal law and, upon the request of Agent, such Credit Party or Subsidiary shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws or other comparable laws; and
     (x) promptly comply with all of the terms and conditions of each Security Agreement to which such Credit Party or Subsidiary is a party as is necessary or desirable to ensure the attachment, granting, creation, perfection, continuation and/or enforceability of a Lien, in favor of Agent, for the benefit of the Lender Parties, as a result of any of the events or circumstances described in the other clauses of this paragraph (b).
          (b) Accounts.

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     (i) Each Credit Party shall, and shall cause each of its Subsidiaries to, notify Agent promptly (and in any event within five (5) Business Days following the occurrence of any of the following) of: (i) any material delay in Borrower’s performance of any of its material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to Borrower relating to the financial condition of any account debtor and (iii) any event or circumstance which, to the best of Borrower’s knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Receivables or Eligible Unbilled Receivables. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor without Agent’s consent, except in the Ordinary Course of Business in accordance with past practices and policies and except as set forth in the Borrowing Certificate delivered to Agent. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances. If requested by Agent at any time that an Event of Default exists or has occurred and is continuing, Borrower shall execute and deliver to Agent, formal written assignments of all of their respective Accounts as Agent may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto.
     (ii) With respect to each Account: (i) the amounts shown on any invoice or Borrowing Certificate delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to the Blocked Account pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower’s business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement and except with respect to setoffs against customer deposits maintained in the Ordinary Course of Business (it being agreed that Agent may establish reserves against the Availability for customer deposits), (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.
     (iii) Borrower (i) shall provide prompt written notice to its banks to transfer all items, collections and remittances to the Concentration Account, (ii)

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shall provide prompt written notice to each Account Debtor directing each Account Debtor to make payments to the appropriate Blocked Account, in each case not later than (A) ten (10) calendar days after the Closing Date, or (B) ten (10) calendar days after the Person becomes an Account Debtor, and hereby authorize Agent and/or Lenders, upon any failure to send such directions within the applicable time period, to send any and all similar directions or notice to such Account Debtors, and (iii) shall do anything further that may be lawfully required by Agent in its Permitted Discretion to secure Agent, for the benefit of the Lender Parties, and effectuate the intentions of the Loan Documents.
Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Accounts or other Collateral, by mail, telephone, facsimile transmission or otherwise.

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Exhibit D
Closing Conditions
          (a) Agent shall have received the Loan Documents executed by each Credit Party and the other parties thereto;
          (b) Agent shall have received (i) a report of Uniform Commercial Code financing statement, tax, pending suit and judgment lien searches as requested by Agent, and such report shall show no Liens on the Collateral (other than Permitted Liens and Liens to be terminated at Closing), (ii) each document (including, without limitation, any Uniform Commercial Code financing statements) required by any Loan Document or under law or requested by Agent to be filed, registered or recorded to create and perfect, in favor of Agent, for the benefit of the Lenders Parties, a first priority Lien upon the Collateral, subject only to Priority Permitted Liens, and (iii) evidence of each such filing, registration and recordation and of the payment by Borrower of any necessary fee, tax or expense relating thereto;
          (c) Agent shall have received evidence (i) of repayment in full and termination of all liabilities and obligations of the Credit Parties to Wells Fargo Business Credit and all related documents, agreements and instruments and of all Liens and Uniform Commercial Code financing statements relating thereto, including, without limitation, any Liens and/or Uniform Commercial Code financing statements covering or relating to any assets or properties of any equity holders of any Credit Party, (ii) of release and termination of, or Agent’s authority to release and terminate, any and all Liens and/or Uniform Commercial Code financing statements in, on, against or with respect to any of the Collateral, other than Permitted Liens, and (iii) that all prior lockbox and blocked account arrangements are terminated;
          (d) Agent shall have received (i) the Charter and Good Standing Documents, (ii) a certificate of the secretary or assistant secretary of each Credit Party, dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents and the Related Documents on behalf of such Credit Party, (iii) the written legal opinions of counsel and/or special counsel for the Credit Parties, including an ability to rely on any opinions delivered in connection with the Closing Date Acquisition, and (iv) a certificate executed by an Responsible Officer of Borrower, which contains a representation and warranty by Borrower as of the Closing Date that the conditions contained in this Agreement have been satisfied;
          (e) Agent shall be satisfied with all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents and the Related Documents (including, but not limited to, those relating to corporate and capital structures of each Credit Party), and shall have received such consents, approvals and agreements from such third parties as Agent and its counsel shall determine in their Permitted Discretion are necessary or desirable;
          (f) the Closing Date Acquisition shall have closed in the manner contemplated by the Related Documents, the terms and conditions of which shall be satisfactory to Agent, and Agent shall have received certified copies of the Related Documents, including the Employment

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Agreements, which shall contain satisfactory non-competition, non-solicitation and non-disclosure provisions;
          (g) Agent shall have received original certificates of all such required insurance policies, and confirmation that such certificates are in effect and that the premiums then due and owing with respect thereto have been paid in full, which certificates shall name the Agent, for the benefit of the Lender Parties, as sole beneficiary, loss payee or additional insured, as applicable;
          (h) Agent shall have received (or shall receive simultaneously with the funding of the Term Loan and/or Initial Advance, as applicable) all fees, charges and expenses due and payable to Agent and Lenders on or prior to the Closing Date pursuant to the Loan Documents;
          (i) Agent shall have completed its due diligence examinations of each Credit Party, including, without limitation, (i) examination of the Collateral and its financial due diligence, (ii) an examination of the terms and conditions of all obligations owed by the Credit Parties deemed material by Agent, the results of which shall be satisfactory to Agent, and (iii) customer reference checks and calls, credit checks and background checks with respect to the relevant key management and principals of each Credit Party;
          (j) no Material Adverse Effect shall have occurred since December 31, 2006;
          (k) Agent shall have received a completed Borrowing Certificate setting forth the Borrowing Base as of a date not more than five (5) Business Days prior to the Closing Date (or such longer period permitted by Agent in Agent’s Permitted Discretion), and, after giving effect to the consummation of the transactions contemplated by the Related Documents and payment of all costs and expenses in connection therewith and the funding of the any Loans on the Closing Date, the Availability, after giving effect to the Advances to be made and the issuance of any Letters of Credit on the Closing Date, shall not be less than One Million Five Hundred Thousand Dollars ($1,500,000);
          (l) Agent shall have received evidence that the pro-forma (i.e., including the acquisition of the businesses to be acquired under the Closing Date Acquisition Agreement) Adjusted EBITDA of the Credit Parties for the twelve (12) month period ending on December 31, 2006, shall be at least Thirteen Million Dollars ($13,000,000); provided that Historical Period Amounts shall be used to determine Adjusted EBITDA for purposes of this paragraph (l);
          (m) Agent shall have received landlord consents and lien waivers and consents from Borrower’s landlords with respect to the chief executive office of Borrower, and any other location where material books and records are maintained or any executive officer of Borrower maintains his/her principal office, including, without limitation, consents of landlords to the consummation of the Closing Date Acquisition; and
          (n) Agent shall have received such other approvals, opinions, documents, agreements, instruments, certificates and materials as Agent or any Lender may request in their Permitted Discretion.

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Exhibit E
Borrowing Certificate

APPENDIX A
DEFINITIONS
     The following terms are defined in the Sections or subsections referenced opposite such terms:

“Affected Lender”	13.4
“Agent”	Preamble
“Agreement”	Preamble
“Blocked Account”	2.12
“Board”	6.5(b)
“Borrower”	Preamble
“Borrowing Date”	2.6
“Capital Expenditures	Exhibit B-1
“CapitalSource”	Preamble
“Collateral Management Fee”	3.4
“Concentration Account”	2.12
“Confidential Information”	12.10(b)
“EBITDA”	Exhibit B-1
“Event of Default”	Article VIII
“Fixed Charge Coverage Ratio”	Exhibit B-1
“Guaranteed Obligations”	14.1
“Indemnified Persons”	12.4
“Initial Advance”	4.1
“Insured Event”	12.4
“Interest Settlement Date”	11.5(a)(iii)
“Investments”	7.4
“Letter of Credit”	Appendix B
“Letter of Credit Application”	Appendix B
“Lockbox Agreement”	2.12
“Lockbox Bank”	2.12
“Maximum Liability”	14.5
“Non-Payroll Revenue”	2.12
“Non-U.S. Lender	13.1(f)
“OFAC”	5.15(c)
“Other Taxes”	13.1(b)
“Parent”	Preamble
“Participant”	12.2(b)
“Permitted Indebtedness”	7.2
“Permitted Liens”	7.3
“Receipt”	12.5
“Register”	2.4
“Replacement Lender”	13.4
“Restricted Payments”	7.5
“Senior Leverage Ratio”	Exhibit B-1
“Settlement Date”	11.5(a)(ii)

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“Taxes”	13.1(a)
“Transferee”	12.2(a)
“Unused Line Fee”	3.3
     In addition to the terms defined elsewhere in the Agreement, the following terms have the following meanings:
     “Account” shall mean, with respect to any Person, all “accounts,” as defined in the UCC, of such Person.
     “Account Control Agreement” shall mean, with respect to any deposit account, securities account or other account of any Credit Party, an agreement, in form and substance satisfactory to Agent in its Permitted Discretion, among Agent, such Credit Party and the financial institution at which such account is maintained, pursuant to which, among other things, Agent, for the benefit of the Lender Parties, has “control” under the UCC over, and otherwise has a first priority and perfected Lien on, such account and all Property from time to time on deposit or otherwise credited to such account.
     “Account Debtor” shall mean any Person who is obligated under an Account.
     “Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of more than fifty percent (50%) of the Capital Stock of any Person or otherwise causing any Person to become a Subsidiary of a Credit Party, or (c) a merger, amalgamation, consolidation or other combination with another Person.
     “Advance” shall mean any borrowing under the Revolving Facility.
     “Affiliate” or “affiliate” shall mean, as to any initial Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such initial Person, (b) who is a current or former director or officer (i) of such initial Person, (ii) of any Subsidiary of such initial Person, or (iii) of any other Person described in clause (a) above with respect to such initial Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of five percent (5%) or more of any class of the outstanding Capital Stock of such initial Person. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of a Person, whether through ownership of securities or other interests, by contract or otherwise.
     “Aggregate Borrowing Availability” shall mean, at any time, the Borrowing Base then in effect.
     “Applicable Rate” shall mean, at any time, the interest rates applicable to the Loans and other Obligations under this Agreement at such time.

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     “Availability” shall mean, at any time of determination, the amount by which the lesser of:
(a)	the Facility Cap in effect at such time, minus amounts reserved pursuant to this Agreement; or

(b)	the Borrowing Base in effect at such time, minus amounts reserved pursuant to this Agreement, exceeds the outstanding principal amount of all Advances under the Revolving Facility then outstanding plus the Letter of Credit Usage then in effect.
     “Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the rules issued from time to time thereunder.
     “Borrowing Base” shall mean, as of any date of determination, the sum of:
(a)	the product of (i) the net collectible value of Eligible Receivables, as determined with reference to the most recent Borrowing Certificate and otherwise in accordance with this Agreement, and (ii) the Receivables Percentage; plus

(b)	the product of (i) the net collectible value of Eligible Unbilled Receivables, as determined with reference to the most recent Borrowing Certificate and otherwise in accordance with this Agreement, and (ii) the Unbilled Receivables Percentage;
provided, however, that, if as of such date of determination, the most recent Borrowing Certificate was delivered to Agent more than five (5) Business Days before such date of determination, then the Borrowing Base shall be determined by Agent in its Permitted Discretion.
     “Borrowing Certificate” shall mean a Borrowing Certificate substantially in the form of Exhibit E hereto.
     “Business” shall mean the business of Borrower carried on by Borrower on the Closing Date, including professional staffing, commercial staffing, and PEO services.
     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve or Agent is closed; provided, however, that when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.
     “Capital Lease” shall mean, as to any Person, any lease of any interest in any kind of Property by that Person as lessee that is, should be or should have been recorded as a “capital lease” in accordance with GAAP.

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     “Capital Lease Obligations” shall mean all obligations of any Person under Capital Leases, in each case taken at the amount thereof accounted for as a liability in accordance with GAAP.
     “Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the partnership, membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other Property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.
     “Cash Equivalents” shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor’s Ratings Services (“S&P”) is at least A-2 or the equivalent thereof or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-2 or the equivalent thereof in each case with maturities of not more than six (6) months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an “Approved Bank”), (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within six (6) months after the date of acquisition, and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.
     “Change of Control” shall mean the occurrence of any of the following:
     (i) any “change in/of control” or “sale” or “disposition” or similar event as defined in any document governing Indebtedness of any Credit Party in excess of Two Hundred Fifty Thousand Dollars ($250,000);
     (ii) Parent ceases to own and control, beneficially and of record, one hundred percent (100%) of the issued and outstanding Capital Stock of Borrower, or Borrower ceases to own and control, beneficially and of record, directly or indirectly, one hundred percent (100%) of the issued and outstanding Capital

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Stock of its Subsidiaries, in each case free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of Agent, for the benefit of the Lender Parties;
     (iii) Howard Brill ceases to be employed as Chief Executive Officer of Borrower or otherwise dies or becomes disabled and, in any case, shall not have been replaced within thirty (30) calendar days by an interim Chief Executive Officer, and within one hundred eighty (180) days by a permanent Chief Executive Officer, each to have similar experience and qualifications as the Chief Executive Officer being replaced or otherwise satisfactory to Requisite Lenders in their Permitted Discretion, or any such replacement Chief Executive Officer ceases such employment or otherwise dies or becomes disabled unless replaced in the same time period and with an individual having similar experience and qualifications as the Chief Executive Officer being replaced or otherwise satisfactory to Requisite Lenders in their Permitted Discretion;
     (iv) any change in the Organizational Documents of Borrower or any other Credit Party (other than Parent) affecting Voting Interests; or
     (v) Borrower or any Subsidiary of Borrower is subject to Shareholder Blocking Rights which have not been waived pursuant to an agreement in form and substance satisfactory to Agent in its Permitted Discretion.
     “Charter and Good Standing Documents” shall mean, for each Credit Party, (i) a copy of the certificate of incorporation or formation (or other applicable charter document) certified as of a date not more than ten (10) Business Days prior to the Closing Date by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Credit Party, (ii) a copy of the bylaws or similar Organizational Documents of such Credit Party certified as of a date not more than ten (10) Business Days prior to the Closing Date by the corporate secretary or assistant secretary of such Credit Party (or its general partner or managing member, as the case may be), (iii) an original certificate of good standing as of a date acceptable to Agent issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Credit Party and of every other jurisdiction in which such Credit Party has an office or conducts business or is otherwise required to be in good standing, and (iv) copies of the resolutions of the Board of Directors or Managers (or other applicable governing body) and, if required, stockholders, members, partners or other equity owners, authorizing the execution, delivery and performance of the Loan Documents and the Related Documents to which such Credit Party is a party, certified by a Responsible Officer of such Person as of the Closing Date.
     “Closing” shall mean the satisfaction, or written waiver by Agent and Requisite Lenders, of all of the conditions precedent set forth in this Agreement required to be satisfied prior to the disbursement of the Initial Advance, the Term Loan and consummation of the other transactions contemplated hereby.
     “Closing Date” shall mean the date on which the Closing occurs.

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     “Closing Date Acquisition” shall mean the acquisition by FAST of the assets of Career Blazers Personnel Services, Inc., a New York corporation, Career Blazers Contingency Professionals, Inc., a New York corporation, and Career Blazers Personnel Services of Washington, D.C., a District of Columbia corporation, pursuant to the Closing Date Acquisition Agreement.
     “Closing Date Acquisition Agreement” shall mean the Asset Purchase Agreement dated as of December 29, 2006, by and among Parent, Career Blazers Personnel Services, Inc., a New York corporation, Career Blazers Contingency Professionals, Inc., a New York corporation, and Career Blazers Personnel Services of Washington, D.C., a District of Columbia corporation, and CapeSuccess LLC, a Delaware limited liability company, as amended or supplemented from time to time.
     “Closing Date Acquisition Documents” shall mean, collectively, the Closing Date Acquisition Agreement and all other agreements, documents, certificates and instruments executed and/or delivered in connection therewith.
     “Code” shall mean the Internal Revenue Code of 1986, and regulations promulgated thereunder.
     “Collateral” shall mean, collectively, all Property, interests in Property, collateral and/or security granted and/or securities pledged to Agent, for the benefit of the Lender Parties, or any Lender by the Credit Parties and any other Person pursuant to the Loan Documents, including, without limitation, all Property in which a Lien is granted pursuant to the Security Documents.
     “Collateral Assignment of Life Insurance Policy” shall mean a collateral assignment of the Life Insurance Policy, pursuant to which Borrower collaterally assigns all of its rights in the Life Insurance Policy to Agent, for the benefit of the Lender Parties, and which is in form and substance to Agent in its Permitted Discretion.
     “Commitment” or “Commitments” shall mean:
     (vi) with respect to the Revolving Facility, as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Advances, as set forth on Schedule A hereto or in the most recent Lender Addition Agreement, if any, executed by such Revolving Lender;
     (vii) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Advances;
     (viii) with respect to any Term Loan, as to any Term Lender, the aggregate commitment of such Term Lender to fund its Pro Rata Share of such Term Loan, as set forth on Schedule A or in the most recent Lender Addition Agreement, if any, executed by such Term Lender;
     (ix) as to all Term Lenders, the aggregate commitment of all Term Lenders to fund the Term Loan; and

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     (x) as to all Lenders, the aggregate commitments of all Lenders to fund the Loans;
in each case as the same may be reduced, modified or terminated from time to time pursuant to this Agreement.
     “Compliance Certificate” shall mean a compliance certificate executed by a Responsible Officer of Borrower in the form of Exhibit B-2 hereto.
     “Contingent Obligations” shall mean, as to any Person, any agreement, undertaking or arrangement by which such Person assures, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, including, without limitation, any so-called “keepwell” or “makewell” agreement, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof, (e) with respect to any letter of credit of such Person or as to which that Person is otherwise liable for reimbursement of drawings, or (f) with respect to any interest rate agreement or other hedging agreement; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
     “Credit Card Acknowledgments” shall mean, collectively, the agreements by Credit Card Issuers or Credit Card Processors, who are parties to Credit Card Agreements, in favor of Agent, in form and substance satisfactory to Agent in its Permitted Discretion, acknowledging Agent’s first priority security interest, for and on behalf of Lenders, in the monies due and to become due to a Credit Party (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the deposit accounts required under this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, sometimes being referred to herein individually as a “Credit Card Acknowledgment”.
     “Credit Card Agreements” shall mean all agreements now or hereafter entered into by a Credit Party with any Credit Card Issuer or any Credit Card Processor to process credit card payments by Credit Parties’ customers, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

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     “Credit Card Issuer” shall mean any person (other than a Credit Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc.
     “Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Credit Party’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.
     “Credit Party” shall mean Borrower, Parent, TPS, SPM, MLPS, FAST, EPSC, SS, BH, SGH, SSII, SSIII, SSIV, SSV, SSVI, KAI, or any other direct or indirect Subsidiary of Borrower.
     “Credit Parties” shall mean Borrower, Parent, TPS, SPM, MLPS, FAST, EPSC, SS, BH, SGH, SSII, SSIII, SSIV, SSV, SSVI, KAI, and all other direct or indirect Subsidiaries of Borrower.
     “Debtor Relief Law” shall mean, collectively, the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally, in each case as amended from time to time.
     “Default” shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute, be or result in an Event of Default.
     “Default Rate” shall mean a per annum rate equal to the Applicable Rate of interest in effect at such time with respect to the Obligations, plus three percent (3%); provided, that if any Obligation otherwise does not bear interest, the Default Rate with respect thereto shall equal the Applicable Rate in effect from time to time with respect to Revolving Advances, plus four percent (4%).
     “Distribution” shall mean any fee, payment, dividend, distribution, bonus, payment or other remuneration of any kind, and any repayment or prepayment of or debt service on loans or other indebtedness.
     “Documentary Letter of Credit” shall mean any documentary letter of credit issued by the L/C Issuer for the account of Borrower.
     “Dollars” and “$” shall mean lawful money of the United States of America.
     “Eligible Credit Parties” shall mean the Credit Parties other than the Parent.

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     “Eligible Receivables” shall mean each Account arising in the Ordinary Course of Business of the Eligible Credit Parties from the sale of goods or rendering of services unless:
          (a) it is not subject to a valid perfected first priority security interest in favor of Agent, for the benefit of the Lender Parties, subject to no other Lien other than Permitted Liens having a lower priority than the Liens in favor of Agent, for the benefit of the Lender Parties;
          (b) it is not evidenced by an invoice, statement or other documentary evidence satisfactory to Agent;
          (c) it arises out of services rendered or sales to, or out of any other transaction between, among or with, one or more Affiliates of the Eligible Credit Party or between or among Eligible Credit Parties;
          (d) it remains unpaid for longer than ninety (90) calendar days after the original invoice date for all Accounts owing in connection with non-PEO Business, and fifteen (15) calendar days after the original invoice date for all Accounts owing in connection with PEO Business;
          (e) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates, if more than twenty five percent (25%) of the aggregate balance of all such Accounts owing from such Account Debtor and/or its Affiliates remain unpaid for longer than ninety (90) calendar days after the original invoice date for all Accounts owing in connection with non-PEO Business, and fifteen (15) calendar days after the original invoice date for all Accounts owing in connection with PEO Business;
          (f) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates, fifty percent (50%) or more of all such Accounts are not deemed Eligible Receivables for any reason hereunder (which percentage may, in Agent’s Permitted Discretion, be increased or decreased);
          (g) with respect to all Accounts owed by any Account Debtor and/or its Affiliates, such Accounts exceed ten percent (10%) (each such percentage or any other percentage now or hereafter established for any particular Account Debtor, a “Concentration Limit”) of the net collectible dollar value of all Eligible Accounts at any one time (but the portion of the Eligible Accounts not in excess of the applicable percentages may be deemed Eligible Receivables, in the Agent’s Permitted Discretion);
          (h) any covenant, agreement, representation or warranty contained in any Loan Document with respect to such Account has been breached and remains uncured;
          (i) the Account Debtor for such Account has commenced a voluntary case under any Debtor Relief Law or has made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in respect of such Account Debtor in an involuntary case under any Debtor Relief Law, or any other petition or application for relief under any Debtor Relief Law has been filed against such Account Debtor, or such Account Debtor has failed, suspended business, ceased to be solvent, called a meeting of its

9

creditors, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, or Borrower, in the ordinary course of business, should have known of any of the foregoing;
          (j) it arises from the sale of property or services rendered to one or more Account Debtors outside the continental United States or that have their principal place of business or chief executive offices outside the continental United States;
          (k) it represents the sale of goods, rendering of services to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by Chattel Paper or an Instrument of any kind or has been reduced to judgment;
          (l) the applicable Account Debtor for such Account is any Governmental Authority, unless rights to payment of such Account have been assigned to Agent, for the benefit of itself and Lenders, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727, et seq. and 41 U.S.C. Section 15, et seq.) and equivalent state law (if any), or otherwise, and all applicable statutes or regulations respecting the assignment of government Accounts have been complied with;
          (m) it is subject to any offset, credit (including any income credit or offset), deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim, or is contingent in any respect or for any reason (but only to the extent of such offset, credit, deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim or contingency);
          (n) there is any agreement with an Account Debtor for any deduction from such Account, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each invoice related thereto, such that only the discounted amount of such Account after giving effect to such discounts and allowances shall be considered an Eligible Receivable;
          (o) any return, rejection or repossession of goods or services related to it has occurred;
          (p) it is not payable to an Eligible Credit Party;
          (q) the Eligible Credit Parties have agreed to accept or has accepted any non-cash payment for such Account;
          (r) it constitutes a re-billing of an amount previously billed or double billing (i.e., counted twice);
          (s) it constitutes a billing for a sample;
          (t) with respect to any Account arising from the sale of goods, the goods have not been shipped to the Account Debtor or its designee;

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          (u) with respect to any Account arising from the performance of services, the services have not been actually performed or the services were undertaken in violation of any law;
          (v) the applicable Account Debtor for such Account is located in the States of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the Eligible Credit Party is incorporated, or has qualified to do business, in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;
          (w) it is an Account subject to a debit memo issued by the applicable Eligible Credit Party;
          (x) such Accounts do not arise from the actual and bona fide sale and delivery of goods by the Eligible Credit Parties or rendition of services by the Eligible Credit Parties in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;
          (y) it is an Account subject to a surety bond, guaranty, indemnity or other similar arrangement;
          (z) it is an Account owned by an Account Debtor that is subject to legal process by the Eligible Credit Parties or against which the Eligible Credit Parties have asserted a mechanics’ or other similar lien or that is subject to collection by an Eligible Credit Party;
          (aa) it constitutes deferred revenue (including, but not limited to, benefit deductions that are taken from employees during one month and then are paid in a subsequent month), accrued sales, tax liabilities, and/or customer deposits; or
          (bb) it fails to meet such other specifications and requirements which may from time to time be established by Agent or is not otherwise satisfactory to Agent, as determined in Agent’s Permitted Discretion; provided, however, that any failure of Agent to provide such notice or communication shall not negate the effectiveness or application of any such specifications, requirements or determinations, result in any liability of Agent or otherwise release or excuse any Credit Party from its Obligations and/or from complying with such specifications, requirements or determinations.
     “Eligible Unbilled Receivable” shall mean an Account that satisfies the definition of “Eligible Receivable” other than an invoice has not been delivered to the applicable Account Debtor. For purposes of calculating the Borrowing Base, Eligible Unbilled Receivables shall be equal to the sum of (i) the amount of the prior week’s sales for all non-PEO Business, multiplied by seventy percent (70%), plus (ii) the amount of the prior two-weeks’ sales for all PEO Business, multiplied by seventy percent (70%), it being understood and agreed that such 70% multiplier for both clauses (i) and (ii) may be adjusted (either up or down) by Agent in Agent’s Permitted Discretion; provided that absent the occurrence and continuation of an Event of

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Default, Agent shall provide not less than seven (7) calendar days prior notice of any such adjustment to the multiplier.
     “Employment Agreements” shall mean, collectively, (i) that certain Employment Agreement of even date herewith between Howard Brill and Borrower, and (ii) that certain Employment Agreement of even date herewith between Daniel Hollenbach and Borrower, in each case, as the same may be amended, modified and otherwise supplemented in accordance with the terms of this Agreement.
     “Environmental Laws” shall mean, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other “Superfund” or “Superlien” law and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the legally-binding rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
     “Excess Cash Flow” shall mean, for any fiscal year, without duplication, an amount equal to the sum of (i) Adjusted EBITDA (defined in Exhibit B-1), minus (ii) actual cash tax expense during such fiscal year, minus (iii) cash interest expense paid during such fiscal year, minus (iv) an amount equal to the sum of all regularly scheduled payments of the Term Loan, minus (v) an amount equal to non-financed Capital Expenditures (as defined in Exhibit B-1), minus (vi) an amount equal to the sum of all regularly scheduled payments of principal on Indebtedness (other than Obligations) of Borrower actually made during such fiscal year to the extent permitted under the Loan Documents, minus (vii) an amount equal to the aggregate amount of all prepayments on the Term Loan made under Section 2.8(b) hereof, minus (viii) voluntary prepayments of the Term Loan, in each case during such fiscal period.
     “Facility Cap” shall mean, initially, Eighteen Million Dollars ($18,000,000), as reduced from time to time in accordance with the terms of this Agreement.
     “Facility Reduction Fee” shall mean an amount equal to (i) two percent (2.0%) of the amount of each reduction of the Facility Cap that occurs on or prior to February 28, 2008, and (ii) one percent (1.0%) of the amount of each reduction of the Facility Cap that occurs after February 28, 2008 and on or prior to February 28, 2009.
     “Fair Valuation” shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s length transaction.

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     “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.
     “Governmental Authority” shall mean any federal, state, foreign, municipal, national, provincial, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.
     “Guarantor” shall mean any Credit Party other than Borrower, and “Guarantors” shall mean all such other Credit Parties.
     “Guaranty” shall mean any guaranty executed by a Guarantor, including, without limitation, the guaranty effectuated by Article XIV of this Agreement or any guaranty set forth in a Pledge Agreement executed by a Person relating to the Capital Stock of Borrower or any of its Subsidiaries.
     “Hazardous Substances” shall mean any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or other substances or materials regulated by or subject to, or which may form the basis of liability under, any applicable Environmental Law.
     “Indebtedness” of any Person shall mean, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables incurred and paid in the Ordinary Course of Business of such Person); (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing products; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. True operating leases (as determined in accordance with GAAP) shall not be deemed to be Indebtedness for purposes of Section 7.2 of this Agreement.

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     “Intellectual Property” shall mean all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.
     “Intellectual Property Security Agreement” shall mean an Acknowledgment of Intellectual Property Collateral Lien executed by a Credit Party in favor of Agent, for the benefit of the Lender Parties, as the same may be modified, amended, restated or supplemented from time to time.
     “Interest Period” shall mean a period (a) commencing (i) on the applicable date of disbursement of a Loan, if Borrower prior thereto has elected pursuant to Section 2.11 to have all or a portion of the Loans to be disbursed on such date bear interest from such date at a LIBOR Rate, (ii) with respect to the conversion of all or a portion of the Prime Rate Portion to a LIBOR Rate Loan, on the Business Day specified by Borrower in the applicable LIBOR Election Notice and (iii) with respect to the continuation as a LIBOR Rate Loan of all or a portion of a then existing LIBOR Rate Loan after the expiration of the Interest Period applicable to such existing LIBOR Rate Loan, on the last day of the Interest Period applicable to such existing LIBOR Rate Loan, and (b) ending one, two, or three month(s) thereafter as specified in the applicable LIBOR Election Notice (or if no such period is specified, one month thereafter); provided, however:
     (i) if any Interest Period otherwise would end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;
     (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the month of such Interest Period shall end on the last Business Day of the month of such Interest Period;
     (iii) Borrower may not select any Interest Period for any portion of the Principal Balance of the Loans if, after giving effect to such selection, the aggregate principal amount of all LIBOR Rate Loans having Interest Periods ending after any date on which an installment of a Loan is scheduled to be repaid would exceed the aggregate

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Principal Balance of the Loan scheduled to be outstanding after giving effect to such repayment; and
     (iv) any Interest Period that otherwise would extend beyond the Maturity Date shall end on the Maturity Date.
     “Interest Rate Determination Date” shall mean the date for determining a LIBOR Rate, which date shall be two Business Days prior to the date of commencement of the applicable Interest Period.
     “Joinder Agreement” shall mean an agreement, in form and substance satisfactory to Agent in its Permitted Discretion, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either Borrower or a Guarantor, as Agent may determine.
     “Landlord Waiver and Consent” shall mean a waiver or consent, in form and substance satisfactory to Agent in its Permitted Discretion, pursuant to which a mortgagee, owner or lessor of real property on which any Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of any Property of any Credit Party, (i) acknowledges and consents to the Liens of Agent, for the benefit of the Lender Parties, (ii) waives or subordinates any Liens held by such Person on such Property, and (iii) in the case of any such agreement with a mortgagee or lessor, (a) permits Agent access to and use of such real Property for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon, and (b) consents to the right of Agent to assume the underlying lease or assign the underlying lease to a third party in connection with the exercise of the collateral assignment or mortgage of such underlying lease in favor of Agent, for the benefit of the Lender Parties.
     “L/C Issuer” shall mean Bank of America, a national banking association, or any Revolving Lender that, at the request of Agent, agrees, in such Revolving Lender’s sole discretion, to become an L/C Issuer for purposes of issuing Letters of Credit or L/C Undertakings pursuant to Section 2.3 hereof or such other bank as Lender may from time to time designate to become an L/C Issuer for purposes of issuing Letters of Credit or L/C Undertakings pursuant to Section 2.3 hereof.
     “Lender” shall mean any of the Persons from time to time named on Schedule A under the headings “Revolving Lenders” and/or “Term Lenders,” and their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement), and “Lenders” shall mean all of them collectively.
     “Lender Addition Agreement” shall mean an agreement among Agent, a Lender and such Lender’s assignee regarding their respective rights and obligations with respect to assignments of the Commitments, Loans and other interests under this Agreement and the other Loan Documents, in form and substance acceptable to Agent in its Permitted Discretion.
     “Lender Parties” shall mean, collectively, Agent and Lenders, and “Lender Party” shall mean any of them.

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     “Lending Office” shall mean, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” opposite its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify Borrower and Agent.
     “Letter of Credit Fees” shall mean (i) with respect to all Standby Letters of Credit, a letter of credit fee equal to three and one-half percent (3.50%) per annum of the aggregate undrawn face amount of all outstanding Standby Letters of Credit issued for the account of Borrower, and (ii) with respect to all Documentary Letters of Credit, a letter of credit fee equal to one and one-half percent (1.50%) per annum of the aggregate undrawn face amount of all outstanding Documentary Letters of Credit issued for the account of Borrower.
     “Letter of Credit Usage” shall mean, as of any date of determination, the sum, without duplication, of (i) the aggregate undrawn amount of all outstanding Letters of Credit, plus (ii) one hundred percent (100%) of the amount of outstanding drafts accepted, but not paid, by an underlying L/C Issuer as a result of drawings under underlying Letters of Credit, plus (iii) the aggregate unreimbursed amount of all drawn Letters of Credit, in each case as of such date of determination.
     “LIBOR Election Notice” shall mean a notice by Borrower to Agent to have a portion of the Principal Balance bear interest determined by reference to a LIBOR Rate, in the form of Exhibit A attached hereto.
     “LIBOR Rate” shall mean for each Interest Period a rate of interest equal to the rate per annum (rounded upwards to the nearest 1/100th of 1%) equal to the offered rate for deposits of Dollars for a period equal or comparable to such Interest Period which appears on Reuters Page LIBOR01 as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, divided by (ii) 1.00 minus the Eurocurrency Reserve Requirements in effect on the applicable Interest Rate Determination Date. “Reuters Page LIBOR01” means the display designated as “Page LIBOR01” on the Reuters Service (or such other page as may replace Page LIBOR01 on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollar deposits). The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan outstanding on the effective date of any change in the Eurocurrency Reserve Requirements as of such effective date.
     “LIBOR Rate Loan(s)” shall mean each portion of the Principal Balance of a Loan which bears interest determined by reference to a LIBOR Rate.
     “Lien” shall mean any mortgage, pledge, security interest, encumbrance, transfer or other restriction, lien or charge of any kind or any other priority arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the Property is retained by or vested in some other Person for security purposes.
     “Life Insurance Policy” shall mean a current, valid and fully paid key man life insurance policies, or each of them, insuring the life of Howard Brill in the amount of Seven Million Five

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Hundred Thousand Dollars ($7,500,000), with respect to which (i) lists Agent, for the benefit of the Lender Parties, as the sole beneficiary thereunder, (ii) is issued by a carrier and otherwise is in form and substance acceptable to Agent in its Permitted Discretion, (iii) cannot be altered, amended or modified in any respect (including, without limitation, with respect to amounts of coverage and beneficiaries without the consent of Agent), and (iv) cannot be canceled without at least thirty (30) Business Days’ prior written notice to Agent.
     “Loan” or “Loans” shall mean, individually or collectively, respectively, the Term Loan and the Advances under the Revolving Facility.
     “Loan Documents” shall mean, collectively, this Agreement, the Notes, the Security Documents, all Borrowing Certificates, all Compliance Certificates, the Subordination Agreements and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Agent or any Lender in connection with any of the foregoing or the Loans, in each case as the same may be amended, modified or supplemented from time to time.
     “Material Adverse Effect” shall mean any event, condition, obligation, liability or circumstance or set of events, conditions, obligations, liabilities or circumstances or any change(s) which:
     (i) has, had or reasonably could be expected to have a material adverse effect upon or change in (a) the legality, validity or enforceability of any Loan Document or (b) the perfection or priority of any Lien granted to Agent or any Lender under any of the Security Documents;
     (ii) has been or reasonably could be expected to be material and adverse to the value of any of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition (financial or otherwise) of the Credit Parties, either individually or taken as a whole; or
     (iii) has materially impaired or reasonably could be expected to materially impair the ability of any Credit Party or any other Person (other than any Lender Party) to perform any of the Obligations or its obligations, or to consummate the transactions, under the Loan Documents.
     “Maturity Date” shall mean the earliest to occur of (i) the acceleration (whether automatic or by written notice) of any Obligations in accordance with the terms of this Agreement, (ii) Agent’s demand of payment of any Obligations in accordance with the terms hereof and (iii) the last day of the Term.
     “Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, leasehold mortgage, leasehold deed of trust, leasehold deed to secure debt or similar instrument creating a Lien on real Property or on any interest in real Property.
     “Net Proceeds” shall mean:

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          (a) in respect of any issuance of debt or equity, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of underwriting discounts and the out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person that is not an Affiliate of any Credit Party; and
          (b) in respect of any disposition, casualty, condemnation, taking or other event of loss, proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making such disposition or all insurance proceeds received on account of such casualty, condemnation, taking or other event of loss, in any such case net of: (i) in the event of a disposition, (x) the direct costs relating to such disposition excluding amounts payable to Borrower or any Affiliate of any Credit Party, (y) sale, use or other transaction taxes paid or payable as a result thereof, and (z) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness (other than the Obligations) secured by a Lien on the asset that is the subject of such disposition; and (ii) in the event of a casualty, condemnation, taking or other event of loss, (x) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking in accordance with the terms hereof, (y) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (z) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.
     “Notes” shall mean, collectively, the Revolving Notes and the Term Notes, together with any promissory notes or other instruments issued in substitution therefor or replacement thereof, in each case as the same may be amended, modified, divided, split, supplemented and/or restated from time to time.
     “Obligations” shall mean, without duplication, all present and future obligations, Indebtedness and liabilities of Borrower and/or any other Credit Party or other Person to Agent and/or the other Lender Parties at any time and from time to time of every kind, nature and description arising under any Loan Document, whether direct or indirect, secured or unsecured, joint and/or several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious or liquidated or unliquidated, including, without limitation, all interest, fees, charges, expenses and/or amounts paid or advanced by Agent or any other Lender Party to, on behalf of or for the benefit of any such Person for any reason at any time, obligations of performance as well as obligations of payment, and all interest, fees and other amounts that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person or its Properties.
     “Ordinary Course of Business” shall mean, in respect of any transaction involving any Credit Party, the ordinary course of such Credit Party’s business, as conducted by such Credit Party in accordance with past practices and undertaken by such Credit Party in good faith and not for purposes of evading any covenant or restriction in any Loan Document.
     “Organizational Documents” shall mean (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or other instrument relating to the rights of preferred shareholders or stockholders of such corporation, any shareholder rights agreement and all applicable resolutions of the Board of Directors (or any committee thereof) of

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such corporation, (b) for any partnership, the partnership agreement and, if applicable, the certificate of limited partnership, and (c) for any limited liability company, the operating agreement and articles or certificate of formation or organization.
     “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.
     “PEO and Contingency Staffing Services Business” means the Credit Parties’ PEO and contingency services businesses, as conducted as of the Closing Date, including the following: (i) assisting customers in managing human resources responsibilities and employer risks (including entering into of contracts to become co-employers of the customer-company’s existing workforce (commonly referred to as leased employees), whereby the Credit Parties assume responsibility for some or all of the human resource management responsibilities, including payroll, payroll taxes, employee benefits, health insurance, workers’ compensation coverage, workplace safety programs, compliance with federal and state employment laws, labor and workplace regulatory requirements and related administrative responsibilities) (the “PEO Business”), and (ii) entering into contracts to become the employer of the customer-company’s existing 1099 or W-2 workforce, whereby the Credit Parties assume responsibility for some of the human resource management responsibilities, including payroll, payroll taxes, employee benefits, health insurance, workers’ compensation coverage, workplace safety programs, compliance with federal and state employment laws, labor and workplace regulatory requirements and related administrative responsibilities.
     “PEO Business” has the meaning set forth in the definition of PEO and Contingency Staffing Services Business, as conducted as of the Closing Date.
     “Permit” shall mean any license, lease, power, permit, franchise, certificate, authorization or approval issued by a Governmental Authority.
     “Permitted Discretion” shall mean, with respect to any Person, a determination or judgment made by such Person in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.
     “Permitted Securities” shall mean any shares, units or interests of equity securities or ownership interests of Parent that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) or upon the happening of any event or otherwise (A) are not convertible or exchangeable for Indebtedness or any securities that are not Permitted Securities, (B) (i) do not mature and (ii) are not putable or redeemable at the option of the holder thereof, in each case under clause (i) or (ii) in whole or in part on or prior to the date that is six (6) months after the earlier of the scheduled end of the Term or the actual payment in full in cash of the Obligations, (C) do not require or mandate payments of dividends or distributions in cash on or prior to the date that is six (6) months after the earlier of the scheduled end of the Term or the actual payment in full in cash of the Obligations, (D) are unsecured and by operation of law or by legally binding agreement are subordinated in right of repayment, liens, security and remedies to all of the Obligations and to all of Agent’s and the other Lender

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Parties’ rights, Liens and remedies, and/or (E) are not sold, issued or otherwise transferred in connection with or as a part of a Public Offering.
     “Person” shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.
     “Pledge Agreement” shall mean any pledge agreement between Agent and any Credit Party or any equity holder of Borrower and/or its Subsidiaries, as the same be amended, modified, supplemented or restated from time to time.
     “Prime Rate” shall mean a fluctuating per annum rate of interest equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; provided, that such rate is not necessarily the best rate offered to its customers and, should Agent be unable to determine such rate, such other indication of the prevailing prime rate of interest as reasonably may be chosen by Agent; provided, further, that each change in the fluctuating rate of interest shall take effect simultaneously with the corresponding change in the Prime Rate.
     “Prime Rate Portion” shall mean the Principal Balance of a Loan and all other Obligations other than the portion thereof consisting of LIBOR Rate Loans.
     “Principal Balance” shall mean the outstanding principal balance of any Loan or any specified portion thereof.
     “Priority Permitted Liens” shall mean Permitted Liens contemplated by and permitted under Sections 7.3(b), (d) and/or (e).
     “Property” shall mean all types of real, personal or mixed property and all types of tangible or intangible property.
     “Pro Rata Share” shall mean:
          (a) with respect to any Revolving Lender as to all Revolving Lenders, the percentage obtained by dividing (i) the Commitment of that Revolving Lender under the Revolving Facility by (ii) all such Commitments of all Revolving Lenders under the Revolving Facility; provided, however, that if any such Commitment of a Revolving Lender is terminated pursuant to the terms hereof, then “Pro Rata Share” means the percentage obtained by dividing (x) the aggregate amount of such Revolving Lender’s outstanding Advances under the Revolving Facility by (y) the aggregate amount of all outstanding Advances under the Revolving Facility;
          (b) with respect to any Term Lender as to all Term Lenders, the percentage obtained by dividing (i) the aggregate principal amount of the portion of the outstanding Term Loan owing to such Term Lender by (ii) the aggregate amount of the outstanding Term Loan; and
          (c) with respect to any Lender as to all Lenders, the percentage obtained by dividing (i) the aggregate principal amount of such Lender’s Loans outstanding and such

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Lender’s unfunded Commitments by (ii) the aggregate principal amount of all Lenders’ Loans outstanding and all Lenders’ unfunded Commitments;
in any case described in (a), (b), (c) or (d) above, as such percentage may be adjusted by assignments permitted pursuant to Section 12.2.
     “Public Offering” shall mean any offer or sale of securities pursuant to any registration statement filed and effective with the Securities and Exchange Commission or any other applicable Governmental Authority.
     “Qualified Asset Sale” shall mean any sale, transfer or other disposition by Borrower or any of its Subsidiaries permitted under Section 7.7(a), (b) or (d).
     “Receivables Percentage” shall mean up to eighty-five percent (85%), as adjusted by Agent from time to time in Agent’s sole discretion.
     “Related Documents” shall mean, collectively, the Closing Date Acquisition Documents, the Subordinated Loan Documents, the Employment Agreements and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Agent or any Lender in connection with any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time, subject to Agent’s consent (in Agent’s Permitted Discretion).
     “Related Fund” shall mean (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of its business and is advised or managed by (i) a Lender, (ii) an Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) an Affiliate of an investment advisor that manages a Lender or (b) any finance company, insurance company or other financial institution which temporarily warehouses Loans for any Lender or any Person described in clause (a) above.
     “Requisite Lenders” shall mean at any time (a) if the Commitments under the Revolving Facility have not terminated, Lenders then holding fifty-one percent (51%) or more of the sum of the Commitments then in effect, plus the aggregate unpaid principal balance of the Term Loan then outstanding, or (b) if the Commitments under the Revolving Facility have terminated, Lenders then holding fifty-one percent (51%) or more of the sum of the aggregate unpaid principal amount of all Loans then outstanding; provided, that, if there are only two (2) Lenders under the Loan Documents, then Requisite Lenders shall constitute both such Lenders. For purposes of this definition, all Lenders that are Affiliates and each Lender and its Related Funds shall be deemed to constitute one, single Lender.
     “Responsible Offer” shall mean the chief executive officer or the president of Borrower or any Credit Party, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of Borrower or any Credit Party, or any other officer having substantially the same authority and responsibility.
     “Revolving Facility” shall have the meaning assigned to such term in the recitals of this Agreement.

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     “Revolving Lenders” shall mean the Persons from time to time named on Schedule A under the heading “Revolving Lenders,” together with their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement).
     “Revolving Loans” shall mean, collectively, the Advances made by Revolving Lenders to Borrower under the Revolving Facility and all Obligations related thereto.
     “Revolving Note” shall mean a Revolving Note and any additional promissory note payable to the order of a Revolving Lender executed by Borrower evidencing the Revolving Facility and Advances thereunder, together with any promissory note issued in substitution thereof or replacement therefor, in each case as the same may be amended, modified, divided, split, supplemented and/or restated from time to time.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Security Agreements” shall mean any security or pledge agreement executed by a Person in favor of Agent, for the benefit of the Lender Parties, to secure the Obligations.
     “Security Documents” shall mean, collectively, the Security Agreements, the Pledge Agreement, the Guarantees, any Mortgages, the Intellectual Property Security Agreements, the Collateral Assignment of Life Insurance Policy, the Collateral Assignment of Acquisition Agreement, all Account Control Agreements, all Landlord Waivers and Consents, all UCC financing statements and all other agreements, documents and instruments that create or perfect the Liens in the Collateral, as the same may be modified, amended or supplemented from time to time.
     “Self Insurance Liability” shall mean the contingent liability of the Credit Parties arising out of the self insurance retained by Borrower in connection with workers compensation for the period prior to August 1, 2002.
     “Shareholder Blocking Rights” shall mean any rights of any owner (direct or indirect) of any Stock of Borrower or any Subsidiary of Borrower which, pursuant to the terms of any agreement or organizational document (including, but not limited to articles or certificate of incorporation, bylaws, operating agreement, or partnership agreement), has the right to consent, or the effect of requiring such consent, to any foreclosure by the Agent under any pledge agreement or otherwise to the exercise of any of Agent’s rights and remedies thereunder or otherwise has the right to restrain, delay, impair or otherwise interfere with the Agent in the event of Agent’s exercise of its rights under a pledge agreement.
     “Solvent” shall mean, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32)(A) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and

22

unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute unreasonably small capital.
     “Staffing Services Business” means the Credit Parties’ staffing services business, as conducted as of the Closing Date, including the following: (i) direct placement and temporary staffing services; (ii) direct hire placement, including the finding of suitable candidates from the Credit Parties’ national network of candidates across a broad range of disciplines; and (iii) direct hire placement services on a contingency basis and as a retained service provider (including temporary workforce needs). Pursuant to this line of business, the Credit Parties have responsibility for payroll, payroll taxes, employee benefits, health insurance, workers’ compensation coverage, workplace safety programs, compliance with federal and state employment laws, labor and workplace regulatory requirements and related administrative responsibilities.
     “Standby Letter of Credit” shall mean any standby letter of credit issued by the L/C Issuer for the account of Borrower.
     “Subordinated Debt” shall mean any Indebtedness, contingent equity, earnout or other obligations of any Credit Party that is (i) in form and substance acceptable to the Agent and Requisite Lenders in their respective Permitted Discretion, and (ii) subordinated by written contract in right of payment, liens, security and remedies to all of the Obligations and all of the Lender Parties’ rights, Liens and remedies in form and substance satisfactory to Requisite Lenders, including, without limitation, the Indebtedness of any Credit Party evidenced by the Subordinated Loan Documents.
     “Subordinated Loan Documents” shall mean the issued and outstanding Senior Secured Convertible Notes of Parent dated March 31, 2006.
     “Subordination Agreement” shall mean any agreement between Agent and the holders of Subordinated Debt, in each case as the same may be modified, amended, restated or supplemented from time to time and in form and substance satisfactory to Requisite Lenders, and “Subordination Agreements” shall mean all such agreements, collectively.
     “Subsidiary” shall mean, as to any initial Person, any other Person in which more than fifty percent (50%) of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such initial Person or one or more of its Subsidiaries. For purposes of the Loan Documents, any reference to “Subsidiary” shall be deemed to refer to a Subsidiary of Borrower unless the context provides otherwise.
     “Term” shall mean the period commencing on the Closing Date and ending on the day that is three (3) years and nine (9) months after the Closing Date.
     “Term Lender” shall mean the Persons from time to time named on Schedule A under the heading “Term Lenders,” together with their respective successors and permitted assigns (but

23

not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement).
     “Term Loan” shall mean the term loan made by Lenders to Borrower on the Closing Date pursuant to Section 2.2 in the aggregate original principal amount of Twelve Million Dollars ($12,000,000), and all Obligations related thereto.
     “Termination Fee” shall mean an amount equal to (i) two percent (2.0%) of the aggregate outstanding principal balance of the Term Loan prepaid or required to be prepaid on or prior to February 28, 2008, and (ii) one percent (1.0%) of the aggregate outstanding principal balance of the Term Loan prepaid or required to be prepaid after February 28, 2008 and on or prior to February 28, 2009.
     “Unbilled Receivables Percentage” shall mean up to seventy percent (70%), as adjusted by Agent from time to time in Agent’s sole discretion.
     “UCC” shall mean the Uniform Commercial Code as in effect in the State of Maryland from time to time; provided, that to the extent the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC the definition of such term contained in Article or Division 9 shall govern.
     “Voting Interests” shall mean the shares of Capital Stock of any Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
     “Wholly-Owned Subsidiary” shall mean any Subsidiary in which (other than directors’ qualifying shares required by law) one hundred percent (100%) of the equity, at the time as of which any determination is being made, is owned, beneficially and of record, by Borrower or by one or more of the other Wholly-Owned Subsidiaries of Borrower, or both.

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APPENDIX B
LETTERS OF CREDIT
     (a) Subject to the terms and conditions hereof, Agent shall from time to time during the Term of the Revolving Facility issue or cause the L/C Issuer to issue letters of credit (collectively, “Letters of Credit,” and each a “Letter of Credit”) for the account of Borrower; provided, however, that Agent will not be required to issue or to cause to be issued any Letters of Credit to the extent that the issuance of such Letters of Credit would then cause the sum of the outstanding Advances, the aggregate reserves against Availability established by Agent (in Agent’s Permitted Discretion), and all outstanding Letter of Credit Usage, to the extent such Letter of Credit Usage is not cash collateralized, to exceed the lesser of (i) Facility Cap then in effect or (ii) the Borrowing Base (with the requested Letters of Credit being deemed to be outstanding for the purposes of calculating Availability). The maximum amount of outstanding Letters of Credit under the Revolving Facility shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate at any time. Each disbursement or payment by the L/C Issuer or Agent of an amount drawn under Letters of Credit shall be deemed to be an Advance and shall bear interest at the rate applicable to Advances under the Agreement (including Section 2.4 of the Agreement). Letters of Credit that have not been drawn upon shall not bear interest, but shall continue to bear the Letter of Credit Fees.
     (b) Borrower may from time to time upon written notice request Agent to assist Borrower in establishing or opening a Letter of Credit by delivering to Agent the L/C Issuer’s standard form of letter of credit application (the “Letter of Credit Application”) completed to the satisfaction of the L/C Issuer and such other certificates, documents and other papers and information as Agent or L/C Issuer, respectively, may reasonably request.
     (c) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the last day of the latest expiring Term; provided that such expiry date may be renewed for additional twelve (12) month periods unless L/C Issuer or Agent notifies Borrower otherwise.
     (d) In connection with the issuance of any Letter of Credit issued on behalf of Borrower, Borrower shall indemnify, save and hold Agent, each Lender and each L/C Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any L/C Issuer, and reasonable expenses and reasonable attorneys’ fees incurred by Agent, any Lender or any L/C Issuer arising out of, or in connection with, any Letter of Credit to be issued for the account of Borrower, except as such loss, cost, expense or liability results from such Person’s gross negligence, bad faith or willful misconduct. Borrower shall be bound by the L/C Issuer’s regulations and good faith interpretations of any Letter of Credit issued or created for Borrower’s account, although these interpretations may be different from Borrower’s own; and, neither Agent nor any Lender, any L/C Issuer, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower’s instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of

1

Credit, except for Agent’s, any Lender’s, such L/C Issuer’s or such correspondents’ gross negligence, bad faith or willful misconduct.
     (e) Borrower shall authorize and direct the L/C Issuer to name Borrower as the “Account Party” therein and to deliver to Agent all instruments, documents, and other writings and property received by the L/C Issuer pursuant to the Letters of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letters of Credit and the applications therefor.
     (f) Each Revolving Lender shall to the extent of its Pro Rata Share of the aggregate amount of all disbursements made with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each Advance made as a consequence of such disbursement. If at the time a disbursement is made the unpaid balance of Advances exceeds or would exceed, with the making of such disbursement, the Facility Cap and if such disbursement is not reimbursed by Borrower within two (2) Business Days, then Agent shall promptly notify each Revolving Lender, and upon Agent’s demand each Revolving Lender shall pay to Agent such Revolving Lender’s Pro Rata Share of such unreimbursed disbursement together with such Revolving Lender’s Pro Rata Share of Agent’s unreimbursed costs and reasonable expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each of the Revolving Lenders that Revolving Lender’s Pro Rata Share of such repayment. Each Revolving Lender’s participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or to cause the issuance of Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled; or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.
     (g) The obligations of a Revolving Lender to make payments to Agent for the account of Agent or any L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:
          (i) any lack of validity or enforceability of this Agreement or any of the Loan Documents;
          (ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for which any such transferee may be acting), Agent, L/C Issuer, any Lender, or any other person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any related transactions (including any underlying transactions between Borrower or any other party and the beneficiary named in such Letter of Credit);

2

          (iii) any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or any of the Loan Documents;
          (v) any failure by Agent to provide any notices required pursuant to this Agreement relating to such Letter of Credit;
          (vi) any payment by the L/C Issuer under any of the Letters of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit (if, in the good faith opinion of the L/C Issuer, such prepayment is deemed to be appropriate); or
          (vii) the occurrence and continuation of any Default or Event of Default;
     provided, however, that after paying in full its reimbursement obligation hereunder, nothing herein shall adversely affect the right of Borrower, Agent, or any Lender, as the case may be, to commence any proceeding against such L/C Issuer for any wrongful disbursement made by such L/C Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence, bad faith or willful misconduct on the part of such L/C Issuer.
If any portion of the Letter of Credit Usage, whether or not then due and payable, remains unpaid or outstanding on the Maturity Date or such earlier date as this Agreement may be terminated pursuant to the terms of this Agreement, Borrower shall: (A) provide cash collateral therefor in the manner described in Section 3.5(b); or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned; or (C) deliver a stand-by letter (or letters) of credit in guarantee of such portion of the Letter of Credit Usage, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to at least one hundred five percent (105%) of the aggregate maximum amount then available to be drawn under, such Letters of Credit to which such outstanding Letter of Credit Usage relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Agent in its Permitted Discretion.

3

SCHEDULE A
Lenders/Commitments

Revolving Lenders		Revolving Commitment

CapitalSource Finance LLC 4445 Willard Avenue, 12th Floor Chevy Chase, Maryland 20815 Attention: Corporate Finance Group, Portfolio Manager Telephone: (301) 841-2700 FAX: (301) 841-2360 E-Mail: krees@capitalsource.com		$18,000,000

Wire Instructions:
Bank:	Bank of America, NY
Account:	003939396662
ABA:	026009593
Account Name:	CapitalSource Funding LLC - CFG
Reference:	Global Employment

Total:		$18,000,000

Term Lenders		Term Loan Commitment

CapitalSource Finance LLC 4445 Willard Avenue, 12th Floor Chevy Chase, Maryland 20815 Attention: Corporate Finance Group, Portfolio Manager Telephone: (301) 841-2700 FAX: (301) 841-2360 E-Mail: krees@capitalsource.com		$12,000,000

Wire Instructions:
Bank:	Bank of America, NY
Account:	003939396662
ABA:	026009593
Account Name:	CapitalSource Funding LLC - CFG
Reference:	Global Employment

Total Term Loan:		$12,000,000

Total:		$30,000,000

Table of Exhibits and Schedules

Exhibit A	Form of LIBOR Election Notice

Exhibit B-1	Financial Covenants

Exhibit B-2	Form of Compliance Certificate

Exhibit C-1	Reporting Requirements

Exhibit C-2	Collateral Reporting and Other Requirements

Exhibit D	Closing Conditions

Exhibit E	Form of Borrowing Certificate

Schedule A	Lenders/Commitments

Schedule 2.6	Borrower Accounts

Schedule 5.3	Subsidiaries; Capitalization and Ownership Interests

Schedule 5.4	Properties

Schedule 5.6	Litigation

Schedule 5.11	Intellectual Property

Schedule 5.14	Insurance

Schedule 6.7	Post Closing Deliverables

Schedule 7.2	Permitted Indebtedness

Schedule 7.3	Permitted Liens

Schedule 7.6	Transactions with Affiliates

Schedule 2.6 to Credit Agreement
BORROWER ACCOUNTS

Name and Address	Account User	Account #	Purpose of Account
Bank of America	SS/Borrower	Confidential treatment requested; the omitted information has been filed separately with the Securities and Exchange Commission	Commercial payroll

	Borrower		Professional payroll

	Borrower		Internal payroll

	Borrower		Master cash account

	Borrower		Accounts payable

	Borrower		Career Blazers contingency ACH & wire

	Borrower		Philadelphia blocked lockbox account

	Borrower		Chicago blocked lockbox account

	Borrower		Georgia blocked lockbox account

	Borrower		Career Blazers New York blocked lockbox account

	SS		Master cash account

	SS		Depository account

	SS		ACH account

	SS		Payroll account

	SS		Internal staff payroll

	SS		Operating account

S-2.6-1

Name and Address	Account User	Account #	Purpose of Account
Wells Fargo	Borrower	Confidential treatment requested; the omitted information has been filed separately with the Securities and Exchange Commission	Master cash account

	Borrower		Restricted lockbox

	Borrower		Accounts payable

	Borrower		Payroll

	SS		Accounts payable/Operating account

	SS		Garnishments

Sun Trust	Borrower		Master cash account

	TPS		Payroll (not used)

	TPS		Payroll

	SS		Direct deposit & ACH receipts

	SS		Leased employee payroll

	SS		Internal payroll

	SS		Customer cash deposits

	SS		Accounts payable/Operating account

	SS		Garnishments

HSBC	Borrower		New York payroll

First Trust	Borrower		Philadelphia payroll

Name and Address	Account User	Account #	Purpose of Account
Wachovia	FAST	Confidential treatment requested; the omitted information has been filed separately with the Securities and Exchange Commission	Restricted lockbox

	FAST		Accounts payable

	FAST		Payroll

	FAST		Payroll

	FAST		Flexible spending account

BB&T	SS		Florida Keys/North Carolina payroll

Schedule 5.3 to Credit Agreement
SUBSIDIARIES; CAPITALIZATION AND OWNERSHIP INTERESTS

	State of	Number of	Number of Shares of Common Stock Outstanding or
Entity	Incorporation	AuthorizedShares	Issuable upon Conversion/Exercise	Directors
Global Employment Holdings, Inc.(1)	DE	Common Stock – 40,000,000 Preferred Stock – 10,000	Common Stock (A)- 6,024,248
Warrants (Common)(B)- 850,000
Convertible Preferred Stock(C) — 2,217,381
Warrants (Preferred)(D)- 1,663,053
Convertible Notes(E)- 3,880,960
Warrants (Notes)(F)- 781,461
			Options(G) — 853,161	Luci Staller Altman Howard Brill Richard Goldman Charles Gwirtsman Steven List Jay Wells

Keystone Alliance, Inc.(2)	FL	Common Stock – 100	100	Howard Brill

Global Employment Solutions, Inc.(2)	CO	Common Stock – 100	100	Luci Staller Altman Howard Brill Richard Goldman Charles Gwirtsman Steven List Jay Wells

Excell Personnel Services Corporation(3)	IL	All of the authorized and issued shares are held by Global Employment Solutions, Inc.		Howard Brill

P.D. Quick Temps Inc.(4) (inactive)	PA	All of the authorized and issued shares are held by Excell Personnel Services Corporation		Howard Brill

Friendly Advanced Software Technology, Inc.(3)	NY	All of the authorized and issued shares are held by Global Employment Solutions, Inc.		Howard Brill

Main Line Personnel Services, Inc.(3)	PA	Common Stock – 5,000,000	100	Howard Brill

S-5.3-1

	State of	Number of	Number of Shares of Common Stock Outstanding or
Entity	Incorporation	AuthorizedShares	Issuable upon Conversion/Exercise	Directors
Southeastern Personnel Management, Inc.(3)	FL	Common Stock – 10,000	2,000	Howard Brill

Southeastern Staffing, Inc.(3)	FL	Common Stock – 6,000	1,000	Howard Brill

Bay HR, Inc.(5)	FL	Common Stock – 7,500	1,000	Howard Brill

Southeastern Georgia HR, Inc.(5)	GA	Common Stock – 100,000	2,000	Howard Brill

Southeastern Staffing II, Inc.(5)	FL	Common Stock – 10,000	2,000	Howard Brill

Southeastern Staffing III, Inc.(5)	FL	Common Stock – 10,000	2,000	Howard Brill

Southeastern Staffing IV, Inc.(5)	FL	Common Stock – 10,000	2,000	Howard Brill

Southeastern Staffing V, Inc.(5)	FL	Common Stock – 10,000	2,000	Howard Brill

Southeastern Staffing VI, Inc.(5)	FL	Common Stock – 10,000	1,000	Howard Brill

Temporary Placement Service, Inc.(3)	GA	Common Stock – 100,000	1,000	Howard Brill

(1)	Publicly owned company.

(2)	Wholly-owned subsidiary of Global Employment Holdings, Inc.

(3)	Wholly-owned subsidiary of Global Employment Solutions, Inc.

(4)	Wholly-owned subsidiary of Excell Personnel Services Corporation.

(5)	Wholly-owned subsidiary of Southeastern Staffing, Inc.

(A)	Consists of outstanding common stock.

(B)	Consists of warrants accompanying outstanding shares of common stock exercisable into common stock at an exercise price of $6.00/share, subject to certain adjustments.

(C)	Consists of outstanding convertible preferred stock convertible into common stock at a conversion price of $5.75/share, subject to certain adjustments.

S-5.3-2

(D)	Consists of warrants accompanying outstanding shares of preferred stock exercisable into common stock at an exercise price of $6.00/share, subject to certain adjustments.

(E)	Consists of senior secured convertible notes convertible into common stock at a conversion price of $6.25/share, subject to certain adjustments.

(F)	Consists of warrants accompanying senior secured convertible notes exercisable into common stock at an exercise price of $6.25/share, subject to certain adjustments.

(G)	Consists of options exercisable into common stock at an exercise price of $5/share.

S-5.3-3

Schedule 5.4 to Credit Agreement
PROPERTIES
Chief Executive Office/Principal Place of Business

Global Employment Holdings, Inc.
10375 Park Meadows Drive, Suite 375
Littleton, Colorado 80124

Global Employment Solutions, Inc.
10375 Park Meadows Drive, Suite 375
Littleton, Colorado 80124

Excell Personnel Services Corporation[1]
33 North Dearborn Street, Suite 400
Chicago, Illinois 60602

Friendly Advanced Software Technology, Inc[2]
590 Fifth Avenue, 6th and 7th Floors
New York, New York 10036

Main Line Personnel Services, Inc.
100 Presidential Boulevard North, Suite 200
Bala Cynwyd, Pennsylvania 19004

Temporary Placement Service, Inc.
300 West Emery Street, Suite 205
Dalton, Georgia 30720

Southeastern Staffing, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618

Southeastern Staffing II, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618

[1]	Excell expect to move to premises located at 33 West Monroe Street, Suite 2050, Chicago, Illinois 60603 on or about April 1, 2007.

[2]	This address will be effective upon the consummation of the Closing Date Acquisition. FAST will be operating out of this location under the assumed name “Career Blazers.”

S-5.4-1

Southeastern Staffing III, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618

Southeastern Staffing IV, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618

Southeastern Staffing V, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618

Southeastern Staffing VI, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618

Southeastern Personnel Management, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618

Bay HR, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618

Southeastern Georgia HR, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618

OTHER OFFICES (INVENTORY AND EQUIPMENT LOCATIONS)

1120 Connecticut Avenue NW, Suite 270
Washington, District of Columbia 20036

2929 East Commercial Boulevard, Suite 500
Fort Lauderdale, Florida 33308

One Midtown Plaza
1360 Peachtree Street, Suite 930
Atlanta, Georgia 30309

3710 Old Milton Parkway, Suite 105
Alpharetta, Georgia 30005

4210 Columbia Road 2A
Martinez, Georgia 30907

S-5.4-2

227 Plott Street
Blairsville, Georgia 30512

5415 Progress Court, Suites C & D
Braselton, Georgia 30517

4300 Buford Drive NE, 18A
Buford, Georgia 30518

207 West Belmont Drive
Calhoun, Georgia 30701

857 JFH Parkway
Cartersville, Georgia 30120

18B Barry Drive
White, Georgia 30184

2120 J Highway 76
Chatsworth, Georgia 30705

300 West Emery Street, Suite 100, 106, 108, 202
Dalton, Georgia 30720

2514 E. Walnut Avenue, Suite 9
Dalton, Georgia 30720

978 South Main Street, Suite 101
Ellijay, Georgia 30540

195 Pearl Nix Parkway, Suite 6
Gainesville, Georgia 30504

3895 Cherokee Street, Suite 360
Kennesaw, Georgia 30144

101 E. Lafayette Square
Lafayette, Georgia 30728

4850 Sugarloaf Parkway, Suite 211
Lawrenceville, Georgia 30044

6135 Peachtree Parkway, Suite 103
Norcross, Georgia 30092

5436 Battlefield Parkway
Ringgold, Georgia 30736

S-5.4-3

180 Shorter Avenue
Rome, Georgia 30165

3558 Highway 138 SE
Stockbridge, Georgia 30281

107 Spring Street
Washington, Georgia 30673

2275 Research Blvd.
Suite 500
Rockville, Maryland 20850

700 Lanidex Plaza
1st Floor
Parsippany, New Jersey 07054

700 Veterans Highway, Suite 220
Hauppauge, New York 11788

202 Mamaroneck Avenue
White Plains, New York 10601

OTHER NON-OFFICE INVENTORY AND EQUIPMENT LOCATIONS

Sungard[3]
500 East 84th Avenue, Suite E-5
Thornton, Colorado 80229

Iron Mountain[4]
P.O. Box 915004
Dallas, Texas 75391-5004

Iron Mountain[5]
121-B Kelsey Lane
Tampa, Florida 33619

[3]	Off-site location for computer servers in facility run by Sungard.

[4]	The provided address is the contact address of the entity operating the off-site facility at which Parent and MLPS store all their off-site files not needed in the day-to-day operations, including files related to payroll, human resources, tax information, accounts payable, etc.

[5]	The provided address is the contact address of the entity operating the off-site facility at which SS stores all its and its subsidiaries off-site files not needed in the day-to-day operations, including files related to payroll, human resources, tax information, accounts payable, etc.

S-5.4-4

Battlefield Storage[6]
137 Liberty Lane
Ringgold, Georgia 30736

All Seasons Self Storage[7]
1060 Vista Drive
Dalton, Georgia 30721

Augusta Sound[8]
634 South Old Belair Road
Grovetown, Georgia 30813

Statham Storage[9]
370 Sunset Drive
Statham, Georgia 30666

[6]	The provided address is the contact address of the entity operating the off-site facility at which TPS stores off-site files related to payroll.

[7]	The provided address is the contact address of the entity operating the off-site facility at which TPS stores off-site files not needed in the day-to-day operations, including files related to accounting, payroll, billing, and accounts receivable and miscellaneous files.

[8]	The provided address is the contact address of the entity operating the off-site facility at which TPS stores off-site miscellaneous files and furniture not needed in the day-to-day operations.

[9]	The provided address is the contact address of the entity operating an off-site facility that TPS uses for temporary storage of miscellaneous files and equipment, such as computers and a copy machine not needed in the day-to-day operations.

S-5.4-5

Schedule 5.6 to Credit Agreement
LITIGATION
None.

S-5.6-1

Schedule 5.11 to Credit Agreement
INTELLECTUAL PROPERTY
1. Global Employment Solutions, Inc.
     a. Trademarks, Service Marks and Collective Membership Marks:

Mark	Registration Number	Registration Date	Registered With
Global Employment Solutions, Inc.	2580957	June 18, 2002	United States Patent Trademark Office

Global Employment Solutions	2566696	May 7, 2002	United States Patent Trademark Office
     b. Trade names: Global Employment Solutions.
     c. Domain names: gesnetwork.com, gesnetwork.net, gesnetwork.org,
     globalemploymentholdings.biz, globalemploymentholdings.com,
     globalemploymentholdings.net,
     globalemploymentholdings.org,
     globalemploymentholdings.us, globalemploymentsolutions.com, internetrecruiters.com,
     whitecoatstaffing.com.
2. Excell Personnel Services Corporation
     a. Trademarks, Service Marks and Collective Membership Marks:

Mark	Registration Number	Registration Date	Registered With
EXCELL	1524781	February 14, 1989	United States Patent Trademark Office
     b. Domain names: excell-jobs.com
3. Friendly Advanced Technology Service, Inc.
     a. U.S. Trademarks, Service Marks and Collective Membership Marks:

S-5.11-1

Mark	Registration Number	Registration Date	Registered With
CAREER BLAZERS	1087452	March 14, 1978	United States Patent Trademark Office

CAREER BLAZERS	1810189	December 7, 1993	United States Patent Trademark Office

	1984631	July 2, 1996	United States Patent Trademark Office

EXCELLENCE AT WORK	1531181	October 20, 1994	United States Patent Trademark Office
     b. Foreign Trademarks, Service Marks and Collective Membership Marks:

Mark	Registration Number	Registration Date	Registered With
CAREER BLAZERS	TMA0335860	December 31, 1987	Canada

	TMA0335706	December 24, 1987	Canada
CB (and Design)

CAREER BLAZERS	TMA0486222	November 25, 1997	Canada

CAREER BLAZERS	UK001575675	June 16, 1994	United Kingdom

THE TRAIN STATION	UK001575680	June 16, 1994	United Kingdom
     c. Domain names: fastgrp.com, careerblazers.com
4. Temporary Placement Service, Inc.
     a. Trade names: TPS, TPS Staffing, TPS Staffing and Recruiting, Business Office Temps, Business Office Staffing.

S-5.11-2

     b. Domain names: tps-staffing.com.
5. Southeastern Staffing, Inc.
     a. Copyrights:

Title	Registration Number	Registration Date
Do your employees a favor: let them go	TX-3-383-768	August 31, 1992

Imagine running your business	TX-3-447-252	August 31, 1992
     b. Domain names: southeasternpeo.com, sepeo.com.
6. Main Line Personnel Service, Inc.
a. Service Marks: MAIN LINE PERSONNEL (Unregistered)
     b. Domain names: mlpers.com.

S-5.11-3

Schedule 5.14 to Credit Agreement
INSURANCE
Insurance Policy Number AP011990E by Lloyds of London (Beazley)
•	Commercial general and contractual liability

•	Automobile liability (hired and non-owned autos)

•	Employment practices liability/Employee benefits liability

•	Staffing services professional liability

•	Insurance agency E&O
Insurance Policy Number AY000680E by Lloyds of London (Beazley)
•	Employment practices liability
Insurance Policy Number HPS8325405 by Lloyds of London
•	Medical professional
Insurance Policy Number 598191801 by Zurich
•	Fiduciary
Insurance Policy Number AUC5327482-01 by Zurich/American Guarantee & Liability
•	Excess/Umbrella liability
Insurance Policy Number WC5310192 by American International Co. — AIG
•	Workers’ compensation and employers’ liability
Insurance Policy Number WC5310193 by American International Co. — AIG
•	Workers’ compensation and employers’ liability (California only)
Insurance Policy Number WSLTHPE00008203 by SUA
•	Workers’ compensation and employers’ liability
Insurance Policy Number 01-01-S1-0010008-05-0000 by SEUS
•	Workers’ compensation and employers’ liability
Insurance Policy Number 81727980 by Chubb/Federal Insurance Co.
•	Crime-employee theft

S-5.14-1

Insurance Policy Number PHPK145964/PHPK218452 by Philadelphia Insurance Co.
•	Property (except Florida)
Insurance Policy Binder by Gen Star
•	Property (Florida only)
Insurance Policy Number 1700276/1 by Monitor
•	Directors’ & Officers’ Liability
Insurance Policy Number NY06DOL137994NV by Navigator
•	Directors’ & Officers’ Liability
Bonds
•	21BSBCJ7860 by Hartford — Georgia, Southeastern Personnel Management, Inc.

•	68051346 by CAN — Pennsylvania, Main Line Personnel Services, Inc.

•	104885927 by Travelers — Southeastern Staffing, Inc.

S-5.14-2

Schedule 6.7 to Credit Agreement
FURTHER ASSURANCES AND POST CLOSING DELIVERABLES
1. [ATTACHED TO CREDIT AGREEMENT]

S-6.7-1

Schedule 7.2 to Credit Agreement
PERMITTED INDEBTEDNESS
Letter of credit #533869 issued by Wells Fargo Bank, N.A. in favor of Georgia Department of Labor in the principal amount $225,035, expiring 12/31/2007
Letter of credit #583625 issued by Wells Fargo Bank, N.A. in favor of SUA Insurance Company in the principal amount $300,000. This letter of credit will be terminated at the time of completion of the Worker’s Compensation premium audit for the fiscal year 2006.
Inter-company advance made by Parent to Borrower; outstanding balance as of December 31, 2006: $64,070,186.

S-7.2-1

Schedule 7.3 to Credit Agreement
PERMITTED LIENS

Debtor	Creditor	Collateral	Jurisdiction	Filing Date	Filing No.
Global Employment Holdings, Inc.	Amatis Limited, as Collateral Agent	Personal property	Delaware	4/4/2006	61121375

Global Employment Solutions, Inc.	Amatis Limited, as Collateral Agent	Personal property	Colorado	4/5/2006	20062032724

	Intertel Leasing, Inc.	Equipment lease	Colorado	9/12/2006	2006F088708

	Ricoh Customer Finance Corp.	Equipment lease	Colorado	02/05/2007	20072012076

Keystone Alliance, Inc.	Whitebox Convertible Arbitrage Partners, LP, as Collateral Agent	Personal property			Not yet filed

Bay HR, Inc.	Amatis Limited, as Collateral Agent	Personal property	Florida	4/4/2006	20060231138X

Excell Personnel Services Corporation	Amatis Limited, as Collateral Agent	Personal property	Illinois	4/4/2006	10820316

S-7.3-1

Debtor	Creditor	Collateral	Jurisdiction	Filing Date	Filing No.
Friendly Advanced Software Technology, Inc.	CapitalSource Finance LLC	Personal property	New York	2/9/2007	200702095151381

	Amatis Limited, as Collateral Agent	Personal property	New York	4/4/2006	200604040294986

	District of Columbia	Corporate franchise taxlien [10]	District of Columbia	10/30/2002

Main Line Personnel Services, Inc.	CIT Technology Financing Services, Inc.	Equipment lease	Pennsylvania	1/14/2004	20220007868

	Citicorp Vendor Finance, Inc.	Equipment lease	Pennsylvania	1/22/2004	20040080356

	Amatis Limited, as Collateral Agent	Personal Property	Pennsylvania	4/4/2006	2006040707404

Southeastern Georgia HR, Inc.	Amatis Limited, as Collateral Agent	Personal property	Dekalb County, Georgia	4/5/2006	044-2006-01457

[10]	This entry arose from corporate franchise taxes owed to the District of Columbia by Career Blazers Personnel of Washington, D.C., Inc. for the tax period ended December 31, 2000. Friendly Advanced Software Technology, Inc. purchased the assets and business of Career Blazers Personnel of Washington, D.C., Inc. on February 28, 2007 in the Closing Date Acquisition. The franchise taxes have been paid prior to the completion of the Closing Date Acquisition.

S-7.3-2

Debtor	Creditor	Collateral	Jurisdiction	Filing Date	Filing No.
Southeastern Personnel Management, Inc.	Amatis Limited, as Collateral Agent	Personal property	Florida	4/4/2006	200602311371

Southeastern Staffing, Inc.	GreatAmerica Leasing Corporation	Equipment Lease	Florida	10/1/2002	200202295468

	GreatAmerica Leasing Corporation	Equipment Lease	Florida	6/21/2004 7/13/2006	20040722922X 200603166898

	ePlus Group, inc.	Equipment Lease	Florida	5/20/2003	200304038731

	Irwin Business Finance Corporation	Equipment Lease	Florida	8/19/2003	200304744067

	Irwin Business Finance Corporation	Equipment Lease	Florida	11/03/2003	200305356982

	Credential Leasing Corp of Florida, Inc.	Equipment Lease	Florida	6/20/2005	200509981737

	Gulfstream Business Capital Inc.

	Inter-Tel Leasing Inc.	Equipment Lease	Florida	1/18/2006	200601654402

S-7.3-3

Debtor	Creditor	Collateral	Jurisdiction	Filing Date	Filing No.
	Amatis Limited, as Collateral Agent	Personal property	Florida	4/4/2006	200602311398

Southeastern Staffing II, Inc.	Whitebox Convertible Arbitrage Partners, LP, as Collateral Agent	Personal property			Not filed

Southeastern Staffing III, Inc.	Whitebox Convertible Arbitrage Partners, LP, as Collateral Agent	Personal property			Not filed

Southeastern Staffing IV, Inc.	Whitebox Convertible Arbitrage Partners, LP, as Collateral Agent	Personal property			Not filed

Southeastern Staffing V, Inc.	Whitebox Convertible Arbitrage Partners, LP, as Collateral Agent	Personal property			Not filed

Southeastern Staffing VI, Inc.	Whitebox Convertible Arbitrage Partners, LP, as Collateral Agent	Personal property			Not filed

S-7.3-4

Debtor	Creditor	Collateral	Jurisdiction	Filing Date	Filing No.
Temporary Placement Service, Inc.	Toshiba America Information	Equipment Lease	Cobb County, Georgia	7/13/2004	033-2004-06893

	US Bancorp	Equipment Lease	Barrow County, Georgia	12/15/2005	007-2005-018588

	NMHG Financial Services, Inc. (Assigned by Barloworld Fleet Leasing LLC)	Equipment Lease	Whitfield County, Georgia	3/20/2006	155-2006-000381

	Amatis Limited, as Collateral Agent	Personal property	Dekalb County, Georgia	4/5/2006	044-2006-01458

	US Bancorp	Equipment Lease	Barrow County, Georgia	4/10/2006	007-2006-6162

	US Bancorp	Equipment Lease	Barrow County, Georgia	5/24/2006	007-2006-9250

S-7.3-5

Schedule 7.6 to Credit Agreement
TRANSACTIONS WITH AFFILIATES
Borrower leases office space in Dalton, Georgia from MPS Partnership in which Stephen Pennington, an executive officers of one of the Borrower’s subsidiaries, TPS, is a partner. For the fiscal year 2007, the aggregate amount of Borrower’s rent obligations under the lease is expected to be approximately $66,000.
Several of the holders of the Subordinated Loan Documents are directors or officers of Parent, Borrower or another Credit Party. Parent pays interest to all holders of the Subordinated Loan Documents pursuant to the terms of the Subordinated Loan Documents.
In consideration for consent by the holders of the Subordinated Loan Documents and the holders of Parent’s outstanding Preferred Stock, Parent has committed to issuing a minimum of $5 million of Parent’s common stock no later than September 30, 2007. Charles Gwirtsman, Howard Brill and John J. Borer III, a holder (directly or indirectly) of Parent’s common stock, have committed to purchasing a portion of such common stock from Parent up to the aggregate amount of $3 million, at fair market value or, under certain circumstances, at $4.00 per share if fair market value is below $4.00 per share. In addition, when purchasing common stock under this commitment, each of the three individuals will receive a warrant to purchase one share of Parent’s common stock for each share of common stock actually purchased, expiring on the seventh anniversary of issuance, at an exercise price equal to 120% of the price at which the common stock is purchased. Charles Gwirtsman is a director of Parent, a direct and indirect stockholder of Parent and a holder of Subordinated Loan Documents. Howard Brill is Parent’s and Borrower’s Chief Executive Officer and President as well as a stockholder of Parent and a holder of Subordinated Loan Documents. John J. Borer III is the Chief Executive Officer of Rodman & Renshaw, which served as the placement agent in the recapitalization of Borrower on March 31, 2006 and holds a warrant exercisable into Parent’s common stock. Mr. Borer is also an affiliate of R&R Investments I, LLC, one of Parent’s stockholders. Under Parent’s placement agent agreement, Rodman has a right-of-first-refusal to act as underwriter, initial purchaser or placement agent if Parent decides to raise funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent on or before March 31, 2008.

S-7.6-1